Combined financial statements as of December 31, 2020, 2019 and 2018

Table of Contents

COMBINED STATEMENTS OF FINANCIAL POSITON		4
COMBINED STATEMENTS OF PROFIT OR LOSS		5
COMBINED STATEMENTS OF COMPREHENSIVE INCOME		6
COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY		7
COMBINED STATEMENTS OF CASH FLOWS		8
COMBINED STATEMENTS OF VALUE ADDED		9
1.	OPERATING CONTEXT	10
2.	BASIS OF PREPARATION	11
3.	RISK MANAGEMENT	16
4.	SPECIAL EVENTS OCCURRING DURING THE FISCAL YEAR	20
5.	ACQUISITION OF INTERESTS	23
6.	INFORMATION BY BUSINESS SEGMENT	40
7.	CASH, CASH EQUIVALENTS AND RESTRICTED FINANCIAL INVESTMENTS	43
8.	TRADE RECEIVABLES	44
9.	OTHER CURRENT AND NON-CURRENTS ASSETS	45
10.	INVESTMENTS	46
11.	PROPERTY, PLANT AND EQUIPMENT	50
12.	INTANGIBLE ASSETS	51
13.	IMPAIRMENT OF NON-FINANCIAL ASSETS	53
14.	LOANS, FINANCING, AND DEBENTURES	55
15.	SUPPLIERS	60
16.	LABOR AND TAX OBLIGATIONS	61
17.	OTHER OBLIGATIONS AND PROVISIONS	62
18.	TAXES ON PROFITS	62
19.	LEASE LIABILITIES	64
20.	RELATED PARTIES	65
21.	NET ASSETS	67
22.	NET OPERATING REVENUE	67
23.	OPERATION, MAINTENANCE AND PURCHASE COSTS	68
24.	GENERAL AND ADMINISTRATIVE EXPENSES	68
25.	OTHER OPERATING REVENUES (EXPENSES)	68
26.	FINANCIAL INCOME	69
27.	SHARE-BASED COMPENSATION	69
28.	LAWSUITS	71
29.	FINANCIAL INSTRUMENTS	72
30.	TRANSACTIONS NOT AFFECTING CASH	76
31.	CHANGES IN LIABILITIES FROM FINANCING ACTIVITIES	76
32.	SUBSEQUENT EVENTS	77
INDEPENDENT AUDITORS' REPORT		78

2

Combined financial statements as of December 31, 2020, 2019 and 2018

Combined Statement of Financial Position as of December 31, 2020, 2019 and 2018

In thousands of Reais

		Combined
Assets	Note	2020	2019	2018
Current
Cash and cash equivalents	7	896,274	994,552	211,187
Clients	8	321,479	229,458	150,554
Dividends receivable	20	6,839	7,161	1,190
Other credits	9	163,651	82,155	65,234
		1,388,243	1,313,326	428,165

Non-current
Restricted cash	7	461,771	154,063	95,964
Clients	8	31,088	26,386	6,917
Deferred IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	18	157,306	3,564	-
Other credits	9	71,653	12,984	1,340
		721,818	196,997	104,221

Investments	10	812,411	453,126	485,445
Property, Plant and Equipment	11	7,019,402	4,518,142	2,648,212
Intangible Assets	12	1,119,636	811,952	438,145
		8,951,449	5,783,220	3,571,802

		9,673,267	5,980,217	3,676,023

Total assets		11,061,510	7,293,543	4,104,188

		Combined
Liabilities and Net assets	Note	2020	2019	2018
Current
Suppliers	15	503,772	96,313	46,616
Loans, financing, and debentures	14	373,861	193,666	107,868
Labor and tax obligations	16	55,075	42,164	24,182
Lease liabilities	19	20,057	4,934	-
Other obligations and provisions	17	82,242	18,256	9,356
		1,035,007	355,333	188,022

Non-current
Loans, financing, and debentures	14	5,522,993	3,757,218	2,001,142
Suppliers	15	214,682	28,590	12,864
Lease liabilities	19	105,330	48,190	-
Deferred IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	18	67,424	36,536	24,096
Other liabilities	17	225,006	198,999	3,184
		6,135,435	4,069,533	2,041,286

Total liabilities		7,170,442	4,424,866	2,229,308

Net assets	21
Net assets attributable to controlling shareholders		1,911,456	1,564,515	1,134,283
Non-controlling net assets		1,979,612	1,304,162	740,597
Total net assets		3,891,068	2,868,677	1,874,880

Total liabilities and net assets		11,061,510	7,293,543	4,104,188

BALANCE SHEETS

The notes are an integral part of the combined financial statements.

3

Combined financial statements as of December 31, 2020, 2019 and 2018

Combined statements of profit or loss for the years ended December 31, 2020, 2019 and 2018

In thousands of Reais

		Combined
	Note	2020	2019	2018

Net operating revenue	22	1,445,217	1,432,034	937,359
Operation, maintenance and purchase costs	23	(1,015,554)	(1,017,047)	(623,317)
Gross profit		429,663	414,987	314,042

Operating revenue (expenses)
Administrative, personnel and general	24	(79,116)	(44,415)	(44,225)
Other operating revenues (expenses)	25	183,197	2,923	18,863
Income from equity accounting	10	7,734	22,432	3,894
		111,815	(19,060)	(21,468)

Operating income		541,478	395,927	292,574

Financial revenues	26	24,138	25,041	27,026
Financial expenses	26	(441,496)	(347,870)	(224,303)
		(417,358)	(322,829)	(197,277)

Income before income tax and social security contribution		124,120	73,098	95,297

Income tax and social contribution	18	(58,386)	(36,697)	(28,398)

Net income for the fiscal year		65,734	36,401	66,899

Attributable to
Controlling shareholders		30,846	18,785	37,114
Non-controlling shareholders		34,888	17,61	29,785
Net income for the fiscal year		65,734	36,401	66,899

STATEMENTS OF INCOME

The notes are an integral part of the combined financial statements.

4

Combined financial statements as of December 31, 2020, 2019 and 2018

Combined statements of comprehensive income for the years ended December 31, 2020, 2019 and 2018

In thousands of Reais

	Combined
	2020	2019	2018

Net income for the fiscal year	65,734	36,401	66,899
Other comprehensive income	-	-	-
Total comprehensive income	65,734	36,401	66,899

Interest of controlling shareholders	30,846	18,785	37,114
Non-controlling interests	34,888	17,61	29,785

STATEMENTS OF COMPREHENSIVE INCOME

The notes are an integral part of the combined financial statements.

5

Combined financial statements as of December 31, 2020, 2019 and 2018

Combined statements of changes in net assets for the years ended December 31, 2020, 2019 and 2018

In thousands of Reais

	2020	2019	2018
Balance at the beginning of the fiscal year	2,868,677	1,874,880	1,810,516

Transactions with shareholders
Capital increase	1,190,598	964,301	14,934
Other transactions	(233,941)	-	(2,039)
Dividends	-	(6,905)	(15,430)
Profit for the fiscal year	65,734	36,401	66,899

Balance at the end of the fiscal year	3,891,068	2,868,677	1,874,880

Attributable to:
Group Shareholders	1,911,456	1,564,515	1,134,283
Non-controlling shareholder's interests	1,979,612	1,304,162	740,597
Net assets	3,891,068	2,868,677	1,874,880

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

The notes are an integral part of the combined financial statements.

6

Combined financial statements as of December 31, 2020, 2019 and 2018

Combined statements of cash flows for the years ended December 31, 2020, 2019 and 2018

In thousands of Reais

	Combined
	2020	2019	2018
Cash flow from operating activities
Income before income tax and social contribution	124,120	73,098	95,297
Adjustments:
Depreciation and amortization	263,580	187,123	120,316
Income from equity accounting	(7,734)	(22,432)	(3,894)
Impairment of property, plant and equipment	21,481	-	-
Financial charges on loans, financing, debentures and leases	348,455	270,621	180,616
Financial revenue from financial investments	(23,583)	(25,507)	(27,880)
Share-based compensation program	2,348	-	7,450
Gain on bargain purchase – acquisition of Assuruá III, Chuí Complex and Ventos da Bahia 1 and 2	(155,126)	-	-
Other	9,401	6,829	4,275
	582,942	489,732	376,180

(Increase) decrease in assets
Clients	(26,973)	(57,572)	31,335
Loan to employees	(73,035)	-	-
Other credits	25,647	2,293	(45,097)
Increase (decrease) in liabilities
Suppliers	432,682	20,021	(26,422)
Labor and tax obligations	3,419	12,349	5,843
Other accounts payable	(33,806)	878	(10,152)
Cash from (used in) operations	910,876	467,701	331,687

Dividends received	9,709	5,964	3,630
Interest paid on loans, financing and debentures	(275,837)	(257,543)	(140,327)
Income tax and social contribution paid	(27,498)	(24,257)	(16,609)
Net cash from (used in) operating activities	617,250	191,865	178,381

Cash flow from investment activities
Incorporation of Delta 5 and 6 cash and cash equivalents	-	3,392	-
Acquisition of companies and JVs	(1,027,157)	(711,105)	(455,601)
Acquisition of Asteri shares (Note 5.1.4)	(137,371)	-	-
Decrease of capital	3,950	44,350	-
Acquisition of property, plant and equipment and intangible assets	(471,317)	(64,672)	(11,158)
Payment of subsidiaries' capital	1	-	-
Cash on loss of control in OMC	-	-	(2,397)
Financial investments - restricted cash	10,742	44,999	14,430
Cash used in investing activities	(1,621,152)	(683,036)	(454,726)

Cash flows from financing activities
Funding of loan, financing and debentures	250,371	870,569	276,189
Funding costs	(4,433)	(32,376)	(1,574)
Payments of principal - loans, financing and debentures	(307,944)	(371,283)	(104,174)
Contractual negotiation reimbursement	-	-	11,276
Increase in share capital through the share offering	896,964	839,585	-
Share issue costs	(17,134)	(22,742)	-
Capital increase derived from the exercise of stock options	71,251	-	-
Advance for future capital increase	28,008	-	-
Settlement of the capital reduction balance on acquisition	-	-	(20,000)
Dividends paid	(6,027)	(5,747)	(29,471)
Premium received on the stock option granting	8,145	168	2,450
Leases paid	13,577)	(3,638)	-
Cash from financing activities	905,624	1,274,536	134,696

Net increase (decrease) in cash and cash equivalents	(98,278)	783,365	(141,649)

Cash and cash equivalents at the beginning of the fiscal year	994,552	211,187	352,836

Cash and cash equivalents at the end of the fiscal year	896,274	994,552	211,187

STATEMENTS OF CASH FLOWS

The notes are an integral part of the combined financial statements.

7

Combined financial statements as of December 31, 2020, 2019 and 2018

Statements of combined value added for the years ended December 31, 2020, 2019 and 2018

In thousands of Reais

			Combined
	2020	2019	2018
Revenues	1,621,162	1,513,302	1,036,693
Sales of goods, products, and services	1,450,774	1,512,985	1,021,805
Other revenues (expenses)	170,388	317	14,888
Inputs acquired from third parties	(774,476)	(888,679)	(564,582)
Costs of products, goods, and services sold	(668,397)	(825,229)	(533,715)
Material, third party services and others	(110,898)	(66,705)	(42,863)
Loss/recovery of assets	(20,928)	1,448	7,179
Other inputs	25,747	1,807	4,817
Gross value added	846,686	624,623	472,111
Depreciation and amortization	(263,580)	(187,123)	(120,316)

Net value added	583,106	437,500	351,795

Value added received in transfer	31,765	47,058	31,947
Income from equity accounting	7,734	22,432	3,894
Financial revenue	24,031	24,626	28,053
Total added value	614,871	484,558	383,742

Distribution of value added	614,871	484,558	383,742
Personnel	49,446	22,533	31,165
Taxes, fees and contributions	59,462	78,572	61,764
Compensation of third parties' capital	440,229	347,052	223,914
Equity compensation	65,734	36,401	66,899

The notes are an integral part of the combined financial statements.

STATEMENTS OF VALUE ADDED

8

Combined financial statements as of December 31, 2020, 2019 and 2018

1.	OPERATING CONTEXT

The activities of the Omega Group ("Group") substantially comprise the following transactions that were considered in these combined financial statements:

(a)	Consolidated financial information for Omega Geração S.A. ("Omega Geração")

Publicly-held corporation with its principal place of business in Belo Horizonte (Minas Gerais), at Avenida Barbacena, nº 472, 4º andar, whose shares are traded on B3 S.A. – Brasil, Bolsa, Balcão ("B3"), in the Novo Mercado corporate governance segment, under the code OMGE3.

Founded in 2008, Omega Geração is a company that holds interest in electric power generation and trading assets with a focus on clean and renewable electric power, which operate exclusively in the production and sale of electric power, without any exposure to the development and implementation of assets. Its scope of action includes wind, water and solar sources.

As of December 31, 2020, Omega Geração and its direct and indirect subsidiaries operate 79 projects, with total installed capacity to generate 1,859.2 MW of renewable electric power (considering the proportional capacity of the participation in the joint ventures Pipoca Hydroelectric Power Plant ("Pipoca"), Pirapora Solar Complex ("Pirapora") and Ventos da Bahia 1 and 2 Complex ("Ventos da Bahia 1 and 2"), located in the States of Bahia, Maranhão, Mato Grosso do Sul, Minas Gerais, Piauí, Rio de Janeiro and Rio Grande do Sul.

The electric power produced is sold through long-term agreements, with inflation-linked fixed prices, either in the regulated contracting environment, through auctions promoted by ANEEL (Brazilian National Electrical Power Agency), or in the free contracting environment, in direct negotiation with buyers. Part of the electric power produced is sold in shorter-term agreements, through fixed price agreements. Segment information and operating details of assets are presented in Note 6.

(b)	Combined financial information for Omega Desenvolvimento

Omega Comercializadora de Energia S.A. ("Comercializadora" or "OMC")

Closely-held corporation headquartered in São Paulo (São Paulo). Founded on October 5, 2011, Comercializadora's corporate purpose is to sell electricity, provide consulting services in electricity, including strategic and operational management of assets, and hold interest in other companies.

Omega Desenvolvimento de Energia 4 S.A. ("OD4")

Privately-held corporation, incorporated on July 29, 2020, headquartered in Belo Horizonte, State of Minas Gerais. OD4 and its subsidiaries have as their main purpose and activity holding interest and development, directly or through a joint venture, or any other company in which the Company has an interest, of renewable electric power assets, including, but not limited to, small hydroelectric power plants ("SHP"), wind farms and related activities.

Assuruá 5 Holding Energia S.A. ("Assuruá 5", formerly Assuruá 5 Energia S.A.)

Privately-held corporation, incorporated on August 13, 2020, headquartered in Belo Horizonte, State of Minas Gerais. Assuruá 5 and its subsidiaries have as their main purpose and activity the participation and development, directly or through a joint venture, or any other company in which the Company has an interest, of renewable electric power assets, including, but not limited to small hydroelectric power plants ("SHP"), wind farms and related activities.

9

Combined financial statements as of December 31, 2020, 2019 and 2018

Omega Desenvolvimento Comercializadora de Energia S.A. ("OMDC")

A Privately-held corporation, with principal place of business in the Municipality of Belo Horizonte (Minas Gerais), incorporated in May 2017. Its main activity is the sale of electric power, either by purchase and/or sale, as well as the practice of ancillary activities to the sale of electric power.

The activities of the Group, as well as of all companies operating in the sector, are regulated and supervised by ANEEL. Any change in the regulatory environment may impact the Group's activities.

The terms below are used throughout these combined financial statements in abbreviated form:

•	ACR – Regulated Contracting Environment;
•	ACL – Free Trade Environment;
•	CCEAR – Electric Power Trading Agreement in the Regulated Environment;
•	CCEE – Electric Power Trading Chamber;
•	LER – Reserve Energy Auction;
•	MRE – Electric Power Reallocation Mechanism;
•	PLD - Difference Settling Price; and
•	Proinfa - Alternative Energy Sources Incentive Program

2.	BASIS OF PREPARATION

2.1 Compliance representation

The combined financial statements were prepared and are being presented in accordance with the accounting practices adopted in Brazil, which comprise the accounting pronouncements, guidelines and interpretations issued by the Accounting Pronouncements Committee (CPC) and approved by the Federal Accounting Council (CFC) and with the international accounting standards (IFRS) issued by the International Accounting Standard Board (IASB), and are in accordance with NBC TG 44 - Combined Statements, exclusively to meet the specific needs of the Group, as they are not required by accounting practices adopted in Brazil or by international accounting standards.

2.2 Basis of presentation, statement of relevance, and continuity

The combined financial statements were prepared based on historical cost and adjusted to represent the (i) fair value of financial instruments measured at fair value through profit or loss; and (ii) fair value of assets acquired and liabilities assumed in a business combination.

In preparing the combined financial statements, Management disclosed only material information that would help users of these statements in decision-making, without failing to meet the existing minimum requirements.

All relevant information specific to the combined financial statements, and only them, are being evidenced and correspond to those used by the Management in the management of the Omega Group's activities, in accordance with Technical Guideline OCPC 07.

Management assessed the Omega Group's ability to continue operating normally and is convinced that the companies have the resources to continue their business in the future. Moreover, Management is not aware of any material uncertainty that could generate significant doubts about its capability of continuing to operate. Therefore, these financial statements were prepared based on the continuity assumption.

The issuance of these combined financial statements was authorized by the Management, on September 24, 2021. Subsequent events were evaluated up to the date the combined financial statements were authorized by the Management.

The presentation of the Statement of Value Added (DVA) is required by the accounting practices

10

Combined financial statements as of December 31, 2020, 2019 and 2018 adopted in Brazil applicable to publicly-held companies. IFRS does not require the presentation of this statement, being considered as supplementary information, without prejudice to the set of financial statements.

2.3 Functional and presentation currency

The combined financial statements are measured using the currency of the main economic environment in which the entity operates ("functional currency"), which, in the case of Group, is the Brazilian real ("BRL" or "R$"). The financial statements are presented in thousands of BRL, unless otherwise indicated.

2.4 Bases for combination

The Omega Group's combined financial statements for the fiscal year ended December 31, 2020, which are the responsibility of the Omega Group's Management, are being presented exclusively for the purpose of providing, through a single financial statement, historical information related to all activities of the Omega Group, regardless of its corporate structure and the requirements for presentation of interim financial statements established by regulatory bodies.

The combined financial statements are being presented to provide additional analysis on the operations of the Omega Group, and do not represent the individual financial statements of the entities included in the combination, and should not be taken as a basis for purposes of calculating dividends, taxes or for any other corporate purposes, nor can they be used as an indication of the financial performance that could be obtained if the entities considered in the combination had operated as a single independent entity or as an indication of the results of transactions of those entities for any past or future period.

The purpose of the presentation of these combined financial statements is to provide historical information about the Omega Group, for the sole purpose of inclusion in the registration application of Omega Energia S.A. (formerly NK 124 Empreendimentos e Participações S.A.), so that potential investors and lenders may have, through a single financial statement, the historical information related to all the activities of the Omega Group. Management understands that the presentation of these combined financial statements provides relevant, useful and significant information about the Omega Group, as well as its financial position for the fiscal years presented.

In the combination process, all companies were under common control for the fiscal years comprised in these combined financial statements. The process of combining the balance sheet accounts and the result corresponds to the horizontal sum of the account balances. Thus, the data was combined considering 100% of the total assets, liabilities, and net assets.

The following criteria were adopted for the combination of the financial statements of each company participating in the combination:

(i)       Elimination of the balances of the assets and liabilities accounts between the companies;

(ii)	Transactions, balances and unrealized gains between the companies participating in the combination are eliminated. Unrealized profits (losses) are also eliminated, unless the transaction provides evidence of impairment of the asset transferred;
(iii)	The combined companies' accounting policies are changed as needed to assure consistency with the policies adopted by the Group.

The combined financial statements include the following companies, and their subsidiaries and affiliates, when applicable:

Consolidated financial information for Omega Geração

Direct and indirect subsidiaries (consolidated)	Location of operations	Activity and CGU	Influence in 2020	% Total interest
				2020	2019	2018
Omega Geração S.A. ("Omega Geração")	São Paulo	Holding	Control	50.10%	55.30%	61.84%

11

Combined financial statements as of December 31, 2020, 2019 and 2018

Direct Subsidiaries - Omega Geração
Asteri Energia S.A. ("Asteri") [3]	São Paulo	Holding	Control	100%	64.45%	64.45%
Centrais Eólicas Assuruá S.A. ("Assuruá")	Bahia	Holding	Control	100%	100%
Centrais Eólicas Assuruá III SPE S.A. ² ("Assuruá III")	Bahia	Holding	Control	100%	-	-
Delta 1 Energia S.A. ("Delta 1")	São Paulo	Holding	Control	100%	100%	100%
Delta 5 I Energia S.A.	Maranhão	Wind power generation - CGU Delta 5	Control	100%	100%	-
Delta 5 II Energia S.A.	Maranhão	Wind power generation - CGU Delta 5	Control	100%	100%	-
Delta 6 I Energia S.A.	Maranhão	Wind power generation – CGU Delta 6	Control	100%	100%	-
Delta 6 II Energia S.A.	Maranhão	Wind power generation – CGU Delta 6	Control	100%	100%	-
Delta 7 Energia S.A. ¹	Maranhão	Holding	Control	100%	-	-
Delta 8 Energia S.A. ¹	Maranhão	Holding	Control	100%	-	-
Indaiá Grande Energia S.A. ("Indaiá Grande")	Mato Grosso do Sul	Hydroelectric power plant with SHP – CGU Indaiás	Control	100%	100%	100%
Indaiazinho Energia S.A. ("Indaiazinho")	Mato Grosso do Sul	Hydroelectric power plant with SHP – CGU Indaiás	Control	100%	100%	100%
Omega Energia e Implantação 2 S.A. ("Delta 3")	São Paulo	Holding	Control	100%	100%	100%
Omega Geração Comercializadora de Energia Ltda. ("OMGC")	São Paulo	Electric power trading	Control	100%	100%	100%
Omega Geração 1 S.A.	São Paulo	Holding	Control	100%	100%	100%
Eólica Chuí IX S.A. [5] ("Chuí IX")	Rio Grande do Sul	Wind Power Generation - CGU Hermenegildo	Control	99.99%	-	-
Eólica Hermenegildo I S.A. [4] ("Hermenegildo I")	Rio Grande do Sul	Wind Power Generation - CGU Hermenegildo	Control	99.99%	-	-
Eólica Hermenegildo II S.A. [4] ("Hermenegildo II")	Rio Grande do Sul	Wind Power Generation - CGU Hermenegildo	Control	99.99%	-	-
Eólica Hermenegildo III S.A. [4] ("Hermenegildo III")	Rio Grande do Sul	Wind Power Generation - CGU Hermenegildo	Control	99.99%	-	-
Santa Vitória do Palmar S.A. ("Santa Vitória do Palmar") [5]	Rio Grande do Sul	Holding	Control	78%	-	-

Indirect Subsidiaries - Omega Geração
Centrais Eólicas Assuruá I SPE S.A. ("Assuruá I")	Bahia	Holding	Control	100%	100%	-
Centrais Eólicas Assuruá II SPE S.A. ("Assuruá II")	Bahia	Holding	Control	100%	100%	-
Delta 2 Energia S.A.	São Paulo	Holding	Control	100%	100%	100%
Delta 3 I Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 II Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 III Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 IV Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 V Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 VI Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 VII Energia S.A.'	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 3 VIII Energia S.A.	Maranhão	Wind power generation - CGU Delta 3	Control	100%	100%	100%
Delta 7 I Energia S.A. ¹	Maranhão	Wind power generation - CGU Delta 7	Control	100%	-	-
Delta 7 II Energia S.A. ¹	Maranhão	Wind power generation - CGU Delta 7	Control	100%	-	-
Delta 8 I Energia S.A. ¹	Maranhão	Wind power generation – CGU Delta 8	Control	100%	-	-
Gargaú Energética S.A. [3]	Rio de Janeiro	Wind Power Generation – CGU Gargaú	Control	100%	64.45%	100%
Musca Energia S.A.	São Paulo	Holding	Control	100%	100%	100%
Parque Eólico Assuruá II S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Assuruá III S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Assuruá IV S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Assuruá V S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Assuruá VII S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Capoeiras III S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Curral de Pedras I S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Curral de Pedras II S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Diamante II S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Diamante III S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Laranjeiras I S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Laranjeiras II S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Laranjeiras III S.A.²	Bahia	Wind power generation – CGU Assuruá III	Control	100%	-	-
Parque Eólico Laranjeiras V S.A.	Bahia	Wind Power Generation - CGU Assuruá	Control	100%	100%	-
Parque Eólico Laranjeiras IX S.A.²	Bahia	Wind power generation – CGU Assuruá III	Control	100%	-	-
Porto Salgado Energia S.A.	Piauí	Wind power generation – CGU Delta 1	Control	100%	100%	-
Porto das Barcas Energia S.A.	Piauí	Wind power generation – CGU Delta 1	Control	100%	100%	100%
Porto do Parnaíba Energia S.A.	Piauí	Wind power generation – CGU Delta 1	Control	100%	100%	100%
Porto do Delta Energia S.A.	Piauí	Wind power generation – CGU Delta 2	Control	100%	100%	100%
Sigma Energia S.A.	Minas Gerais	Hydroelectric power plant with SHP – CGU Serra das Agulhas	Control	100%	100%	100%
Testa Branca I Energia S.A.	Piauí	Wind power generation – CGU Delta 2	Control	100%	100%	100%
Testa Branca III Energia S.A.	Piauí	Wind power generation – CGU Delta 2	Control	100%	100%	100%
Chuí Holding S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Holding	Control	78%	-	-
Eólica Chuí I S.A. [5]("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Chuí II S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Chuí IV S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Chuí V S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Chuí VI S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Chuí VII S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu I S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu II S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu III S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu IV S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
12

Combined financial statements as of December 31, 2020, 2019 and 2018

Eólica Geribatu V S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu VI S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu VII S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu VIII S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu IX S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-
Eólica Geribatu X S.A. [4] ("Santa Vitória do Palmar")	Rio Grande do Sul	Wind power generation – CGU Santa Vitória do Palmar	Control	78%	-	-

Joint Venture (equity accounting)	Location of operations	Activity		2020	2019	2018
Hidrelétrica Pipoca S.A. [3]	Minas Gerais	Hydroelectric power plant with SHP	Shared Control	51%	33.38%	33.38%
Omega Comercializadora de Energia S.A. ("OMC") [6]	São Paulo	Electric power trading		51%	51%	51%
Pirapora Solar Holding S.A.	Minas Gerais	Solar power generation		50%	50%	50%
Pirapora II Solar Holding S.A.	Minas Gerais	Solar power generation		50%	50%	50%
Pirapora III Solar Holding S.A.	Minas Gerais	Solar power generation		50%	50%	50%
Ventos da Bahia 1 Geração de Energia S.A. [5]	Bahia	Wind power generation		50%	-	-
Ventos da Bahia 2 Geração de Energia S.A. [5]	Bahia	Wind power generation		50%	-	-

Combined financial information for Omega Desenvolvimento

				% Total interest
Subsidiaries (direct and indirect)	Location of operations	Activity and CGU		2020	2019	2018
Direct Subsidiaries
Omega Desenvolvimento de Energia 4 S.A. ("OD4")	Bahia	Holding	Control	100%	-	-
Assuruá 5 Holding Energia S.A. ("Assuruá 5")	Bahia	Holding	Control	100%	-	-
Omega Desenvolvimento Comercializadora Energia Ltda. ("OMDC")	São Paulo	Holding	Shared Control	100%	-	-
Indirect Subsidiaries				100%
Centrais Eólicas Assuruá IV S.A. ("Assuruá IV")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 2 S.A. ("OD2")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 3 S.A. ("OD3")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 5 S.A. ("OD5")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 6 S.A. ("OD6")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 7 S.A. ("OD7")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 8 S.A. ("OD8")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 9 S.A. ("OD9")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 10 S.A. ("Assuruá 5 I")	Bahia	Project development	Control	100%	-	-
Omega Desenvolvimento de Energia 11S.A. ("Assuruá 5 II")	Bahia	Project development	Control	100%	-	-
Delta 9 S.A. ("Assuruá 5 III")	Bahia	Project development	Control	100%	-	-
Omni Energia S.A. ("Omni")	Belo Horizonte - Minas Gerais	Commercialization of electric power, provision of consultancy services in electric power.	Control	83.10%	83.10%	83.10%
Joint Venture (equity accounting)	Location of operations	Activity		% Total interest
				2020	2019	2018
Omega Comercializadora de Energia Ltda. ("OMC") [6]	São Paulo	Electric power trading	Control	49%	49%	49%

¹ Acquisition in January 2020, as per Note 4.1.

² Acquisition in March 2020, as per Note 4.2.

³ Acquisition in October 2020, as per Note 4.13.

4 Acquisition in November 2020, as per Note 4.9.

5 Acquisition in December 2020, as per Note 4.10.

6 Omega Geração has a 51% of interest in the OMC and Combined Omega Desenvolvimento the remaining 49%. As part of the combination adjustments for the Omega Group the investment and equity accounting values were eliminated for subsequent combination of 100% of the OMC.

The balance sheets and income statements that served as the basis for the combination are summarized below:

13

Combined financial statements as of December 31, 2020, 2019 and 2018

				2020
	Assets	Liabilities	Net assets	Profit/(loss)
Consolidated Omega Geração	10,593,204	6,738,364	3,854,840	64,528
Combined Omega Desenvolvimento	513,972	468,892	45,080	2,965
Eliminations	(45,666)	(36,814)	(8,852)	(1,759)
Consolidated balance	11,061,510	7,170,442	3,891,068	65,734

				2019
	Assets	Liabilities	Net assets	Profit/(loss)
Consolidated Omega Geração	7,267,471	4,400,808	2,861,663	32,629
Combined Omega Desenvolvimento	89,373	75,266	14,107	7,697
Eliminations	(58,301)	(51,208)	(7,093)	(3,925)
Consolidated balance	7,298,543	4,424,866	2,868,677	36,401

				2018
	Assets	Liabilities	Net assets	Profit/(loss)
Consolidated Omega Geração	4,120,023	2,249,656	1,870,367	64,860
Combined Omega Desenvolvimento	67,002	57,792	9,210	7,255
Eliminations	(82,837)	(78,140)	(4,697)	(5,216)
Consolidated balance	4,104,188	2,229,308	1,874,880	66,899

2.5 Significant accounting policies

The Omega Group applied the accounting policies described below consistently to all of the fiscal years presented in these combined financial statements.

The Omega Group has not previously adopted any standards and interpretations that have been issued or amended, but which are not yet in force. The accounting policies of the companies included in these combined financial statements have been adjusted, where applicable, to ensure consistency with the policies adopted by the Group.

Significant accounting policies relevant to an understanding of the financial statements have been included in the respective explanatory notes, with a summary of the basis for recognition and measurement used by the Group.

2.6 Current versus non-current classification

The Group presents assets and liabilities in the statement of financial position based on their classification as current or non-current. An asset is classified as current when: (i) it is expected to be realized, or intended to be sold or consumed, in the normal course of the entity's operating cycle; (ii) is held primarily for the purpose of being traded; (iii) it is expected to be realized within 12 months after the statement of financial position date; and (iv) is cash or cash equivalent (as defined in Technical Pronouncement CPC 03 - Statement of Cash Flows), unless its exchange or use to settle liabilities is prohibited for at least 12 months after the statement of financial position date. All other assets shall be classified as non-current.

A liability is classified as current when: (i) is expected to be settled during the normal course of the entity's operating cycle; (ii) is maintained primarily for the purpose of being traded; (iii) must be settled within a period of up to 12 months after the statement of financial position date; and (iv) the entity has no unconditional right to defer settlement of the liability for at least 12 months after the statement of financial position date.

The terms of a liability that may, at the option of the counterparty, result in its settlement through the issuance of equity instruments do not affect its classification. The Group classifies all other liabilities as non-current.

Deferred tax assets and liabilities are classified in non-current assets and liabilities.

14

Combined financial statements as of December 31, 2020, 2019 and 2018

2.7 Critical accounting estimates and judgments

The preparation of the financial statements requires the use of certain critical accounting estimates and judgments by the Group's Management. These estimates and the respective assumptions are based on the best knowledge existing in each fiscal year. Changes in facts and circumstances may lead to the revision of estimates, so that actual future results may differ from those estimated.

The estimates and underlying assumptions are reviewed on an ongoing basis. The effects of revisions to accounting estimates are recognized for the period in which the estimates are revised, if the review affects only this period, or also in subsequent periods if the review affects both the present and future periods.

The significant estimates and judgments used by the Group in preparing these financial statements are presented in the following notes:

Note	Significant estimates and judgments
5	Business combination and transaction with shareholders
8	Expected credit losses
10,5	Portfolio for Negotiation of Electric Power Sale Agreements (Trading)
11	Property, Plant and Equipment
12	Intangible Assets
13	Impairment of non-financial assets
15	Equipment purchase agreements
18	Deferred taxes
19	Lease liabilities
28	Share-based compensation
29	Lawsuits

2.8 New accounting standards and interpretations

Maintaining the permanent process of reviewing accounting standards, the International Accounting Standards Board (IASB) and, consequently, the Accounting Pronouncements Committee (CPC) issued new standards and revised existing standards. The main amended regulations issued are shown below:

•	Changes to CPC 15 (IFRS 3) (R1): Definition of business
•	Changes to CPC 38 (IAS 39), CPC 40 (IFRS 7) (R1) and CPC 48 (IFRS 9): Reform of the Benchmark Interest Rate.
•	Changes to CPC 26 (IAS 1) (R1) and CPC 23 (IAS 8): Material definition
•	Review in CPC 00 (R2): Conceptual Framework for Financial Report
•	Amendments to CPC 06 (IFRS 16) (R2): Covid-19-Related Benefits Granted to Lessors in Lease Agreements

The amendments that came into effect on January 1, 2020, described above, did not have a material impact on these combined financial statements. Regarding the regulations under discussion at the IASB or with effective date established in future fiscal years, the Group is monitoring the discussions and so far has not identified the possibility of occurrence of significant impacts.

3.	RISK MANAGEMENT

The Group carries out risk management in order to support the achievement of its goals and to ensure the Group's financial strength and flexibility and business continuity. Within the governance structure, the Board of Directors has an Audit and Risk Management Committee, which is responsible, among other duties, for supporting the Board of Directors in decisions related to risk management through recommendations and monitoring. There is also a Related Party Asset Trading Committee, which aims to ensure independence between the Group companies and ensure that the objectives of each of the companies and their respective shareholders are achieved without interference.

15

Combined financial statements as of December 31, 2020, 2019 and 2018

The Group's risk management strategy aims to provide an integrated view of the risks to which the Group is exposed, through a matrix of risks and impacts, periodically revised and updated, which includes the operational, financial, technology, legal, regulatory, people management, mergers and acquisitions, and funding areas.

Several risks are mapped, classified by their relevance, the most relevant being listed below:

•	Operating risks: related to the operational efficiency of assets, availability of systems, electric power generation deviations, personnel and internal processes;
•	Hydrological and climate risks: related to the electric power reallocation mechanism – MRE and estimates of inflows, solar incidence and winds in the climatic sub-regions where the assets are located;
•	Market risks: related to prices, inflation and interest rates;
•	Credit risk: related to credits with clients and financial investments;
•	Liquidity risk: related to non-compliance with financial obligations.

3.1 Operating risks

The Group hires outsourced service providers for the operation and maintenance ("O&M") activities of its electric power generating plants, commonly the equipment supplier itself, and, if these services are not properly performed, the Group may suffer a material adverse effect. The management of this risk is carried out in order to ensure the availability and operational efficiency of the plants, with maintenance plans and weekly monitoring being maintained, in addition to preventive maintenance plans and routine inspection of assets every six months, as well as the timely monitoring of electric power generation in parks, in order to carry out the necessary interventions, including in relation to service providers, to correct deviations.

The Group depends on the services of technical professionals in carrying out its activities and if the Group loses the main members of this staff, it will have to attract and train additional staff for its technical area, which may generate additional costs. The Group's people management area has a structured process for hiring and/or replacing key people for technical and leadership positions in the organization, in addition to maintaining objectives and programs for their continuous development and retention.

Additionally, the Group's processes and systems rely on an ERP that ensures the integration of information from the business areas with the Group's accounting and management systems and are periodically updated to capture relevant procedural changes and advances in the technological environment.

3.2 Risks of ongoing projects

Several risks are mapped, classified by their relevance. These risks are commonly linked to the development and prospecting of new projects. Liquidity risk is also monitored, since Omega Desenvolvimento does not have a revenue flow from sales with clients. Thus, annually, a budget is prepared that provides for capital requests from shareholders to cover expenses with the execution of projects that will be carried out during the fiscal year. The company's liabilities are related to the payroll of employees and suppliers who provide services within the scope of the projects developed, both with short-term settlement, normally 30 days.

16

Combined financial statements as of December 31, 2020, 2019 and 2018

3.3 Hydrological and climate risk

The electric power generated by SHPs is influenced by the hydrological regime of the rivers in the regions where they are located. Due to regulatory requirements in Brazil, the revenue from the sale of electric power from the SHPs may not be earned by the electric power actually generated, but by the physical guarantee of each plant, determined by the granting authority, in an optional mechanism called MRE, which makes the sharing of electric power, transferring the surplus from those who generated beyond their individual physical guarantees to those who generated below them. The option is carried out annually.

Any differences between the generation and the physical guarantee of the MRE are adjusted proportionally between the participants and the amount of this adjustment is valued at the PLD, by applying an adjustment factor known as the Generation Scaling Factor (GSF). Thus, there is a systemic risk related to the proper functioning of the MRE.

SHP Serra das Agulhas and SHP Pipoca (unconsolidated joint venture) participate in this mechanism and represent an exposure of approximately 2.2% of the Group's portfolio with exposure to this risk, considering the installed capacity of the plants. The Group understands that this is a systemic risk, however with a low impact potential for the Group.

In the wind assets held by the Group, the electric power sale agreements in the regulated market have a structure that mitigates the financial impact of intermittent wind resources. Agreements are carried out through the availability modality, with monthly payments, with no monthly electric power delivery obligation. In addition, for four-year band agreements, the annual obligations are defined from lower and upper bands of generation, so that there is no economic impact to the assets if electric power generation is within these bands, (lower limit of -10% and upper limits of 30% for the 1st year, 20% for the 2nd year and 10% for the 3rd year and 0% for the 4th year, which act as financial flow stabilizers). Generation variations are necessarily equalized only every 4 years, when any negative or positive variation is settled. Among the Group's wind farms contracted with the ACR, only the CGU Delta 5 and Delta 6 are not subject to this mechanism, as generation variations are adjusted annually.

3.4 Market risk

The risk related to interest rates arises from the fluctuation of market rates. The Group's exposure mainly derives from loans and financing and financial investments with pre- or post-fixed interest rates, also subject to TJLP (Long-Term Interest Rate), CDI (Interbank Deposit Certificate) and inflation rates. The portfolio made up of these financial instruments is monitored on a monthly basis, allowing the monitoring of financial results and their impact on cash flow. As for the risk of inflation acceleration, the long-term electric power sales agreements in force have an annual inflation adjustment section, which represents a natural hedge for debts and obligations indexed to inflation rates. A sensitivity analysis on the impacts arising from this risk is presented in Note 29.2.

The Group sells electric power in the ACR and ACL. In the ACR, the sale takes place through agreements from auctions, whose prices are predetermined, adjusted by a certain inflation index. In this environment, the risk to market price and PLD variations arises from the power balance adjustments, when the generation is different from the electric power sold, settled in the short term by the CCEE, according to the rules of each agreement and its bands, as described in item hydrological and climatic risk above. A substantial portion of the electric power sold is tied to regulated agreements, which reduces the Group's exposure to price variations. Occasionally, in order to strategically adjust its position to the market moment, the Group may adopt the expedient of energy cancelation, which consists of disassociating the electric power generated from the ACR to trade it in the ACL, in accordance with ANEEL rules.

In the ACL, the Group seeks to sell the electric power available in short-, medium- and long-term agreements, aiming at obtaining attractive prices and reducing the risk of exposure to short-term

17

Combined financial statements as of December 31, 2020, 2019 and 2018 prices (spot or PLD). In general, in the portion of assets linked to the ACL, the difference between generation and sale is settled in the short-term market by the CCEE. Factors related to the liquidity of the electric power market can affect market prices.

3.5 Credit risk

Credit risks arise from the Group's commercial operations, including future sales commitments already contracted or financial investments.

As a way to minimize the credit risk in electric power sales agreements for free consumers, trading companies and generators in the ACL, the Group, through its credit area, carries out an analysis and establishes, in accordance with its Credit Policy, the guarantees that should be required from these counterparties. The credits of all clients and their exposure to the various sectors of the economy are periodically evaluated in order to maintain portfolio diversification and reduce exposure to sector-specific risk.

In the ACR, the counterparties arise from agreements acquired in auctions promoted by ANEEL, through the CCEE, whose contractual standard established in the Electric Power Commercialization Convention in ANEEL Normative Resolution No. 109/2004, requires the constitution of financial guarantees as a necessary condition for adhesion and operation of the market agent within the scope of the CCEE. This mechanism minimizes the credit risk of the counterparty in these agreements in transactions settled in the short-term.

With respect to financial investments, credit limits are assessed and enforced for each counterparty to which we have credit exposure. In addition, the Group seeks to diversify its portfolio and observes different solvency and liquidity indicators of the different counterparties that have been evaluated for trading.

The carrying amounts of financial assets represents the maximum credit exposure on the base date of the financial statement, and is summarized in the table below:

	Note	Combined
		2020	2019	2018
Cash and cash equivalents	7	896,274	994,552	211,187
Clients	8	352,567	255,844	157,471
Restricted cash	7	461,771	154,063	95,964
Total		1,710,612	1,404,459	464,622

3.6 Liquidity risk

Liquidity risk concerns the possibility of the Group failing to comply with its financial obligations within the expected dates, as well as difficulties to meet its cash flow needs in view of liquidity restrictions of the market. The main financial liabilities contracted are financing with BNB, BNDES (National Bank for Economic and Social Development), issued debentures, ACR accounts payable and operating leases, and their contractual maturities are shown in Notes 14 and 19.

The Group monitors the expected level of cash inflows and outflows individually by controlled company in order to ensure adequate cash supply in each transaction. Occasionally, capital advance instruments or reserve accounts linked to the projects may be used for specific cash coverage.

Regarding the risk of debt acceleration, the Group has financing agreements with restrictive covenants usually applicable to this type of transactions, requiring the compliance with certain economic and financial ratios, cash generation and other factors. These restrictive covenants have been complied with and do not limit the ability to carry out the normal course of transactions, as disclosed in Note 14.5.

18

Combined financial statements as of December 31, 2020, 2019 and 2018

3.7 Insurance

The Group maintains civil and property liability insurance that covers, among other risks, fire or damage to the Group's properties, such as electrical/material damage, machinery breakdown, robbery/theft of property, windstorm, hurricane, cyclone, tornado, hailstorm, lightning, explosion, implosion and aircraft crashes, as well as damage to third parties. In addition, the Group also has loss of profits coverage that indemnifies the loss of net income and fixed expenses resulting from material damages that incur in interruption of its business for a period of up to 12 months. The Group believes that there is a low risk of financial impact arising from a possible interruption in one of its businesses, given the diversification of its portfolio. The total amount of insurance coverage is approximately BRL 4.9 billion. The Group believes that they maintain adequate insurance for the Group's market in Brazil.

4.	SPECIAL EVENTS OCCURRING DURING THE FISCAL YEAR

Special events that occurred during the fiscal year ended December 31, 2020 are those that, in the Group's judgment, significantly impacted the financial and equity position, either by their nature or by their significant value. The special events identified are described below.

4.1. Completion of the acquisition of Delta 7 and Delta 8

On January 8, 2020, Omega Geração completed the acquisition of 100% of the shares of Delta 7 and Delta 8. Details of the transaction and accounting impacts are presented in Note 5.1.1. The wind farms have an installed capacity of 97.2 MW, started commercial operation at the end of 2019, and are located in Maranhão, adjacent to the Delta 3, Delta 5 and Delta 6 Wind Complexes.

4.2 Conclusion of the acquisition of Centrais Eólicas Assuruá III SPE S.A. (Assuruá III)

On March 30, 2020, Omega Geração completed the acquisition of 100% of the shares of Assuruá III, owner of the Laranjeiras III and Laranjeiras IX wind power generation projects, in the interior of Bahia, both located in the same region as the Assuruá I and Assuruá II wind complexes. The Assuruá III complex has an installed capacity of 50 MW, and its projects won the New Energy Auctions-A-5 (LEN A-5) of 2014, with commercial operation beginning (COD) in April 2019.

Details of the transaction and accounting impacts are presented in Note 5.1.2.

4.3 Low SHP Serra das Agulhas

On January 27, 2020, Omega Geração announced, through a Notice to the Market, the incident of January 25, 2020, caused due to the extraordinarily heavy volume of rain, which increased the flow of the Pardo Pequeno river, where the SHP Serra das Agulhas is located, generating the overflow of the SHP reservoir and some damages in its dam on the right bank. The powerhouse, substation and transmission line did not suffer any damage. As a result, the SHP was shut down and the repair process started, with the resumption of electric power generation on November 23, 2020. With the resumption of generation, Omega Geração added the costs of repairing the dam to property, plant and equipment, as per Note 11. Omega Geração has insurance for compensation for damage caused to the SHP, as well as insurance for loss of profits.

As a result of the damages on the right bank of the dam, Omega Geração wrote off part of the property, plant and equipment corresponding to the damaged asset, as well as recording an estimate of the insurance receivable calculated based on the carrying amounts written off, discounting a 10% deductible, according to the insurance policy. This estimate was made necessary by the fact that Omega Geração has not yet concluded the indemnity process with the insurer, which is currently in the regulation phase. The indemnity amounts will be based on the investment required for the resumption of the SHP's operations. Indemnity for loss of profits was also recorded in proportion to the period of operations affected by the incident, net of the deductible established in the policy.

19

Combined financial statements as of December 31, 2020, 2019 and 2018

	Combined
	Nature	December 31, 2020
Assets
Other credits	Insurance receivable	24,300
Property, plant and equipment	Effective write-off	(18,901)

Effect on assets		5,399

Statement of income for the fiscal year

Other operating revenue and expenses
Write-off of property, plant and equipment	Effective write-off	(18,901)
Insurance receivable - Dam reform indemnity	Insurance receivable	15,121
Insurance receivable - Loss of profits	Insurance receivable	9,179

Effect on the income statement for the fiscal year		5,399

4.4 Suspension of payments

In the period ended June 30, 2020, some Group companies adhered to the temporary suspension of payments of principal and interest under their respective financing agreements with creditor banks, as shown in Note 14. The option to suspend payments was given by creditors to companies within the scope of their policies with the aim of mitigating the effects of the New Coronavirus pandemic. Specifically for BNB financing agreements, the suspension of payments was compulsory, pursuant to Resolution of the National Monetary Council No. 4.798 of April 6, 2020.

4.5 Third Stock Option Grant Plan

On April 30, 2020, at the Annual and Special Shareholders' Meeting, the third Stock Option Grant Plan of Omega Geração was approved. On June 29, 2020, 3,829,800 options were granted under the third plan, as detailed in Note 27.

4.6 Increase in share capital resulting from the fiscal year of granted options

On May 6, 2020, September 14, 2020 and November 6, 2020, the Board of Directors of Omega Geração approved share capital increases in the amount of BRL 2,244, BRL 2,913 and BRL 2,133 arising from the exercise of part of the granted options under the First and Second programs of the Second Stock Option Plan of Omega Geração, as detailed in Note 27.1.1.

On September 14, 2020, the Board of Directors of Omega Geração approved the share capital increase in the amount of BRL 63,961, arising from the exercise of 1,953,000 granted options under the First program of the Third Stock Option Plan of Omega Geração, as detailed in Note 27.1.2.

20

Combined financial statements as of December 31, 2020, 2019 and 2018

4.7 Acquisition of Nova Indaiá 1 Energia S.A. and Nova Indaiá 2 Energia S.A.

On June 23, 2020, the acquisition of 100% of the shares of Nova Indaiá 1 Energia S.A. ("Nova Indaiá 1") and Nova Indaiá 2 Energia S.A. ("Nova Indaiá 2") was concluded.

On August 31, 2020, the companies Indaiá Grande and Indaiazinho incorporated the companies Nova Indaiá 1 and Nova Indaiá 2, respectively. Details of the transactions and accounting impacts are presented in Note 5.1.3.

4.8 Funding and loan settlement

On July 2, 2020, Nova Indaiá 1 and Nova Indaiá 2 raised from BOCOM BBM through a bank credit note ("CCB") the amount of BRL 38,500 and BRL 31,500, respectively. Details of the issue of debentures by Omega Geração are mentioned in Note 14.2.1.

On July 13, 2020, Indaiá Grande and Indaiazinho settled in advance the amounts of BRL 23,230 and BRL 16,300, respectively, referring to the outstanding balances of the financing agreements with BNDES.

4.9 Acquisition of Santa Vitória do Palmar and Hermenegildo (Chuí Complex)

On July 30, 2020, Omega Geração announced, through a Material Fact, the binding agreement with Centrais Elétricas Brasileiras S.A. ("Eletrobrás") for the acquisition of 78% of the assets of the SPE that owns the Santa Vitória do Palmar complex (Lot 1) and 99.99% of the assets of the SPE holding the Hermenegildo complex (Lot 2), both located in the state of Rio Grande do Sul. The total capacity of the two complexes is 582.8 MW and the total value of the offering (Enterprise Value) was BRL 1,524.4 million, distributed as follows (i) assumption of net debt in the amount of BRL 955.9 and (ii) payment in cash by Omega Geração in the amount of BRL 568.5. At the same time, an agreement was reached with Brave Winds that could lead to the acquisition of its 22% stake in Lot 1 by the end of September 30, 2022.

On November 30, 2020, after approval by creditors and CADE (Brazilian Antitrust Authority), Omega Geração announced the completion of the acquisitions through a Material Fact. Further details are given in Note 5.1.5.

4.10 Acquisition of 50% in Ventos da Bahia 1 and Ventos da Bahia 2

On August 23, 2020, Omega Geração announced, through a Material Fact, a binding agreement with EDF Renewables for the acquisition of a 50% stake in Ventos da Bahia 1 and 2, located in the municipalities of Bonito and Mulungu do Morro (BA). The total value of the acquisition (Enterprise Value) for the 50% stake was valued at BRL 661.7 million, with approximately 55% of the total acquisition price to be paid in cash by Omega Geração and the remainder in debt assumption of long-term. The wind complex comprises 7 projects, totaling 182.6 MW of installed capacity, whose assets have been in commercial operation since 2017 (Phase 1) and 2018 (Phase 2). The projects have long-term agreements in the regulated market and total 75 wind turbines, 53 of which supplied by Vestas and 22 by Acciona.

On December 8, 2020, after approval by creditors and CADE, Omega Geração announced the completion of the acquisitions through a Material Fact. Further details are given in Note 5.1.6.

4.11 Public Offering of Shares:

On August 23, 2020, Omega Geração announced, through a Material Fact, the performance of a public offering for primary distribution with restricted efforts of common shares, nominative, book-entry, without par value, free and clear of any liens or encumbrances, issued by Omega Geração ("Share

21

Combined financial statements as of December 31, 2020, 2019 and 2018

Offering"). Simultaneously, within the scope of the Offering, efforts were made to place the Shares abroad, by Itaú BBA USA Securities, Inc., ("International Placement Agent"), pursuant to the "Placement Facilitation Agreement", entered into between Omega Geração and the International Placement Agent.

On September 1, 2020, Omega Geração agreed on unit price of BRL 38.25 per share, for an issue of 23,450,027 shares. The settlement was concluded on September 4, 2020, with the receipt of funds in the amount of BRL 896,964 million, which net of fees paid and estimated expenses totaled BRL 879,830 million.

Details about the transaction are described in Note 21.

4.12 Completion of the issuance of green debentures

On September 15, 2020, the offering of simple, non-convertible debentures, in two series, of the unsecured type of the second issue of Omega Geração, in the amount of BRL 160 million, was concluded. Details of the issue of debentures by Omega Geração are mentioned in Note 14.2.1.

4.13 Acquisition of all Asteri shares

On October 30, 2020, Omega Geração completed the acquisition of all preferred shares convertible into common shares issued by Asteri held by Fundo de Investimento em Participações em Infraestrutura XP Omega I ("XPOM Fund", "XPOM Shares"), representing 34.55% of Asteri's share capital, as detailed in Note 5.1.4. As a result of the acquisition, Omega Geração becomes the owner of all shares, common and preferred, issued by Asteri. In return for the acquisition of the XPOM Shares, Omega Geração paid the XPOM Fund the amount of BRL 137,371.

4.14 Effect of the New Coronavirus on the Financial Statements

Omega Geração has been following the progress of the new Coronavirus pandemic ("Covid-19") and until the date of presentation of these Financial Statements, no relevant impact on its activities was observed, although it is not possible to predict at this time the extent, severity and duration of the impacts of this pandemic. Security measures were also taken for the administrative units in order to maintain the continuity of activities as determined by Decree No. 10.282 of March 20, 2020. The Omega Group will continue to closely observe the development of this matter, as well as its possible financial impacts.

5.	ACQUISITION OF INTERESTS

Accounting policy

The acquisition method is used to account for each business combination performed by Omega Group, which consists of 4 steps:

•	Determine the acquisition date;
•	Determine the acquirer and the acquiree;
•	Determine the consideration transferred for acquisition of control (Price); and
•	Measure the goodwill or gain on bargain purchase.

The acquisition date is the date in which the Omega Group takes control of the assets.

Business combinations are accounted for by applying the acquisition method. The cost of an acquisition is measured by the sum of the consideration transferred, which is valued based on the fair value on the acquisition date, and the value of any non-controlling interest in the acquiree. For each business combination, the acquirer shall measure the non-controlling interest in the acquiree at

22

Combined financial statements as of December 31, 2020, 2019 and 2018 fair value, or based on its interest in the net assets identified in the acquiree. Costs directly attributable to the acquisition costs are booked when incurred.

When acquiring a business, the Group evaluates the financial assets and liabilities assumed for the purpose of classifying and allocating them in accordance with the contractual terms, economic circumstances, and the relevant conditions on the acquisition date, which includes segregation, on the part of the acquiree, of embedded derivatives existing in the host agreements with the acquiree.

The consideration transferred for the acquisition of a business is the fair value of the transferred assets, including cash, liabilities incurred and equity instruments issued by Omega Geração on the acquisition date. The cost of an acquisition is measured by the sum of the consideration transferred, which is valued based on the fair value on the acquisition date, and the value of any non-controlling interest in the acquiree.

Any contingent consideration to be transferred by the acquirer will be recognized at fair value on the purchase date. Subsequent changes in the fair value of the contingent consideration considered as an asset or as a liability shall be recognized in accordance with CPC 48 in the income statement.

Costs directly related to acquisition are recorded in the income statement for the fiscal year as incurred.

Goodwill due to expected future profitability or gain on bargain purchase is measured as the difference between the fair value of assets acquired and liabilities assumed in relation to the consideration transferred and is recognized on the acquisition date. When the consideration transferred is greater than the fair value of the assets, goodwill is recognized in the asset and tested for impairment in accordance with the accounting policy described in Note 13. When it is lower, a gain on bargain purchase is recognized in profit or loss for the fiscal year.

Intangible assets recognized within the scope of the business combination are accounted for in accordance with the accounting policy described in Note 12.

When a transaction involves the assumption of control of a business by the Group, but there is no change in the ultimate parent companies of that business, the Group records the transaction at its carrying amounts, without any gain or goodwill.

Acquisitions of interest in jointly controlled businesses are also accounted for using the acquisition method, however considering the proportion of interest acquired in the assets and liabilities of the jointly controlled business.

Significant estimates and accounting judgments

Accounting for a business combination requires the Group to exercise critical judgment in determining the fair value of the assets and liabilities of the businesses being acquired. In this sense, the Group makes assumptions about future conditions that are uncertain, including future electric power prices, interest rates, inflation, weather conditions, operating costs and useful lives of assets. Changes in some of these assumptions could impact the business and the expected results could differ materially from the amounts estimated on the date of acquisition of control.

5.1 Transactions in 2020

5.1.1 Acquisition of Delta 7 and Delta 8

The Board of Directors, at a meeting held on December 28, 2018, approved, after the recommendation of the Related Party Asset Trading Committee, the signing by the Group of a Term Sheet between Omega Geração and Omega Gestora de Recursos Ltda together with Tarpon Gestora de Recursos S.A. ("Managers") through which Omega Geração and the Managers granted, respectively, options for (i) acquisition or corporate restructuring and (ii) sale or corporate restructuring for the transfer of assets generating wind power denominated Delta 7 and Delta 8, with an installed capacity of 97.2 MW, which came into commercial operation at the end of 2019, both located in Maranhão, adjacent to the Delta 3, Delta 5 and Delta 6 Wind Complexes.

23

Combined financial statements as of December 31, 2020, 2019 and 2018

On January 8, 2020, Omega Geração announced the completion of the transaction through a Material Fact, resulting in the acquisition of all shares issued by Delta 7 Energia S.A. ("Delta 7") and all shares issued by Delta 8 Energia S.A. ("Delta 8"), after compliance with the conditions precedent established in the transaction. The price paid was BRL 282,836, corresponding to the fair value of the plants on the acquisition date, the amount of BRL 3,642 having been subsequently recognized as a result of the variation in the working capital of the assets. Additionally, up to BRL 14,323 may be paid after 3 years subject to the performance of Delta 7 and up to BRL 4,764 subject to the performance of Delta 8.

The transaction for the acquisition of Delta 7 and Delta 8 was carried out with investment funds managed in the context of the control group of Omega Geração. In this sense, Omega Geração concluded that accounting under the acquisition method recommended by CPC15 is not applicable, since the transaction is outside the scope of said pronouncement. Thus, assets acquired and liabilities assumed were recorded at carrying amounts, in accordance with the provisions of CPC 36.

The main conditions precedent established in the agreement for the acquisition were fulfilled on January 8, 2020, thus Omega Geração now holds control of the Delta 7 and Delta 8 operations, consolidating its financial statements from that month on.

According to CPC 36, the difference between the amount paid and the shareholders' equity value of the assets on the acquisition date was accounted for under equity valuation adjustment line item, in the Group's equity, as a result of the transaction between shareholders, and is calculated according to the table below:

BRL thousand
Price paid on acquisition	282,836
Price adjustment (i)	3,642
Total paid on acquisition	286,478
(-) Equity of Delta 7 on acquisition	(88,745)
(-) Equity of Delta 8 on acquisition	(50,050)
(=) Result on transaction with shareholders	147,683

(i) The Share Purchase and Sale Agreement and Other Covenants provided for an adjustment to the closing price. In the fiscal year ended December 31, 2020, the amount of BRL 3,642 was recognized due to the variation in the working capital of assets.

The carrying amounts of assets and liabilities in the initial restatement are presented below:

Combined balances as of January 1, 2020	Delta 7	Delta 8
Cash and cash equivalents	89,224	50,505
Clients	13,840	9,671
Other assets	2,038	1,063
Financial investments - Restricted cash	4,878	2,570
Property, Plant and Equipment (Note 11)	265,714	143,246
Intangible assets (Note 12)	3,788	2,106
Assets	379,482	209,161
Suppliers	3,356	929
Loans and financing (Note 14)	273,364	146,701
Lease liabilities (Note 19)	3,735	2,071
Labor and tax obligations	1,880	970
Other liabilities	8,402	8,440
Liabilities	290,737	159,111

Total net assets	88,745	50,050

5.1.2 Acquisition of Assuruá III

Omega Geração entered into a binding agreement with Fundo de Investimentos em Participações em Infraestrutura Energias Renováveis ("FIP IEER"), on December 27, 2019, to transfer all the shares

24

Combined financial statements as of December 31, 2020, 2019 and 2018 issued by Assuruá III - Centrais Eólicas Assuruá III SPE S.A., holders of the Laranjeiras III and Laranjeiras IX wind power generation projects, located in the interior of Bahia. This acquisition is part of the first offering agreement that Omega Geração has on the FIP IEER portfolio.

The transaction was completed on March 30, 2020, after verification by the Board of Directors of Omega Geração on the completion of the conditions precedent, followed by (i) the payment in cash in the amount of BRL 19,771, leaving an installment of BRL 448, which was paid on April 6, 2020, in connection with the acquisition of 10% of the shares of Assuruá III; and (ii) the delivery of 5,000,000 shares issued by Omega Geração, within the scope of the merger of 90% of the shares of Assuruá III.

The transaction was accounted for using the acquisition method recommended by CPC15, since the parties that controlled the asset before the transaction were not part of the Group's control block, the transaction thus being a business combination.

Omega Geração completed the allocation of the fair value of the identifiable assets acquired and the liabilities assumed in this transaction, as provided for in CPC 15 - Business combinations.

Transaction-related costs totaled BRL 455 and were recognized in the statement of income as administrative expenses.

(a) Consideration transferred for acquisition of control

The transaction price was composed of the installments paid and payable in cash, as well as the issuance of common shares, as shown in the table below:

Item	BRL	Reference
Installment paid in case on March 30, 2020	19,771
Installment paid in case on April 06, 2020	448
Issue of 5,000,000 common shares	201,016	(i)
Adjustment to fair value of issued shares	(57,666)	(ii)
Total consideration transferred for acquisition of control	163,569

(i) Issue of shares

The issue of 5,000,000 common shares was approved by the Board of Directors on March 30, 2020, within the authorized share capital of Omega Geração. The Share Capital was increased by BRL 201,016, representing an issue price of BRL 40.20318/share, corresponding to the fair value of 90% of the shares of Assuruá III. The fair value of the shares was evaluated by an independent appraiser, in accordance with Law 6.404/76.

(ii) Adjustment to fair value of issued shares

Pursuant to item 37 of CPC15(R1), the shares issued were revalued, on an accounting basis, at their fair value on the acquisition date, as they are equity instruments issued as consideration transferred by the control of Assuruá III. In making this assessment, Omega Geração took into account that the shares are assets with a price quoted in an active market, within Level 1 of fair value established by CPC 48 and considered the price traded on B3 on the acquisition date, in the amount of BRL 28.67/share.

As a result, an equity valuation adjustment was recorded in shareholders' equity in the amount of this price difference, in the amount of BRL 57,666, as compensation for the amount of the consideration transferred.

(b) Assuruá III acquired assets and assumed liabilities

In the table below, we present a summary of the assets acquired and liabilities assumed at their carrying amounts, preliminary adjusted to the fair values of Assuruá III on the acquisition date, March 30, 2020:

25

Combined financial statements as of December 31, 2020, 2019 and 2018

Combined as of March 30, 2020	Carrying amounts	Adjustment to fair value (i)	Adjusted values
Cash and cash equivalents	6,947	-	6,947
Trade receivables	1,593	-	1,593
Other current assets	85	-	85
Property, Plant and Equipment (Note 11)	252,573	-	252,573
Intangible assets (Note 12)	-	149,473	149,473
Total acquired assets	261,198	149,473	410,671
Loans and financing (Note 14)	182,872	-	182,872
Current operating liabilities	4,100	-	4,100
Other non-current liabilities	601	-	601
Total assumed liabilities	187,573	-	187,573

Acquired net assets	73,625	149,473	223,098

(i) Adjustment to fair value

Omega Geração prepared the valuation of assets and liabilities at fair value, considering the following aspects:

•	Cash, cash equivalents, receivables, debts and other operating assets and liabilities: Assuruá III transactions recorded under these line items are represented by agreements carried out under normal market conditions, therefore the carrying amounts approximated their fair values. In relation to receivables, there is no expectation of loss;

•	Property, Plant and Equipment: Assuruá III wind farms are new, thus they correspond to their fair value when considering the replacement cost methodology;

•	Intangible: the preliminary assessment resulted in the attribution of value to the wind power purchase agreements in force on the acquisition date, as well as to the rights arising from the government authorization for the exploration of wind energy, as shown in the table below:

Item	BRL	Useful life	Assessment methods	Assessment assumptions
Electric power purchase agreements	79,740	19 years	Income approach: analysis of the company's projected results, before taxes, considering contracted volumes and prices, as well as operating and maintenance costs, as well as other projected operating expenses. The charges on contributing assets directly linked to the assets in question (CAC) were considered.	Projective period: of up to 50 years Nominal CAPM rate 12.2% p.a. (real terms) Installed capacity: 50MW EBIT Margin: 62%
Governmental authorization	69,733	51 years

Total intangible assets	149,473

(c) Accounting recognition of gain on bargain purchase

According to item 32 of CPC 15, a gain on bargain purchase in the amount of BRL 59,529 was recognized on the acquisition date, being measured by the amount in which the fair value of the assets was higher than the consideration transferred for the acquisition of control, as shown in the following table:

BRL thousand
Transferred consideration (item (a))	(163,569)
Fair value of acquired assets and assumed liabilities (item (b))	223,098
(=) Gain on bargain purchase	59,529

The gain on bargain purchase resulted, for the most part, from the mismatch between the fair value of the consideration in shares of Omega Geração on the date of transfer of control of the assets as per item a(i) above and the value of the shares at the close of the market at same date as per item a(ii).

As a result, the gain on bargain purchase recorded in the transaction is neutralized by tax legislation and, as it is permanently transferred to the income statement in this situation, it is considered as a permanent exclusion in the calculation of IRPJ (Corporate Income Tax) and CSLL (Social Contribution

26

Combined financial statements as of December 31, 2020, 2019 and 2018 on Net Income). Therefore, in relation to the amount of BRL 57,412, corresponding to the adjustment to the fair value of the shares issued and which makes up the gain on bargain purchase, a deferred tax liability was not recorded. The remaining portion of the gain composes the tax base and will be taxed definitively in the future only if the gain is realized through sale or corporate restructuring involving this interest.

Pursuant to CPC 32, a tax liability was recognized in the amount of BRL 719, but offset by the recognition of a deferred tax asset of the same amount on tax losses existing on the date of the financial statements and, as they are offset, they do not present amounts in the financial statements.

5.1.3 Acquisition of Nova Indaiá 1 and Nova Indaiá 2

Omega Geração entered into a Purchase and Sale Agreement with Grupo Desenvolvimento de Energia S.A. and Omega Desenvolvimento de Energia do Maranhão S.A., holders of 100% shares of Nova Indaiá 1 and Nova Indaiá 2.

The price paid for the acquisition was for the carrying amounts, whose net assets are one hundred reais (BRL 100) for each company, totaling two hundred reais (BRL 200), upon bank deposit.

	Nova Indaiá 1%		Nova Indaiá 2%
Omega Desenvolvimento de Energia S.A.	99	99	99	99
Omega Desenvolvimento de Energia do Maranhão S.A.	1	1	1	1
	100	100	100	100

This acquisition transaction was carried out with investment funds managed in the context of the Omega Group's controlling group. In this sense, Omega Geração concluded that accounting under the acquisition method recommended by CPC15 is not applicable, since the transaction is outside the scope of said pronouncement. Thus, assets acquired and liabilities assumed were recorded at carrying amounts, in accordance with the provisions of CPC 36.

Pursuant to CPC 36, the difference between the amount paid and the equity value of the assets on the acquisition date must be recorded in Omega Geração's equity. As a result of this transaction between shareholders, there were no amounts recorded in equity, since the amount paid was equivalent to the value of the net assets of the acquired companies.

On August 31, 2020, the companies Indaiá Grande and Indaiazinho incorporated Nova Indaiá 1 and Nova Indaiá 2, respectively. The value of the assets and liabilities incorporated are presented below:

	Nova Indaiá 1	Nova Indaiá 2
Cash and cash equivalents	38,341	31,370
Financial investments - Restricted cash	179	150
Assets	38,520	31,520
Loans and financing	38,370	31,394
Tax obligations	6	5
Liabilities	38,376	31,399
Total net assets	144	121

As the assets were recorded at carrying amounts, no goodwill or gain was recognized in the financial statements.

This transaction had no effect on the consolidated financial statements since all companies were already wholly-owned subsidiaries of Geração Group.

5.1.4 Acquisition of all shares in Asteri

On October 30, 2020, as mentioned above, Omega Geração completed the acquisition of all preferred shares convertible into common shares issued by Asteri held by the XPOM Fund, representing 34.55% of Asteri's share capital. As a result of the acquisition, Omega Geração becomes the owner of all shares,

27

Combined financial statements as of December 31, 2020, 2019 and 2018 common and preferred, issued by Asteri. In consideration for the acquisition of ownership of the XPOM Shares, Omega Geração paid the XPOM Fund the amount of BRL 137,371.

The Acquisition resulted from the exercise, on October 27, 2020, of the Group's preemptive right to purchase and acquire all XPOM Shares, for the Share Price, under the same terms and conditions of the binding offering submitted by XP Infra II Fundo de Investimento em Participações em Infraestrutura to the XPOM Fund on October 20, 2020.

According to CPC 36, the difference between the amount paid and the shareholders' equity value of the assets on the acquisition date was accounted for under equity valuation adjustment line item, in the Group's equity, as a result of the transaction between shareholders, and is calculated according to the table below:

BRL thousand
Price paid on acquisition	137,371
(-) Equity on acquisition	(47,428)
(=) Result on transaction with shareholders	89,943

5.1.5 Acquisition of the Chuí Complex

On November 30, 2020, the acquisition of 78% of the assets of the SPEs that make up Santa Vitória do Palmar Complex and 99.99% of the assets of the SPEs that make up Hermenegildo Complex, both located in the state of Rio Grande do Sul (collectively "Chuí Complex") was completed.

The transaction was carried out upon a firm proposal for acquisition from Omega Geração to Eletrobras, dated July 30, 2020 and subsequent execution of the respective share purchase and sale agreements on September 8, 2020, under conditions precedent, which bound the closing of the transaction including the approval of the Brazilian antitrust authority ("CADE") and the consent of creditors. These conditions precedent were fulfilled during the 2nd half of 2020, having been concluded by November 30, 2020, the date on which the parties carried out the transfer of control.

The final amount paid by Omega Geração after monetary restatement and debt movements totaled BRL 618,155. Considering the assumption of net debt of BRL 793,414 (as per table (a) consideration transferred for the acquisition of control), the final transaction amount was BRL 1,411,569.

The Chuí Complex, located in the cities of Chuí (RS) and Santa Vitória do Palmar (RS), comprises 28 wind farms, totaling 582.8 MW of installed capacity and has been in commercial operation since 2015. The projects are contracted in the free contracting environment ("ACL") and total 302 wind turbines, 201 from Siemens Gamesa and 101 from GE, with full service O&M agreements.

The transaction was accounted for using the acquisition method recommended by CPC15, since the parties that controlled the asset before the transaction were not part of the Group's control block, the transaction thus being a business combination.

Omega Geração completed the allocation of the fair value of the identifiable assets acquired and the liabilities assumed in this transaction, as provided for in CPC 15 – Business combinations.

Acquisition-related costs of BRL 2.936 and were recognized in the statement of income as administrative expenses.

Since November 30, 2020, the date of its acquisition, Chuí Complex has contributed to Omega Geração with net revenue of BRL 39,964 and net loss of BRL 16,704.

Had it been acquired at the beginning of the fiscal year 2020, the Chuí Complex would have contributed to Omega Geração with net revenue of BRL 321,054 and net income of BRL 42,388.

28

Combined financial statements as of December 31, 2020, 2019 and 2018

(a) Consideration transferred for acquisition of control

The transaction price was divided into 2 installments, as detailed below, which added to the net debt existing in the acquired companies form the total transaction value:

Item	CGU Santa Vitória do Palmar	CGU Hermenegildo	BRL	Reference
5% installment paid in cash on September 8, 2020	23,519	7,254	30,773
Remaining installment updated according to the agreement and paid in cash on November 30, 2020	448,922	138,460	587,382

Total consideration transferred for acquisition of control	472,441	145,714	618,155
Net debt existing in acquired companies	465,492	327,922	793,414	(i)
Final transaction value (enterprise value of Chuí Complex)	937,933	473,636	1,411,569

(i) Chuí Complex net debt on the acquisition date

The net debt existing on November 30, 2020 in the companies that comprise Chuí arises from the financing of the installation of the plant and is represented by agreements with BNDES and BRDE and by debentures, net of the cash balance, as shown in the table below:

	CGU Santa Vitória do Palmar	CGU Hermenegildo	Total
Cash and cash equivalents	42,519	68,218	110,737
Restricted cash	211,392	16,404	227,796
Loans, financing, and debentures	(719,403)	(412,544)	(1,131,947)
Net debt (*)	(465,492)	(327,922)	(793,414)

(*) The amount refers to the net debt in proportion to the Parent Company's interest, with CGU Santa Vitória do Palmar being 78% and Hermenegildo 99.99%.

Details on debt rates, terms and guarantees are presented in Note 14.

(b) Chuí Acquired assets and assumed liabilities

In the table below, we present a summary of the assets acquired and liabilities assumed at their carrying amounts, adjusted to the fair values of Chuí Complex on the acquisition date, November 30, 2020. The table below shows the result of the final evaluation:

29

Combined financial statements as of December 31, 2020, 2019 and 2018

		CGU Santa Vitória do Palmar
Consolidated as of November 30, 2020	Carrying amounts	Adjustment to fair value (i)	Adjusted values
Cash and cash equivalents	54,511	-	54,511
Clients	22,982	-	22,982
Other assets	49,802	-	49,802
Restricted cash	271,015	-	271,015
Property, Plant and Equipment	1,435,663	(254,509)	1,181,154
Intangible Assets	85,674	96,773	182,447
Total acquired assets	1,919,647	(157,736)	1,761,911
Loans and financing	922,312	-	922,312
Suppliers	119,314	-	119,314
Labor and tax obligations	4,950	-	4,950
Other liabilities	109,642	-	109,642
Total assumed liabilities	1,156,218	-	1,156,218

Acquired net assets	763,429	(157,736)	605,693
Fair value of non-controlling interest			(133,252)
Total Consideration			472,441

(i)	Amounts represent 100% of the adjustment, and in the Parent Company the proportional amount was BRL 198,517 in the loss of property, plant and equipment and BRL 75,483 in the surplus of intangible assets.

There was no goodwill or gain on bargain purchase as a result of the acquisition of CGU Santa Vitória do Palmar.

		CGU Hermenegildo
Consolidated as of November 30, 2020	Carrying amounts	Adjustment to fair value (i)	Adjusted values
Cash and cash equivalents	68,225	-	68,225
Clients	8,933	-	8,933
Other assets	150,726	-	150,726
Restricted cash	16,405	-	16,405
Property, Plant and Equipment	577,424	(152,481)	424,943
Intangible Assets	24,297	-	24,297
Total acquired assets	846,010	(152,481)	693,529
Loans and financing	412,585	-	412,585
Suppliers	23,936	-	23,936
Labor and tax obligations	1,692	-	1,692
Other liabilities	18,370	-	18,370
Total assumed liabilities	456,583	-	456,583

Acquired net assets	389,427	(152,481)	236,946
Fair value of non-controlling interest			(23)
Gain on bargain purchase at acquisition			(91,209)
Total Consideration			145,714

(ii)	Amounts represent 100% of the adjustment, and in the Parent Company the proportional amount was BRL 152,466 in the loss of property, plant and equipment.

According to item 32 of CPC 15, a gain on bargain purchase in the amount of BRL 91,209 regarding CGU Hermenegildo was recognized on the acquisition date, being measured by the amount in which the fair value of the assets was higher than the consideration transferred for the acquisition of control.

Pursuant to Law 12.973/14 and subsequent amendments, the acquisition price for tax purposes is comprised of the amounts arising from the acts entered into under commercial law, excluding from the IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) tax basis, therefore, any accounting effect arising from the application of fair value assessments of assets, liabilities and equity instruments issued by the entity, such as those required by CPC15(R1), being recognized only at the time of its sale or corporate restructuring involving this interest, if the assets related to the recognition of the advantageous purchase have not been downloaded.

As a result, the gain on bargain purchase recorded in the transaction is temporarily neutralized by the tax legislation, although it is permanently transferred to the income for the fiscal year. Therefore, in relation to the amount of BRL 91,209 referring to the gain on bargain purchase, a deferred tax liability in the amount of BRL 31,009 was recorded.

30

Combined financial statements as of December 31, 2020, 2019 and 2018

(i) Adjustment to fair value

Omega Geração prepared the valuation of assets and liabilities at fair value based on internally developed projections and models, considering the following aspects:

•	Cash, cash equivalents, receivables, debts and other operating assets and liabilities: Chuí transactions recorded under these line items are represented by agreements carried out under normal market conditions, therefore the carrying amounts approximated their fair values. In relation to receivables, there is no expectation of loss;
•	Property, Plant and Equipment: the Chuí wind farms were valued using the discounted cash flow methodology and presented indications of non-recoverability of assets, and therefore recorded a loss in the amount of BRL 350,983, whose valuation assumptions are shown in the table below;
•	Intangible: the preliminary assessment resulted in the attribution of value to the rights arising from the government authorization for the exploration of wind power related to the CGU Santa Vitória do Palmar, as shown in the table below:
Item	BRL	Useful life	Assessment methods	Assessment assumptions
			Income approach: analysis of the company's projected results, before taxes, considering contracted volumes and prices, as well as operating and maintenance costs, as well as other projected operating expenses. The charges on contributing assets directly linked to the assets in question (CAC) were considered.	Projective period: of up to 50 years Nominal CAPM rate 11.5% p.a. (real terms) Installed capacity: 1,869W EBIT Margin: 54%
Governmental authorization	75,483	36 years

Total intangible assets	75,483

(c) Earn-out generation and put option

In the purchase and sale agreement of CGU Hermenegildo there is the possibility of earn-out payment related to electric power generation in the 2020-2022 triennium compared to the 2016-2018 triennium, according to which if the average generation of the 2020-2022 triennium is higher than that of the previous triennium, an amount of BRL 185/MWh must be paid by Omega Geração to the seller on the excess generation.

Omega Geração signed an agreement with Brave Winds, (owner of the remaining 22% of CGU Santa Vitória do Palmar) which, subject to certain conditions, may cause it to hold 100% of the shares of the SPE, which owns the assets related to CGU Santa Vitória do Palmar until June 30, 2022 in exchange for 3,236,607 shares issued by Omega Geração.

After analyzing the terms of the earn-out and put option, Omega Geração understood that it was not necessary to record the amounts on the acquisition date.

5.1.6 Acquisition of interest in jointly controlled businesses: Ventos da Bahia 1 and 2

As mentioned in Note 4.10, on August 23, 2020 Omega Geração completed the acquisition of a 50% stake in Ventos da Bahia 1 and 2 Complex from EDF Renewables do Brasil (EDF EN do Brasil Participações Ltda.).

The transaction was carried out through the signing by the parties of a purchase and sale agreement ("PSA"), dated August 23, 2020 under customary closing conditions, including approval from creditors and CADE, all of which were fulfilled by December 8, 2020, the date on which the transaction was completed by the parties.

The financial settlement of the transaction took place on the closing date with the payment of BRL 360.5 million to the sellers.

31

Combined financial statements as of December 31, 2020, 2019 and 2018

With the completion of the transaction, Omega Geração and EDF began to manage the businesses of Ventos da Bahia 1 and 2 Complex jointly, based on a shareholders' agreement, which establishes that substantive business decisions must be taken together, without the preponderance of any of the members. Omega Geração and EDF are entitled to appoint an equal number of members of the Board of Directors and the Executive Board.

Omega Geração classified this interest as a joint venture, as provided for in CPC 18, and records this investment under the equity accounting, without consolidating its assets, liabilities and results. The transaction is initially being accounted for using the acquisition method recommended by CPC 18 and CPC15.

The Ventos da Bahia 1 and 2 Complex, located in the municipalities of Bonito and Mulungu do Morro (BA), comprises 7 projects, totaling 182.6 MW installed capacity and is 100% operational.

Acquisition-related costs of BRL 800 were recognized in the statement of income as administrative expenses.

Since December 8, 2020, the date of its acquisition, Ventos da Bahia 1 and 2 Complex has contributed to Omega Geração with net income of BRL 872.

Had it been acquired at the beginning of the fiscal year 2020, Ventos da Bahia 1 and 2 Complex would have contributed to Omega Geração with net income of BRL 10,670.

The Ventos da Bahia 1 and 2 Complex is made up of 2 holdings and 7 wind farms, which are legally distinct and were acquired separately. When allocating the transaction amounts, Omega Geração assessed that there is only one cash-generating unit, given the interdependence of the operation of the plants and the common use of utilities such as transformation substations and transmission lines. The existence of holding companies is linked to the phasing of investments

(a) Consideration transferred for the acquisition of interest

The price paid for the transaction was BRL 360,500, which payment was made in a single installment, in cash, on the closing date.

(b) Acquired assets and assumed liabilities

In the table below, we present a summary of the assets acquired and liabilities assumed, referring to Ventos da Bahia 1 and 2 Complex, at their carrying amounts, adjusted to fair values on the acquisition date. This information represents the combined balance sheets of Ventos da Bahia 1 and 2 Complex on the acquisition date:

Combined as of November 30, 2020.	Carrying amounts	Adjustment to fair value (i)	Adjusted values
Cash and cash equivalents	118,681	-	118,681
Clients	61,359	-	61,359
Other assets	3,849	-	3,849
Restricted cash	30,834	-	30,834
Property, Plant and Equipment	999,840	-	999,840
Intangible Assets	16,131	336,197	352,328
Total assets	1,230,694	336,197	1,566,891
Loans and financing	780,876	-	780,876
Suppliers	3,958	-	3,958
Other liabilities	52,282	-	52,282
Total liabilities	837,116	-	837,116

Net assets	393,578	336,197	729,775
% Acquired			50%
Net assets			364,888
32

Combined financial statements as of December 31, 2020, 2019 and 2018

(i) Adjustment to fair value

Omega Geração prepared the valuation of assets and liabilities at fair value based on independent valuations, considering the following aspects:

•	Cash, cash equivalents, receivables, debts and other operating assets and liabilities: represented by agreements carried out under normal market conditions, therefore the carrying amounts approximated their fair values. In relation to receivables, there is no expectation of loss;
•	Property, Plant and Equipment: the assets of Ventos da Bahia 1 and 2 Complex are new, with construction completed close to the acquisition date, therefore representing their fair value when considering the replacement cost methodology;
•	Intangible: the preliminary assessment resulted in the attribution of value to the wind power purchase agreements, as well as to the existence of government authorization for the exploration of wind power, as shown in the table below:

Item	BRL	Average useful life	Assessment methods	Assessment assumptions
Electric power purchase agreements	140,609	17.9	Income approach: analysis of the company's projected results, before taxes, considering contracted volumes and prices, as well as operating and maintenance costs, as well as other projected operating expenses. The charges on contributing assets directly linked to the assets in question (CAC) were considered.	Projective period: of up to 50 years Nominal CAPM rate 11.5% p.a. (real terms) Installed capacity: 182.6W EBIT Margin: 54%
Governmental authorization	27,489	50.5

Total intangible assets	168,098

(c) Accounting recognition of gain on bargain purchase

According to item 32 of CPC 15, a gain on bargain purchase in the amount of BRL 4,388 referring to Ventos da Bahia 1 and 2 Complex was recognized on the acquisition date, being measured by the amount in which the fair value of the assets was higher than the consideration transferred for the acquisition of control, as shown in the following table:

BRL thousand
Transferred consideration (item (a))	(360,500)
Fair value of acquired assets and assumed liabilities 50%	364,888
(=) Gain on bargain purchase	4,388

Pursuant to Law 12.973/14 and subsequent amendments, the acquisition price for tax purposes is comprised of the amounts arising from the acts entered into under commercial law, excluding from the IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) tax basis, therefore, any accounting effect arising from the application of fair value assessments of assets, liabilities and equity instruments issued by the entity, such as those required by CPC15(R1), being recognized only at the time of its sale or corporate restructuring involving this interest, if the assets related to the recognition of the advantageous purchase have not been downloaded.

As a result, the gain on bargain purchase recorded in the transaction is temporarily neutralized by the tax legislation, although it is permanently transferred to the income for the fiscal year. Therefore, in relation to the amount of BRL 4,388 referring to the gain on bargain purchase, a deferred tax liability in the amount of BRL 1,490 was recorded.

33

Combined financial statements as of December 31, 2020, 2019 and 2018

(d) Price adjustment

Omega Geração and the sellers of Ventos da Bahia 1 and 2 completed the measurement and formalization of the price adjustment for the transaction for the acquisition of 50% interest by Omega Geração that took place on November 30, 2020. The price adjustment stage was provided for in the purchase agreement signed by the parties after the completion of the balance sheet on the closing date by the sellers, validated by Omega Geração in accordance with the contractual terms.

The adjustments arising from the price were considered as an adjustment of the consideration transferred, resulting in a reduction in the price paid in the amount of BRL 14,859, which was subject to deferred IRCS in the amount of BRL 5,051. Omega Geração reviewed the determination of the fair value of the identified assets and assumed liabilities and did not identify any assets or liabilities additional to the fair values initially allocated on the acquisition date. Consequently, the price adjustment resulted in the calculation of a gain on bargain purchase in the transaction. According to CPC 15, adjustments made during the 12-month period from the completion of the transaction must be recognized as if the accounting of the transaction had been completed on the acquisition date. The amount of BRL 14,859 was received on April 9, 2021 from EDF Renewables.

5.2 Transactions in 2019

5.2.1 Transfer of assets from Delta 5 and Delta 6

The Board of Directors, after a recommendation made by the Related Party Asset Trading Committee, at a meeting held on December 18, 2017, approved the execution by Omega Geração of an agreement for the transfer of electric power generation assets, with Omega Desenvolvimento Maranhão Fundo de Investimento em Participações Multiestratégia ("DEV FIP Maranhão") and Omega Desenvolvimento II Fundo de Investimento em Participações ("DEV FIP II"), through which Omega Geração, subject to certain conditions precedent, came to hold options to purchase all the shares of certain holding companies holding and owning wind and solar power generation assets still under development and that would participate in the 2017 A-4 Auction and the A-6 Auction ("Auctions") and granted put options for shares of said holding companies to such funds.

The object of the agreement was the acquisition of wind and solar power generation projects located in the State of Maranhão and Piauí, and its effectiveness was conditioned to the fact that one or more of the projects became winners in the auctions in which they participated. On December 20, 2017, the wind projects located in Maranhão, comprising 2 projects (Delta 5) with a projected installed capacity of 54 MW and 2 projects (Delta 6) with a projected installed capacity of 54 MW, won the Auction A-6. The start of commercial operation took place in January 2019.

The transfer of assets was carried out through a corporate restructuring, in an agreement signed in January 2019, which established the exchange of shares issued by the Group for shares held by Delta 5 and Delta 6 by the ex-owner funds, based on the value of these shares calculated based on the discounted cash flow methodology. Subsequently, on February 28, 2019, continuing the asset transfer process mentioned in the previous paragraph, the holding companies holding the assets of Delta 5 and Delta 6 were merged into Omega Geração, as a result of the conclusion of the corporate restructuring. 18,788,469 common shares of Omega Geração were issued in exchange for the merger of Delta 5 and Delta 6, with an average exchange ratio of 0.36 shares of the Group for each share of Delta 5 and Delta 6.

The transfer transaction of the assets of Delta 5 and Delta 6 was carried out with investment funds managed in the context of the control group of Omega Geração. In this sense, Omega Geração concluded that accounting under the acquisition method recommended by CPC15 is not applicable, since the transaction is outside the scope of said pronouncement. Thus, the carrying amounts were used for the initial registration of the transaction.

The main conditions precedent established in the agreement for transfer of assets were fulfilled in January 2019, thus Omega Geração now holds control of the Delta 5 and Delta 6 transactions,

34

Combined financial statements as of December 31, 2020, 2019 and 2018 consolidating its financial statements from that date on.

The capital increase by transferring the assets was determined based on the net carrying amount of the Delta 5 and Delta 6 assets appraised by an independent appraiser, as shown in the table below:

BRL thousand
Amount allocated to the share capital based on the appraisal report[1]	69,966
Goodwill on shares issuance[2]	75,595
Total increase in the Group's equity	145,561

1 - Value determined based on an appraisal report on the base date of September 30, 2018.

2 – The goodwill reserve arising from the equity variation of Delta 5 and Delta 6 between the base date of the appraisal report and the effective contribution to the Group's equity.

The carrying amounts of assets and liabilities in the initial restatement are presented below:

Combined balances as of January 1, 2019	Delta 5	Delta 6
Cash and cash equivalents	2,133	1,259
Other assets	5,260	4,678
Restricted cash	3,912	3,892
Property, Plant and Equipment (Note 11)	207,584	212,035
Assets	218,889	221,864
Suppliers	3,304	10,110
Loans and financing (Note 14)	134,830	133,732
Labor and tax obligations	2,923	1,103
Other liabilities	2,922	6,268
Liabilities	143,979	151,213

Total net assets	74,910	70,651

As the assets were recorded at carrying amounts, no goodwill or gain was recognized in the financial statements.

5.2.2 Assuruá Acquisition – Centrais Eólicas Assuruá, owner of the Assuruá I and Assuruá II projects

On June 5, 2019, the acquisition of the shares of Assuruá – Centrais Eólicas Assuruá, owner of the Assuruá I and Assuruá II projects, in the interior of Bahia, from the FIP IEER was concluded.

The transaction was carried out through the signing by the parties of a PSA (Purchase and Sale Agreement and Other Covenants), dated December 28, 2018, under conditions precedent, which bound the closing of the transaction including approval by the Brazilian antitrust authority ("CADE") and the consent of creditors. These conditions precedent were fulfilled during the 1st half of 2019, having been completed by May 31, 2019, the date on which the parties contractually elected for the transfer of control. The transaction was closed by signing an amendment to the PSA on June 5, 2019 with the final conditions of the transaction.

The final value of the transaction plus correction of the price adjustment was BRL 1,913,970, considering the discounted cash flow of the assets before existing debts and cash in the acquired companies (as per table (a) consideration transferred for the acquisition of control).

Located in the city of Gentio do Ouro (State of Bahia), it comprises 13 plants, totaling 303 MW of installed capacity and is 100% operational. The projects won the 2013 and 2014 Reserve Electric Power Auctions and entered into commercial operation in April 2016 and February 2018. The projects have electric power sales agreements in the regulated environment for 20 years and total 131 wind turbines, with full service O&M agreements.

The transaction was accounted for using the acquisition method recommended by CPC15, since the parties that controlled the asset before the transaction were not part of the Group's control block, the transaction thus being a business combination.

35

Combined financial statements as of December 31, 2020, 2019 and 2018

Omega Geração completed the allocation of the fair value of the identifiable assets acquired and the liabilities assumed in this transaction, as provided for in CPC 15 – Business combinations.

Acquisition-related costs of BRL 324 were recognized in the statement of income as administrative expenses.

Since May 31, 2019, the date of its acquisition, Assuruá I and II has contributed to Omega Geração with net revenue of BRL 99,134 and net income of BRL 29,374.

Had it been acquired at the beginning of 2019, Assuruá I and II would have contributed to Omega Geração with net revenue of BRL 243,960 and net loss of BRL 558.

(a) Consideration transferred for acquisition of control

The transaction price was divided into 3 installments, as detailed below, which added to the net debt existing in the acquired companies form the total transaction value:

Item	BRL	Reference
Installment paid in case on June 05, 2019	548,424
Accounts payable to former shareholders for the acquisition of shares	357,368	(i)
Contingent consideration	-	(ii)
Total consideration transferred for acquisition of control	905,792
Net debt existing in acquired companies	1,008,178	(iii)
Final transaction value (enterprise value of Assuruá I and II)	1,913,970

(i) Accounts payable for the acquisition of shares

Omega Geração assumed the following installments as part of the consideration transferred, recorded in liabilities under "Other obligations", as described in Note 17.

	Payment terms	Maturity date	Indexer	Balance
Portion related to miscellaneous fees	Cash portion	Paid in Jun-2019	-	677
Price adjustment portion	Cash portion	After acceptance of the closing value (¹)	IPCA (Amplified Consumer Price Index)+9.5%	27,597
Deferred installment A	Installment in cash or shares	05/31/2021	IPCA (Amplified Consumer Price Index)+9.5%	14,215
Deferred installment B	Installment in cash or shares	05/31/2022	IPCA (Amplified Consumer Price Index)+9.5%	56,860
Deferred installment C	Installment in cash or shares	05/31/2022	IPCA (Amplified Consumer Price Index)+10%	66,155
Deferred installment D.1	Cash portion	05/31/2020	100% CDI (Interbank Deposit Certificate)	1,165
Deferred installment D.2	Cash portion	05/31/2021	100% CDI (Interbank Deposit Certificate)	1,165
Deferred installment E (²)	Installment in cash or shares	05/31/2022	IPCA (Amplified Consumer Price Index)+9.5%	189,534
				357,368

(¹) Amount paid after the parties agree on the indebtedness and working capital variation adjustments of the closing balances of the transaction, already included in the recognized amount.

(²) CVV provides for the early settlement of part of the deferred installment (E) and in the event of a liquidity event at Omega Geração. In this sense, due to the public offering of shares mentioned in Note 4.7, on October 2, 2019, Omega Geração paid BRL 160,000.

As indicated in the table above, some installments may be settled specifically in cash or common, nominative shares with no par value issued by Omega Geração, at its sole discretion. According to CPC39 – Financial instruments, due to the possibility of payment in cash, these installments must be

36

Combined financial statements as of December 31, 2020, 2019 and 2018 recorded as a financial liability and not in Omega Geração's shareholders' equity.

37

Combined financial statements as of December 31, 2020, 2019 and 2018

Below we present the movement of the updated balance of debt payable:

BRL
Initial amount payable for the acquisition of shares	356,672
Monetary adjustment	43,907
Net installments	(191,585)
Price adjustment complement	696
Total amount of debt:	209,690

(ii) Contingent consideration

The original PSA has a contingent consideration section that determines an additional payment to the transaction price, which can vary between zero and BRL 39.9 million, depending on whether the former owners are successful in some regulatory claims made at the time they controlled the asset. The parties decided by mutual agreement not to follow these claims, thus extinguishing this obligation, eliminating any payment obligation on the part of Omega Geração. No adjustments were made to the consideration transferred as a result of this contractual section.

(iii) Net debt existing in Assuruá I and II

The net debt existing on May 31, 2019 in the companies that comprise Assuruá I and II arises from the financing of the installation of the plant and is represented by agreements with BNDES in the Finem modality and by debentures, net of the cash balance, as shown in the table below:

	Assuruá I	Assuruá II	Total
Cash and cash equivalents	1,042	11,670	12,712
Restricted cash	13,503	56,284	69,787
Loans and financing	(134,411)	(749,830)	(884,241)
Debentures	(51,557)	(154,879)	(206,436)
	(171,423)	(836,755)	(1,008,178)

Details on debt rates, terms and guarantees are presented in Note 14.

(b) Assets acquired and liabilities assumed from Assuruá I and II

In the table below, we present a summary of the assets acquired and liabilities assumed at their carrying amounts, preliminary adjusted to the fair values of Assuruá I and II on the acquisition date, May 31, 2019. The table below shows the result of the final evaluation:

Combined on May 31, 2019	Carrying amounts	Adjustment to fair value (i)	Adjusted values
Cash and cash equivalents	12,712	-	12,712
Trade receivables	18,319	-	18,319
Other current assets	984	-	984
Restricted cash	69,787	-	69,787
Other non-current assets	14,912	-	14,912
Property, Plant and Equipment	1,560,729	-	1,560,729
Intangible Assets	-	345,273	345,273
Total acquired assets	1,677,443	345,273	2,022,716
Loans and financing	884,241	-	884,241
Debentures	206,436	-	206,436
Contingent liabilities	-	8,164	8,164
Current operating liabilities	10,096	-	10,096
Other non-current liabilities	16,150	-	16,150
Total assumed liabilities	1,116,923	8,164	1,125,087

Acquired net assets	560,520	337,109	897,629

There was no goodwill or gain on bargain purchase as a result of this acquisition.

(i) Adjustment to fair value

38

Combined financial statements as of December 31, 2020, 2019 and 2018

Omega Geração prepared the valuation of assets and liabilities at fair value based on internally developed projections and models, considering the following aspects:

•	Cash, cash equivalents, receivables, debts and other operating assets and liabilities: Assuruá transactions recorded under these line items are represented by agreements carried out under normal market conditions, therefore the carrying amounts approximated their fair values. In relation to receivables, there is no expectation of loss;
•	Property, Plant and Equipment: Assuruá wind farms are new, thus they correspond to their fair value when considering the replacement cost methodology;
•	Intangible: the preliminary assessment resulted in the attribution of value to the wind power purchase agreements won in public auctions, as well as to the existence of government authorization for the exploration of wind power, as shown in the table below:

Item	BRL	Useful life	Assessment methods	Assessment assumptions
Electric power purchase agreements	237,259	18.7 years	Income approach: analysis of the company's projected results, before taxes, considering contracted volumes and prices, as well as operating and maintenance costs, as well as other projected operating expenses. The charges on contributing assets directly linked to the assets in question (CAC) were considered.	Projective period: of up to 50 years WACC (Weighted Average Cost of Capital): 13.7% p.a. (real terms) CAC cost: 9.5% p.a. Installed capacity: 303MW EBIT Margin: 86%
Governmental authorization	108,014	50.1 years

Total intangible assets	345,273

•	Contingent liabilities: according to CPC 15, a contingent liability must be recognized in the business combination even if the outflow of resources for its settlement is not probable. In the assessment of assets and liabilities acquired from Assuruá, contingent tax liabilities were identified for which there was no provision recorded. The PSA has a section that guarantees Omega Geração full indemnity by the former owners of the aforementioned amounts in case they are materialized.
6.	INFORMATION BY BUSINESS SEGMENT

The Group divided its transactions into five reportable segments: transactions from wind sources, water sources, solar sources and trading company. The segments are aligned with the structure used by Management to assess the Group's performance and are reflected in its management reports used for monitoring and decision-making. The bodies responsible for making these operational, resource allocation and performance assessment decisions include the Executive Boards and the Board of Directors, which use information on electric power generation and trading in average MWh and MW, revenues, operating and maintenance (O&M) expenses, fixed general and administrative expenses (G&A) and, as a result, EBITDA, financial results arising from the capital structure and net income.

The information presented to Management with the respective performance of each segment is derived from records kept in accordance with accounting practices, with some reallocations between segments.

In the table below, we present operating information on the assets of each segment:

39

Combined financial statements as of December 31, 2020, 2019 and 2018

CGUs	Segment	Number of plants in operation	Location	Start of long-term agreements	Installed capacity (MW)	Main contracting environment
Santa Vitória do Palmar	Wind	16	Rio Grande do Sul	May/2017	402.0	ACL
Assuruá	Wind	13	Bahia	Assuruá I Apr/2016 Assuruá II Apr/2018	303.0	LER
Delta 3	Wind	8	Maranhão	Jan/2018	220.8	ACR - Auction A-3 2015
Ventos da Bahia 1 and 2 (*)	Wind	7	Bahia	Sep/17 and Sep/18	182.6	ACR – Auction A-5 2013 and ACR - LER 2015
Hermenegildo	Wind	4	Rio Grande do Sul	May/2017	180.8	ACL
Delta 2	Wind	3	Piauí	Jan/2018	74.8	ACR - Auction A-5 2013
Delta 1	Wind	3	Piauí	Jul/2014	70.0	ACR - Auction A-3 2011
Delta 7	Wind	2	Maranhão	Oct/2019	62.1	ACL
Delta 5	Wind	2	Maranhão	Jan/2023	54.0	ACR - Auction A-6 2017
Delta 6	Wind	2	Maranhão	Jan/2023	54.0	ACR - Auction A-6 2017
Assuruá III	Wind	2	Bahia	Apr/2019	50.0	LEN
Delta 8	Wind	1	Maranhão	Oct/2019	35.1	ACL
Gargaú	Wind	1	Rio de Janeiro	Oct/2010	28.1	PROINFA
Indaiás	Water	2	Mato Grosso do Sul	Jul/2012	32.5	ACL
Serra das Agulhas	Water	1	Minas Gerais	Jan/2018	30.0	ACR - Auction A-5 2013
Pipoca (**)	Water	1	Minas Gerais	Oct/2010	20.0	ACL
Pirapora (*)	Solar	11	Minas Gerais	Nov/2017	321.0	LER
OMC	Trading Company	-	São Paulo	-	-	-
OD 4	Wind	-	Bahia	-	-	-
Assuruá 5	Wind	-	Bahia	-	-	-
OMDC	Trading Company	-	São Paulo	-	-	-
Delta Pl Project	Ongoing projects	-	Piauí	-	-	-
Kuara Project	Ongoing projects	-	Ceará	-	-	-
Ibiapaba Project	Ongoing projects	-	Ceará	-	-	-
Sigma Project	Ongoing projects	-	Piauí	-	-	-

(*) 50% interest.

(**) 51% interest.

6.1 Statements of income

The tables below present the Group's combined result distributed among the five reportable segments. Corporate expenses and exclusions were presented in only one column, as follows:

							2020
	Wind sources (4)	Water sources (1)	Solar source (2)	Trading Company (3)	Project development (5)	Corporate/ Eliminations	Combined

Net operating revenue	876,104	85,846	-	614,033	-	(130,766)	1,445,217
Operation, maintenance and purchase costs	(509,134)	(41,365)	-	(595,821)	-	130,766	(1,015,554)
Gross profit (loss)	366,970	44,481	-	18,212	-	-	429,663

Administrative, personnel and general	(30,105)	(5,621)	-	(18,658)	(514)	(24,218)	(79,116)
Other operating revenues (expenses)	173,572	11,216	-	75	-	(1,666)	183,197
Income from equity accounting	155	11,639	(4,210)	1,909	-	(1,759)	7,734
Total operating income	510,592	61,715	(4,210)	1,538	(514)	(27,643)	541,478

Financial revenues	8,220	894	-	580	1	14,443	24,138
Financial expenses	(332,584)	(17,912)	-	119	(2)	(91,117)	(441,496)
Income before IR (Income Tax)/CSLL (Social Contribution on Net Income)	186,228	44,697	(4,210)	2,237	(515)	(104,317)	124,120

IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	(52,712)	(1,163)	-	(4,511)		-	(58,386)
Net income (loss) for the fiscal year	133,516	43,534	(4,210)	(2,274)	(515)	(104,317)	65,734

1 Includes the equity accounting referring to 51% of the interest in the Pipoca Hydroelectric Power Plant. Information breakdown is presented in Note 10.

2 Includes the equity accounting referring to 50% of the interest in the Pirapora Complex. Information breakdown is presented in Note 10.

³ Refers to companies OMC, OMGC and OMDC. OMGC's objective is to manage the Group's electric power purchase and sale agreements.

4 Includes the equity accounting referring to 50% of the interest in the Ventos da Bahia and 2. Information breakdown is presented in Note 10.

5 Includes OD4 and Assuruá 5 companies.

40

Combined financial statements as of December 31, 2020, 2019 and 2018

2019
	Wind sources	Water sources (¹)	Solar source (2)	Trading Company (3)	Corporate/ Eliminations	Combined

Net operating revenue	753,049	94,370	-	780,695	(196,080)	1,432,034
Operation, maintenance and purchase costs	(386,708)	(52,954)	-	(773,465)	196,080	(1,017,047)
Gross profit (loss)	366,341	41,416	-	7,230	-	414,987

Administrative, personnel and general	(23,671)	(3,399)	-	(4,058)	(13,287)	(44,415)
Other operating revenues (expenses)	1,248	(279)	-	(13)	1,967	2,923
Income from equity accounting	-	5,737	16,545	4,075	(3,925)	22,432
Total operating income	343,918	43,475	16,545	7,234	(15,245)	395,927

Financial revenues	13,524	1,339	-	662	9,516	25,041
Financial expenses	(261,060)	(16,207)	-	(3,038)	(67,565)	(347,870)
Income before IR (Income Tax)/CSLL (Social Contribution on Net Income)	96,382	28,607	16,545	4,858	(73,294)	73,098

IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	(33,529)	(3,225)	-	57	-	(36,697)
Net income (loss) for the fiscal year	62,853	25,382	16,545	4,915	(73294)	36,401

1 Includes the equity accounting referring to 51% of the interest in the Pipoca Hydroelectric Power Plant. Information breakdown is presented in Note 10.

2 Includes the equity accounting referring to 50% of the interest in the Pirapora Complex. Information breakdown is presented in Note 10.

³ Refers to companies OMC, OMGC and OMDC. OMGC's objective is to manage the Group's electric power purchase and sale agreements.

2018
	Wind sources	Water sources (¹)	Solar source (2)	Trading Company (3)	Corporate/ Eliminations	Combined

Net operating revenue	503,886	83,700	-	535,398	(185,625)	937,359
Operation, maintenance and purchase costs	(239,021)	(31,728)	-	(518,378)	165,810	(623,317)
Gross profit (loss)	264,865	51,972	-	17,020	(19,815)	314,042

Administrative, personnel and general	(8,617)	(3,960)	-	(7,297)	(24,351)	(44,225)
Other operating revenues (expenses)	2,226	1,613	-	142	14,882	18,863
Income from equity accounting	-	4,903	(415)	4,622	(5,216)	3,894
Total operating income	258,474	54,528	(415)	14,487	(34,500)	292,574

Financial revenues	8,278	1,520	-	264	16,964	27,026
Financial expenses	(200,173)	(19,292)	-	(131)	(4,707)	(224,303)
Income before IR (Income Tax)/CSLL (Social Contribution on Net Income)	66,579	36,756	(415)	14,620	(22,243)	95,297

IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	(20,112)	(4,052)	-	(4,206))	(28)	(28,398)
Net income (loss) for the fiscal year	46,467	32,704	(415)	10,414	(22,271)	66,899

1 Includes the equity accounting referring to 51% of the interest in the Pipoca Hydroelectric Power Plant. Information breakdown is presented in Note 10.

2 Includes the equity accounting referring to 50% of the interest in the Pirapora Complex. Information breakdown is presented in Note 10.

³ Refers to companies OMC, OMGC and OMDC. OMGC's objective is to manage the Group's electric power purchase and sale agreements.

6.2 Main assets and liabilities by segment

							2020
	Wind sources (4)	Water sources (1)	Solar source (2)	Trading Company (3)	Project development (5)	Corporate/ Eliminations	Combined
Assets
Cash and cash equivalents	397,645	17,869	-	26,557	7,196	447,007	896,274
Clients	334,780	42,420	-	157,980	-	(182,613)	352,567
Financial investments - Restricted cash	455,574	6,197	-	-	-	-	461,771
Investment	713,536	38,143	61,032	8,552	-	(8,852)	812,411
Property, plant and equipment and intangible assets	7,465,173	367,773	-	3,046	416,878	(113,832)	8,139,038
Total main assets	9,366,708	472,402	61,032	196,135	424,074	141,710	10,662,061

Liabilities
Loans, financing, and debentures	(4,766,192)	(170,816)	-	-	-	(959,846)	(5,896,854)
Suppliers	(282,460)	(46,698)	-	(173,473)	(396,083)	180,260	(718,454)
Other liabilities	(558,080)	(24,877)	-	(8,317)	(377)	284,403	(307,248)
41

Combined financial statements as of December 31, 2020, 2019 and 2018

Total main liabilities	(5,606,732)	(242,391)	-	(181,790)	(396,460)	(495,183)	(6,922,556)

1 Includes the investment referring to 51% interest in the Pipoca Hydroelectric Power Plant. Breakdown of information on assets, liabilities and statements of income are presented in Note 10.

2 Includes the investment referring to 50% interest in the Pirapora Complex. Breakdown of information on assets, liabilities and statements of income are presented in Note 10.

³ Refers to companies OMC, OMGC and OMDC. OMGC's objective is to manage the Group's electric power purchase and sale agreements.

4 Includes the equity accounting referring to 50% of the interest in the Ventos da Bahia and 2. Information breakdown is presented in Note 10.

5 Includes OD4 and Assuruá 5 companies.

2019
	Wind sources	Water sources (1)	Solar source (2)	Trading Company (³)	Corporate/ Eliminations	Combined
Assets
Cash and cash equivalents	205,781	15,763	-	19,464	753,544	994,552
Clients	279,674	43,783	-	186,489	(254,102)	255,844
Financial investments - Restricted cash	139,409	14,654	-	-	-	154,063
Investment	-	31,843	421,733	6,643	(7,093)	453,126
Property, plant and equipment and intangible assets	4,966,293	364,434	-	1,720	(2,353)	5,330,094
Total main assets	5,591,157	470,477	421,733	214,316	489,996	7,187,679

Liabilities
Loans, financing, and debentures	(3,010,536)	(145,955)	-	-	(794,393)	(3,950,884)
Suppliers	(118,984)	(45,031)	-	(213,941)	253,053	(124,903)
Other liabilities	(369,839)	(10,668)	-	(6,774)	170,026	(217,255)
Total main liabilities	(3,499,359)	(201,654)	-	(220,715)	(371,314)	(4,293,042)

1 Includes the investment referring to 51% interest in the Pipoca Hydroelectric Power Plant. Breakdown of information on assets, liabilities and statements of income are presented in Note 10.

2 Includes the investment referring to 50% interest in the Pirapora Complex. Breakdown of information on assets, liabilities and statements of income are presented in Note 10.

³ Refers to companies OMC, OMGC and OMDC. OMGC's objective is to manage the Group's electric power purchase and sale agreements.

2018
	Wind sources	Water sources (1)	Solar source (2)	Trading Company (³)	Corporate/ Eliminations	Combined
Assets
Cash and cash equivalents	65,106	8,270	-	24,845	112,966	211,187
Clients	172,274	26,647	-	103,580	(145,030)	157,471
Financial investments - Restricted cash	80,046	15,918	-	-	-	95,964
Investment	-	30,853	455,187	4,102	(4,697)	485,445
Property, plant and equipment and intangible assets	2,714,318	372,039	-	-	-	3,086,357
Total main assets	3,031,744	453,727	455,187	132,527	(36,761)	4,036,424

Liabilities
Loans, financing, and debentures	(1,691,362)	(164,053)	-	-	(253,595)	(2,109,010)
Suppliers	(55,363)	(27,230)	-	(121,375)	144,488	(59,480)
Total main liabilities	(1,746,725)	(191,283)	-	(121,375)	(109,107)	(2,168,490)

1 Includes the investment referring to 51% interest in the Pipoca Hydroelectric Power Plant. Breakdown of information on assets, liabilities and statements of income are presented in Note 10.

2 Includes the investment referring to 50% interest in the Pirapora Complex. Breakdown of information on assets, liabilities and statements of income are presented in Note 10.

³ Refers to companies OMC, OMGC and OMDC. OMGC's objective is to manage the Group's electric power purchase and sale agreements.

7.	CASH, CASH EQUIVALENTS AND RESTRICTED FINANCIAL INVESTMENTS

Accounting policy

Cash and cash equivalents include cash at hand, up-front bank deposits and short-term investments with redemption, with the issuer itself, up to 90 days from the date of investment, considered to be of

42

Combined financial statements as of December 31, 2020, 2019 and 2018 immediate liquidity, and that are convertible into a known amount of cash, subject to an insignificant risk of change to their value, which are recorded at cost value with the addition of earnings obtained up to the dates of the balance sheets, which do not exceed their market or realization value.

When the investment presents some type of restriction on redemption, as they are linked to credit transactions or were pledged as guarantees in commercial operations, they are recorded as financial investments held to maturity, recorded at amortized cost and classified as non-current assets when their maturity does not exceed 12 months.

	Combined
	2020	2019	2018
Banks	102,973	91,596	24,175
Financial investments with immediate liquidity	793,301	902,956	187,012
Cash and cash equivalents	896,274	994,552	211,187

Financial investments - Restricted cash	461,771	154,063	95,964

Total	1,358,045	1,148,615	307,151

As of December 31, 2020, cash and cash equivalents include, in addition to balances in bank accounts, Bank Deposit Certificates, Repurchase Agreements and government bond investment fund quotas, with daily liquidity and redeemable from the issuer.

Financial investments classified as restricted cash and kept in non-current assets include fixed income instruments, contracted under normal market conditions and rates, as a form of guarantee and linked to the financing obtained from BNDES, described in Note 14.

8.	TRADE RECEIVABLES

Accounting policy

These are financial instruments classified in the category Financial assets measured at amortized cost and represent the amounts receivable from the sale of electric power made by the Group. Receivables are initially recorded at fair value and subsequently measured at amortized cost, less any estimates of losses to cover possible losses on their realization, when applicable.

The Group uses an estimated loss matrix to calculate the expected credit loss for accounts receivable. The estimated loss rates applied are based on days late for groupings of multiple clients that have similar loss patterns. The estimated loss matrix is initially based on the historical loss rates observed by the Group, this matrix is prospectively revised to adjust it according to the historical credit loss experience.

Electric power trading transactions are carried out in an active market and, for accounting measurement purposes, meet the definition of financial instruments at fair value. Revenue is recognized when electric power is delivered to the client at the consideration fair value. Additionally, net unrealized gains arising from the mark-to-market – difference between contractual and market prices – of outstanding net contracted transactions on the date of the financial statements are recognized as revenue.

43

Combined financial statements as of December 31, 2020, 2019 and 2018

The accounting policy on revenue recognition is presented in Note 22.

			Combined
	2020	2019	2018
Surplus regulated agreements	31,088	27,743	10,086
LER agreements	20,831	19,951	5,362
Proinfa agreements	3,759	3,233	10,946
MCP - Electric Power Trading Chamber "CCEE"	103,229	62,754	52,807
Free consumers and distributors	170,485	132,773	66,010
MTM trading portfolio	23,175	9,343	12,260
Other trade receivables	-	47
Total	352,567	255,844	157,471
Presented in assets:
Current	321,479	229,458	150,554
Non-current	31,088	26,386	6,917

Regulated accounts receivable (LER, Proinfa and distributors): represented by accounts receivable from distributors and LER under agreements acquired at auctions, as well as agreements under PROINFA that are billed exclusively to Eletrobras. Prices are based on the auction, adjusted for inflation indexes. They have a deadline for receipt of less than 45 days.

Free consumers: represented by accounts receivable from trading companies relating to electric power generated by the assets of wind farms and SHPs and settled in the short term, at market price, freely negotiated by the Group and its clients. Usually have less than 45 days of receipt.

MCP - CCEE: the balance receivable arises from the mechanism for closing the energy position at CCEE, which adjusts monthly billed revenues through the physical guarantee registered by the Group at CCEE to the actual amount generated, which may represent an amount receivable or payable. According to CCEE rules, these amounts are generally settled within 45 days. The credit risk of this asset arises from the CCEE itself.

The balance receivable recorded in non-current assets arises from CCEE accounting, whose contractual system provides for settlement within a period exceeding 12 months.

There are no relevant overdue balances as of December 31, 2020, 2019 and 2018, therefore, it was not necessary to record estimated losses with doubtful accounts.

9.	OTHER CURRENT AND NON-CURRENTS ASSETS

			Combined
	2020	2019	2018
Recoverable taxes
IRRF (Withholding Income Tax)/CSLL (Social Contribution on Net Income)	49,463	27,610	16,158
PIS (Social Integration Program)/COFINS (Contribution to Social Security Financing)	9,615	9,828	7.941
ICMS (Tax on Goods and Services)	1,563	1,521	1,295
Other taxes	2,904	-	-
Advance to suppliers	9,024	11,986	6,425
Related parties (Note 20)	84,512	21,480	17,447
Expenses to allocate	14,346	4,737	2,292
Indemnity assets in the acquisition of companies	8,814	8,814	-
Insurance receivable	24,300	-	-
Judicial deposits	373	2,563	-
Pirapora price adjustment	-	-	14,829
Ventos da Bahia price adjustment	14,859	-	-
Other	15,531	6,600	187
Total	235,304	95,139	66,574
Presented in assets:
Current	163,651	82,155	65,234
Non-current	71,653	12,984	1,340

The nature of the group's main accounts is described below.

Taxes recoverable: include tax credits calculated at the federal (PIS, COFINS, IR and CSLL) and state (ICMS) levels arising from the Group's commercial transactions, financial investments and acquisition

44

Combined financial statements as of December 31, 2020, 2019 and 2018 of equipment. IRPJ and CSLL balances include withholdings referring to the redemption of financial investments. Commercial transactions under PROINFA are also subject to withholding of federal taxes.

Related parties: refer to apportionments of expenses for the sharing of structure and loan transactions with employees, as detailed in Note 20.

Insurances receivable: arises from the estimate of insurance for property damage and loss of profits in the incident of the SHP Serra das Agulhas, as mentioned in Note 4.3.

Indemnity assets in the acquisition of companies: indemnity rights arising from the acquisition of Assuruá I and Assuruá II related to contingent tax liabilities.

10.	INVESTMENTS

Accounting policy

The Group controls an entity when it unilaterally conducts its financial and operating policies, exposing itself to variable returns arising from its involvement with the entity. The financial statements of the subsidiaries are included in the consolidated financial statements as from the date when control began, up to the date when it ceased to exist. In the parent company's individual and consolidated financial statements, the financial information of the subsidiaries is recognized using the equity accounting method.

Investments in joint ventures arise from interests in companies whose control is shared with one or more parties and neither party unilaterally conducts its financial and operating policies, leaving the Group only the right to the net assets of this entity. These investments are accounted for using the equity accounting method and are not combined.

The Group's investment in subsidiaries and joint ventures includes the gain arising from the fair value of tangible and intangible assets recorded in the acquisition of interest using the acquisition method, in accordance with the accounting policy described in Note 5.

Gains or losses resulting from changes in equity interest in subsidiaries that do not result in loss of control are recorded directly in equity.

10.1 Fiscal year ended December 31, 2020

Combined
Balances as of December 31, 2019	453,126
Company's acquisition	364,888
Income from equity accounting	7,734
Dividends	(9,387)
Decrease of capital	(3,950)
Balances as of December 31, 2020	812,411

Main changes occurred during the 2020 fiscal year

(i)	Acquisition of all Asteri shares: As disclosed in Note 5.1.4, the acquisition of all preferred shares convertible into common shares issued by Asteri held by the XPOM Fund was completed.

(ii)	Acquisition of interest in jointly controlled businesses: Ventos da Bahia 1 and 2: As disclosed in Note 5.1.6, the acquisition of a 50% stake in Ventos da Bahia 1 and 2 Complex was concluded.

45

Combined financial statements as of December 31, 2020, 2019 and 2018

10.2 Fiscal year ended December 31, 2019

Combined
Balances as of December 31, 2018	485,445
Income from equity accounting	22,432
Dividends	(10,406)
Decrease of capital	(44,350)
Other	5
Balances as of December 31, 2019	453,126

Main changes occurred during the 2019 fiscal year

(i)	Decrease of capital: In the year ended December 31, 2019, the investee Pirapora II Solar Holding S.A. approved a capital reduction in the amount of BRL 88,700 million. The Group took the proportion of interest in the investee of 50% on this reduction, resulting in the amount of BRL 44,350 million.

10.3 Fiscal year ended December 31, 2018

Combined
Balances as of December 31, 2017	29,286
Income from equity accounting	3,894
Dividends	(3,336)
Acquisition of interests	455,601
Balances as of December 31, 2018	485,445

Main changes occurred during the 2018 fiscal year

(i)	Asteri Dividends: the subsidiary Asteri has preferred shares issued in favor of the non-controlling shareholder FIP de Infraestrutura XP Omega I, which have preference in receiving dividends until 2031, in accordance with the limits established in the shareholders' agreement. There is no obligation in this transaction for any cash delivery or share class redemption, but rather a priority in receiving dividends. There is no mandatory dividend payment to any class of shares if there is no profit for the fiscal year. After 2031, these shares will be converted into common shares and the obligation to pay a priority dividend ceases.

(ii)	Acquisition of 50% of Pirapora: as mentioned in Notes 4.6 and 5.2.1, the Pirapora Solar Complex was acquired, adding BRL 456 million to Omega Geração's investments.

10.4 Joint Venture – Pipoca Hydroelectric Power Plant

The Pipoca joint venture is an investment under shared control with Cemig Geração e Transmissão S.A ("Cemig") through the indirect interest of 51% of the share capital through the subsidiary Asteri Energia S.A.

Pipoca's assets refer to a SHP, located on the Manhuaçu River, between the municipalities of Ipanema and Caratinga, having started the electric power generation operation in October 2010 with an installed capacity of 20 MW. The period of authorization for exploration is 30 years, which may be extended for another 30 years in accordance with the terms of Law 13.360/2016.

The accounting information on the main assets and liabilities and results of this joint venture is presented below:

46

Combined financial statements as of December 31, 2020, 2019 and 2018

Statement of financial position	2020	2019	2018	Statements of income	2020	2019	2018
Total assets	109,756	100,482	104,725	Net operating revenue	33,550	30,260	27,037
Current	18,578	7,573	10,288	Operation and maintenance costs	(12,221)	(12,671)	(11,443)
Non-current	91,178	92,909	94,437	Gross profit	21,329	17,589	15,594
Long-term assets	3,041	2,969	2.726	Operating revenue (expenses)	4,139	(1,970)	(1,042)
Property, plant and equipment and intangible assets	88,137	89,940	91,711	Net financial income	(1,217)	(3,235)	(3,437)
Total liabilities	109,756	100,482	104,725
Current	16,815	13,917	11,403	Profit before IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	24,251	12,384	11,115
Non-current	20,386	26,571	33,047	IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	(1,220)	(928)	(1,203)
Shareholders' Equity	72,555	59,994	60,275	Net income	23,031	11,456	9,912

10.5 Joint Venture – Pirapora Complex

The Pirapora Complex joint venture is a jointly controlled investment with EDF Renewables in Brazil through a direct 50% stake.

Pirapora is a solar photovoltaic complex comprising 11 plants connected to the national grid through a shared connection infrastructure, all located in the state of Minas Gerais. With an average global horizontal irradiation of 2,078 kWh/m²/year, the Pirapora Complex is located in one of the sunniest areas in Brazil, according to the Brazilian solar irradiation map.

The plants are all operational and have 20-year PPA, which were traded in ANEEL's Reserve Energy Auctions (LER) in August 2015, November 2015 and August 2014, respectively, with a total contracted electric power of 747 GWh/year.

The accounting information on the main assets and liabilities and results of this joint venture is presented below:

Statement of financial position	2020	2019	2018	Statements of income	2020	2019	2018
Total assets	1,868,247	1,861,595	2,528,427	Net operating revenue	251,376	269,015	193,166
Current	301,788	189,740	192,324	Operation and maintenance costs	(741)	(1,300)	(30,774)
Non-current	1,566,459	1,671,855	2,336,103	Gross profit	250,635	267,715	162,392
Long-term assets	-	66,587	686,375	Operating expenses	(102,824)	(87,146	(61,149)
Property, plant and equipment and intangible assets	1566,459	1,605,268	1,649,728	Net financial income	(117,883)	(120,943)	(111,633)
Total liabilities	1,868,247	1,861,595	2,528,427
Current	111,030	26,290	146,808	Profit before IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	29,928	59,626	(10,390)
Non-current	1,365,333	1,456,695	1,332,549	IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	(8,754)	(14,352)	(34,770)
Shareholders' Equity	391,884	378,610	1,049,070	Net income	21,174	45,274	(45,160)

10.6 Investment held in the Combined - Joint Venture – Ventos da Bahia 1 and 2

The Ventos da Bahia 1 and 2 joint venture is a jointly-controlled investment with EDF Renewables in Brazil through the newly acquired 50% direct interest, as mentioned in Note 5.1.6.

The accounting information on the main assets and liabilities and results of this joint venture is presented below:

Statement of financial position	2020	Statements of income	2020
Total assets	1,198,961	Net operating revenue	158,068
Current	186,255	Operation and maintenance costs	(1,005)
Non-current	1,012,706	Gross profit	157,063
Long-term assets	-	Operating expenses	(68,883)
Property, plant and equipment and intangible assets	1,012,706	Net financial income	(61,428)
Total liabilities	1,198,961
Current	47,913	Profit before IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	26,752
47

Combined financial statements as of December 31, 2020, 2019 and 2018

Non-current	755,726	IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	(5,412)
Shareholders' Equity	395,322	Net income	21,340

48

Combined financial statements as of December 31, 2020, 2019 and 2018

11.	PROPERTY, PLANT AND EQUIPMENT

Accounting policy

Property, plant and equipment items are measured by their historical cost of acquisition or of construction, after deduction of accumulated depreciation. When significant parts of a property, plant and equipment item have different useful lives, such parts are recognized as individual (key components) property, plant and equipment items. Subsequent costs are capitalized to the extent that it is likely that the Group will benefit from the expenses in the future. Costs with small periodic and routine maintenance are recognized in income when incurred.

The residual value, the useful life of the assets, and the depreciation methods are reviewed upon closing of each fiscal year, being prospectively adjusted where applicable.

Ongoing projects are classified under the appropriate property, plant and equipment categories when completed and ready for their intended use.

Wind farm decommissioning costs are recorded in the initial cost of property, plant and equipment based on projections of the costs expected to be incurred in dismantling the wind farms and restoring the location carried out by the Group. The amounts are amortized based on the authorization terms of the plants and the liability, recorded at present value, is recomposed at the initially estimated discount rate, as contra entry for a financial expense.

Depreciation of assets in operation is calculated using the straight-line method based on the annual rates established by Aneel, which are performed by companies in the Brazilian electricity sector and represent the estimated useful life of the assets, limited to the period of authorization to operate the plants.

The accounting policy for the impairment test of property, plant and equipment is described in Note 13.

Significant estimates and accounting judgments

Estimates of the useful lives of assets are periodically evaluated and updated. The calculation of useful lives requires the Group to make assumptions about future conditions that are uncertain. Changes in some of these assumptions assumed could have a significant impact on the Group's assets.

When determining the amount of the decommissioning provision, assumptions and estimates are made in relation to the discount rates, the expected cost of removing the entire wind farm and the expected timing of such costs.

11.1 Fiscal year ended December 31, 2020

	Combined
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Ongoing projects	Other	Total
Balances as of December 31, 2019	4,085,088	140,689	254,980	22,049	15,336	4,518,142
Additions	13,064	3,495	2,668	448,533	50	467,810
Acquisition of Delta 7 and Delta 8	364,267	-	44,680	-	13	408,960
Acquisition of Assuruá III	249,499	-	-	-	3,074	252,573
Acquisition of Chuí	1,843,894	-	102,269	-	66,925	2,013,088
Chuí impairment	(406,991)	-	-	-	-	(406,991)
Depreciation	(202,081)	(2,476)	(8,042)	-	(100)	(212,699)
Write-offs	(12)	(17,193)	(4,227)	-	(49)	(21,481)
Transfers	8,358	21,658	2,636	(32,667)	15	-
Balances as of December 31, 2020	5,955,086	146,173	394,964	437,915	85,264	7,019,402

49

Combined financial statements as of December 31, 2020, 2019 and 2018

11.2 Fiscal year ended December 31, 2019

Combined
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Ongoing projects	Other	Total
Balances as of December 31, 2018	2,300,070	144,012	188,402	2,308	13,420	2,648,212
Additions	47,395	13	3,004	4,154	1,464	56,030
Addition by incorporation - Delta 5 and 6	53,188	-	65,405	300,755	271	419,619
Acquisition of Assuruá I and II	1,549,480	-	-	10,946	303	1,560,729
Omni acquisition	-	-	-	1,702	-	1,702
Depreciation	(141,993)	(3,336)	(7,847)	-	(110)	(153,286)
Write-offs	(23)	-	-	(124)	(1,003)	(1,150)
Transfers	276,971	-	6,016	(297,692)	991	(13,714)
Balances as of December 31, 2019	4,085,088	140,689	254,980	22,049	15,336	4,518,142

11.3 Fiscal year ended December 31, 2018

Combined
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Ongoing projects	Other	Total
Balances as of December 31, 2017	2,382,048	147,350	189,847	2,569	13,476	2,735,290
Additions	6,538	-	4,653	(261)	16	10,946
Depreciation	(88,516)	(3,338)	(6,098)	-	(72	((98,024)
Balances as of December 31, 2018	2,300,070	144,012	188,402	2,308	13,420	2,648,212

The Group capitalized financial expenses related to a hedge agreement linked to the purchase of equipment in the amount of BRL 6,463 in the year ended December 31, 2020.

Loans and financing require fiduciary sale on the Group's assets. Note 14.1 details the loans that require this type of guarantee.

The carrying amounts of assets arising from the decommissioning provision on December 31, 2020 was BRL 798 (BRL 815 in 2019 and BRL 492 in 2018). The Group estimates that the costs will be realized within approximately 50 years, when the authorization expires, and calculates the provision using the discounted cash flow method based on internal estimates of costs to be incurred.

The useful lives used to calculate and record depreciation in the 2020 fiscal year are as follows:

Depreciation rate
CGU	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Furniture and fixtures
CGU Indaiás	3.8%	2.2%	3.4%	6.4%
CGU Gargaú	3.6%	-	4.0%	10.0%
CGU Delta 1	3.5%	-	3.9%	6.3%
CGU Serra das Agulhas	3.7%	2.2%	3.3%	6.3%
CGU Delta 2	4.1%	-	3.7%	6.3%
CGU Delta 3	3.2%	-	2.9%	3.1%
CGU Delta 5	3.8%	-	3.2%	7.1%
CGU Delta 6	4.0%	-	3.4%	6.8%
CGU Delta 7	4.0%	-	3.3%	6.3%
CGU Delta 8	4.0%	-	3.3%	-
CGU Assuruá I and II	4.0%	-	4.0%	10.0%
CGU Assuruá III	4.0%	-	3.5%	6.3%
CGU Santa Vitória do Palmar	4.0%	-	3.4%	-
CGU Hermenegildo	4.0%	-	3.7%	6.0%

The Group did not change its expectation of the useful lives of assets for the fiscal year.

12.	INTANGIBLE ASSETS

Accounting policy

50

Combined financial statements as of December 31, 2020, 2019 and 2018

Intangibles are recorded at acquisition cost or at the fair value of intangibles acquired in a business combination, less accumulated amortization calculated using the straight-line method. These intangibles have useful lives defined based on commercial agreements or government authorizations.

The accounting policy for the impairment test of intangible assets is described in Note 13.

Intangibles related to electricity sales agreements are amortized over a 20-year period. Authorization rights are amortized over the legal term, generally 35 years, extended for another 20 years when the Group has the acquired right to renew the authorizations.

Significant estimates and accounting judgments

The Group's intangible assets arise substantially from electric power sales agreements and government authorizations, acquired in business combinations and were recognized based on their fair value. The measurement of fair value at the time of acquisition involves a high degree of management's estimate and judgment in determining the assumptions used, such as availability of natural resources, market prices, useful lives and the discount rate that may significantly change the fair value of the asset on its initial recognition.

12.1 Fiscal year ended December 31, 2020

	Combined
	Electric power agreement - PPA	Authorization rights	Right of use of lease asset	Transmission system	Other (ii)	Total
Balances as of December 31, 2019	583,816	161,656	51,456	11,635	3,389	811,952
Additions (i)	-	-	14,237	-	3,496	17,733
Acquisition of the Chuí Complex	-	75,483	53,921	-	56,050	185,454
Acquisition of Delta 7 and Delta 8	-	-	5,894	-	-	5,894
Acquisition of Assuruá III	79,740	69,733	-	-	-	149,473
Amortization	(35,819)	(5,755)	(7,839)	(21)	(1,436)	(50,870)
Balances as of December 31, 2020	627,737	301,117	117,669	11,614	61,499	1,119,636

(i)	On August 28, 2020, Omega Geração signed a commercial floor lease agreement for a period of 5 years.
(ii)	Substantially represented by software license.

12.2 Fiscal year ended December 31, 2019

	Combined
	Electric power agreement - PPA	Authorization rights	Right of use of lease asset	Transmission system	Other	Total
Balances as of December 31, 2018	364,981	65,555	-	6,966	643	438,145
Additions	-	-	-	5,086	3,556	8,642
Initial adoption IFRS 16	-	-	53,730	-	-	53,730
Acquisition of Assuruá I and II	245,959	99,313	-	-	-	345,272
Amortization	(27,124)	(3,212)	(2,274)	(417)	(810)	(33,837)
Balances as of December 31, 2019	583,816	161,656	51,456	11,635	3,389	811,952

51

Combined financial statements as of December 31, 2020, 2019 and 2018

12.3 Fiscal year ended December 31, 2018

	Combined
	Electric power agreement - PPA	Authorization rights	Transmission system	Other	Total
Balances as of December 31, 2017	384,446	67,609	6,985	1,185	460,225
Additions	-	-	-	212	212
Amortization	(19,465)	(2,054)	(19)	(754)	(22,292)
Balances as of December 31, 2018	364,981	65,555	6,966	643	438,145

Power Purchase Agreement - PPA: arise from intangibles related to long-term electric power purchase agreements existing on the date of acquisition of assets

Authorization rights: relating to intangible assets of the Indaiás, Gargaú, OE&I2 and Assuruá I and II complexes arising from government authorizations to operate the acquired plants.

Transmission systems: rights of easement on the lines of the Serra das Agulhas and Delta 3 complexes.

Other intangible assets: relating to licenses and software acquired for the normal conduct of the Group's business.

13.	IMPAIRMENT OF NON-FINANCIAL ASSETS

Accounting policy

The carrying amounts of the non-financial assets of the Group are revised on each date of presentation to assess if there are signs of impairment loss. This indication may be due to internal factors arising from the operational efficiency of assets or external factors depending on the macroeconomic scenario and the behavior of electricity prices.

If such indication occurs, the impairment value of the asset is estimated using the value in use methodology, which consists of determining the future cash flows of the asset at its present value, using the cost of capital, calculated using the WACC, for your discount. The impairment test is mandatory when there is an intangible asset with an indefinite useful life, as required by CPC01.

The impairment value of an asset is defined as the greater of the asset's fair value or the value in use of its CGU, unless the asset does not generate cash inflows that are predominantly independent of the inflows of other assets or groups asset.

If the carrying amount of an asset or CGU exceeds its impairment value, the asset is considered impaired and a provision for depreciation is created for the purpose of adjusting the carrying amount to its impairment value. In assessing the impairment value, the estimated future cash flow is discounted to the present value, using a discount rate, which represents the Group's cost of capital, before taxes, that reflects the current market valuations regarding the value of the money on time and asset-specific risks.

Impairment losses are recognized in income for the year in expense categories consistent with the function of the respective impaired asset, where applicable. The impairment loss previously recognized is only reversed if there is a change in the assumptions used to define the impairment value of the asset on its initial or more recent recognition, except in the case of goodwill that cannot be reversed in future periods.

52

Combined financial statements as of December 31, 2020, 2019 and 2018

Significant estimates and accounting judgments

The Group determines its cash flows based on budgets approved by the management, which use the following assumptions: (i) availability of water and wind resources; (ii) costs and investments based on the best estimate in view of past performance; (iii) sales prices consistent with agreements and projections available for the PLD; (iv) useful life of each cash-generating unit; and (v) discount rates that reflect the specific risks of each cash-generating unit. These assumptions are subject to risks and uncertainties. Therefore, there is a possibility that changes in circumstances may change these projections, which could affect the recoverable amount of assets.

The Group assessed its four business segments by grouping the assets of each plant into independent CGUs, listed below. The assets are those described in Note 6, with a summary of the accounting balances of each CGU and its operating margin being presented below:

Fiscal year ended December 31, 2020
CGU	Property, Plant and Equipment	Intangible Assets	Total assets	Operating margin
CGU Indaiás	174,851	402	175,253	70%
CGU Gargaú	89,647	4,072	93,719	40%
CGU Delta 1	218,018	8,630	226,648	23%
CGU Serra das Agulhas	190,669	1,851	192,520	36%
CGU Delta 2	353,640	13,782	367,422	42%
CGU Delta 3	1,449,048	21,523	1,470,571	43%
CGU Delta 5	204,639	7,041	211,680	45%
CGU Delta 6	208,013	4,251	212,264	43%
CGU Delta 7	256,904	3,545	260,449	39%
CGU Delta 8	140,544	1,976	142,520	39%
CGU Assuruá I and II	1,463,618	720	1,464,338	46%
CGU Assuruá III	248,674	-	248,674	59%
CGU Santa Vitória do Palmar	1,256,232	83,819	1,340,051	47%
CGU Hermenegildo	475,625	23,078	498,703	37%

Based on the table presented above, it is possible to verify that the assets have a positive operating margin. The Group maintains internal cash flow projection models for these CGUs to determine their recoverable amounts, which consider the installed generation capacity of each project, as well as discount rates ranging from 3.08% p.a. up to 7.11% p.a. in real terms. The analysis of the result of the projections of operating margins described above, as well as the financial indicators of each CGU, denote that there is no internal evidence that the assets may be having difficulties in their recovery. The Group also did not identify external factors that would indicate the existence of devaluation of its CGUs. Therefore, the Group concluded that it is not necessary to calculate the recoverable amount for the purpose of an impairment test.

There are no intangible assets with an indefinite useful life that have been identified in the acquisition of subsidiaries.

The companies in the Chuí Complex have accumulated impairment losses, recorded in Property, Plant and Equipment Assets, in the amount of BRL 629,885, of which BRL 270,492 was recorded in 2020. These impairment losses had no effect on the income of the 2020 consolidated financial statement of Omega Geração since the effects were neutralized by the equalization of the loss recorded in the business combination, this loss was recorded considering the cash flows if the previous management were maintained.

The process for assessment of the value in use involves the use of assumptions, judgments and estimates on cash flows, as per growth rates for income, costs and expenses, future investment estimates and working capital and discount rates. This understanding is in accordance with paragraph 35 of CPC 01 R1 - Impairment of Assets. The assumptions used in the impairment recorded are described below:

•	Flow discount rate ranging from 6.33% p.a. up to 7.11% p.a. in real terms;
53

Combined financial statements as of December 31, 2020, 2019 and 2018
•	Revenue growth: the projections were made respecting the final term of the government authorizations and the expectations of the amount of BRL/Mwh projected by the Group in the short and long term;

For the other CGUs, the Group concluded that the recognition of impairment losses on December 31, 2020 was not necessary.

14.	LOANS, FINANCING, AND DEBENTURES

Accounting policy

Loans and financing are financial liabilities initially recognized at fair value, net of transaction costs incurred, and are subsequently measured at amortized cost and restated using the effective interest and charges methods. Interest is recorded in income as a financial expense during the period in which the loans are in progress, using the effective interest rate method. Fees paid in obtaining the loan are recognized as transaction costs.

Interest on loans and financing is capitalized as part of property, plant and equipment if these costs are directly related to a qualifying asset under construction. Capitalization occurs until the qualifying asset is ready for its intended use. Interest on loans not capitalized are recognized in income for the period in which they were incurred.

14.1 Breakdown of balance

	Combined
	Current liabilities			Non-current liabilities			Total
	2020	2019	2018	2020	2019	2018	2020	2019	2018

BNDES	247,298	129,680	88,409	2,994,302	2,290,786	1,550,545	3,241,600	2,420,466	1,638,954
BNB (*)	43,850	18,972	-	797,294	306,245	-	841,144	325,217	-
Debentures	55,007	54,554	21,693	1,475,585	1,218,255	214,503	1,530,592	1,272,809	236,196
CCB	266	-	-	70,000	-	-	70,266	-	-
BRDE	42,254	-	-	265,144	-	-	307,398	-	-
Promissory Note	-	-	-	-	-	254,999	-	-	254,999
	388,675	203,206	110,102	5,602,325	3,815,286	2,020,047	5,991,000	4,018,492	2,130,149
Transaction cost	(14,814)	(9,540)	(2,234)	(79,332)	(58,068)	(18,905)	(94,146)	(67,608)	(21,139)
Total	373,861	193,666	107,868	5,522,993	3,757,218	2,001,142	5,896,854	3,950,884	2,109,010

(*) Northeast Financing Constitutional Fund.

A summary of the agreements in force, terms, modalities, costs and guarantees by the Group's CGUs is presented below:

CGU	Financial institution	Final maturity	Form of payment	Cost of debt (p.a.)	Guarantees	2020	2019	2018
CGU Indaiás	BNDES	June/2023	monthly	TJLP (Long-Term Interest Rate) + 2.63%	Reserve account, assignment of rights, disposal of assets and shares	-	46,008	58,968
CGU Indaiás	CCB	July/2025	monthly	CDI (Interbank Deposit Certificate) + 2.90%	Corporate guarantee, assignment of rights	70,266	-	-
CGU Gargaú	BNDES	May/2027	monthly	TJLP (Long-Term Interest Rate) + 2.23%	Reserve account, assignment of rights, disposal of assets and shares	28,527	33,412	38,215
CGU Delta 1	BNDES	October/2030	monthly	TJLP (Long-Term Interest Rate) + 2.18%	Reserve account, assignment of rights, disposal of assets and shares	148,793	150,819	164,228
CGU Serra das Agulhas	BNDES	July/2037	monthly	TJLP (Long-Term Interest Rate) + 2.02%	Partial bank guarantee, reserve account, assignment of rights, disposal of assets and shares	101,299	100,812	106,214
CGU Delta 2	BNDES	January/2033	monthly	TJLP (Long-Term Interest Rate) + 2.27%	Partial bank guarantee, reserve account, assignment of rights, disposal of assets and shares	254,819	268,285	278,689
CGU Delta 2	Debentures	December/2026	semi-annual	IPCA (Amplified Consumer Price Index) + 7.38%	Partial bank guarantee, reserve account, BNDES guarantee sharing	31,808	32,630	33,720
54

Combined financial statements as of December 31, 2020, 2019 and 2018

CGU Delta 3	BNDES	March/2034	monthly	TJLP (Long-Term Interest Rate) + 2.32%	Bank guarantee, reserve account, assignment of rights, disposal of assets and shares	921,806	960,451	992,640
CGU Delta 3	Debentures	December/2029	semi-annual	IPCA (Amplified Consumer Price Index) + 7.11%	Bank guarantee, reserve account, BNDES guarantee sharing	199,512	200,362	202,476
CGU Delta 5	BNB (¹)	May/2038	monthly	IPCA (Amplified Consumer Price Index) + 1.75%	Bank guarantee (²), reserve account	163,648	161,486	-
CGU Delta 6	BNB (¹)	May/2038	monthly	IPCA (Amplified Consumer Price Index) + 1.75%	Bank guarantee (²), reserve account	165,697	163,693	-
CGU Delta 7	BNB (¹)	January/2039	monthly	IPCA (Amplified Consumer Price Index) + 2.19%	Bank guarantee (²), reserve account	204,826	-	-
CGU Delta 8	BNB (¹)	January/2039	monthly	IPCA (Amplified Consumer Price Index) + 2.19%	Bank guarantee (²), reserve account	109,785	-	-
Corporate	Promissory Note	September/2020	Two installments at maturity	CDI (Interbank Deposit Certificate) + 1.7% to 1.9% p.a.	Dividends	-	-	254,999
Corporate	Debentures	May/2024	semi-annual	CDI (Interbank Deposit Certificate) + 1.20%	-	309,805	310,733	-
Corporate	Debentures	May/2026	semi-annual	CDI (Interbank Deposit Certificate) + 1.30%	-	168,678	169,181	-
Corporate	Debentures	May/2026	annual	IPCA (Amplified Consumer Price Index) + 5.60%	-	201,198	192,314	-
Corporate	Debentures	May/2027	semi-annual	IPCA (Amplified Consumer Price Index) + 5.00%	-	159,984	152,337	-
Corporate	Debentures	September/2028	semi-annual	IPCA (Amplified Consumer Price Index) + 4.37%	-	114,794	-	-
Corporate	Debentures	September/2028	annual	IPCA (Amplified Consumer Price Index) + 4.37%	-	52,179	-	-
Assuruá I	BNDES/CEF	November/2032	monthly	TJLP (Long-Term Interest Rate) + 2.92%	Bank guarantee, reserve account, assignment of credit rights, disposal of assets and shares	135,781	130,216	-
Assuruá I	Debentures	January/2020	bullet	CDI (Interbank Deposit Certificate) + 0.50%	-	-	17,123	-
Assuruá I	Debentures	November/2030	monthly	IPCA (Amplified Consumer Price Index) + 7.81%	Bank guarantee, reserve account, assignment of credit rights, disposal of assets and shares	36,060	35,603	-
Assuruá II	BNDES	June/2034	monthly	TJLP (Long-Term Interest Rate) + 2.75%	Bank guarantee, reserve account, BNDES guarantee sharing	706,192	736,229	-
Assuruá II	Debentures	June/2030	monthly	IPCA (Amplified Consumer Price Index) + 6.66%	Bank guarantee, reserve account, BNDES guarantee sharing	156,898	156,798	-
55

Combined financial statements as of December 31, 2020, 2019 and 2018

Assuruá III	BNB (¹)	November/2038	monthly	IPCA (Amplified Consumer Price Index) + 2.33%	Bank guarantee (²), reserve account	197,188	-	-
Santa Vitória do Palmar	BNDES/BRDE	December/2031	monthly	TJLP (Long-Term Interest Rate) + 3.76%	Partial bank guarantee, reserve account, assignment of rights, disposal of assets and shares	833,934	-	-
Santa Vitória do Palmar	Debentures	June/2028	semi-annual	IPCA (Amplified Consumer Price Index) + 8.50%	Partial bank guarantee, reserve account, BNDES guarantee sharing	99,676	-	-
Hermenegildo	BNDES/BRDE	June/2032	monthly	TJLP (Long-Term Interest Rate) + 4.19%	Partial bank guarantee, reserve account, assignment of rights, disposal of assets and shares	417,847	-	-
						5,991,000	4,018,492	2,130,149

¹ Considers 15% timely bonus according to the BNB financing agreement.

² Assignment of credit rights, sale of assets and shares are granted as guarantees to the guarantors.

The term and average nominal cost of the debt on December 31, 2020 was 6.8 years and 7.85% p.a.

Suspension of payments

Within the scope of policies aimed at mitigating the effects of the New Coronavirus pandemic, BNDES and BNB were offered the option of temporarily suspending payments of principal and interest in their respective financing agreements. In the fiscal year ended December 31, 2020, the Group's subsidiaries that adhered to the temporary suspension of payments are as shown below:

Subsidiaries	CGU	Creditor banks	Suspension period
Porto Salgado Energia Eólica S.A.	Delta 1	BNDES	May/20 – October/20
Porto das Barcas Energia Eólica S.A.	Delta 1	BNDES	May/20 – October/20
Porto do Parnaíba Energia Eólica S.A.	Delta 1	BNDES	May/20 – October/20
Sigma Energia S.A.	Serra das Agulhas	BNDES	June/20 – November/20
Delta 5 I Energia S.A.	Delta 5	BNB	May/20 – December/20
Delta 5 II Energia S.A.	Delta 5	BNB	May/20 – December/20
Delta 6 I Energia S.A.	Delta 6	BNB	May/20 – December/20
Delta 6 II Energia S.A.	Delta 6	BNB	May/20 – December/20
Delta 7 I Energia S.A.	Delta 7	BNB	May/20 – December/20
Delta 7 II Energia S.A.	Delta 7	BNB	May/20 – December/20
Delta 8 I Energia S.A.	Delta 8	BNB	May/20 – December/20
Parque Eólico Laranjeiras III S.A.	Assuruá III	BNB	May/20 – December/20
Parque Eólico Laranjeiras IX S.A.	Assuruá III	BNB	May/20 – December/20
Hermenegildo I S.A.	Hermenegildo	BNDES	June/20 – November/20
Hermenegildo II S.A.	Hermenegildo	BNDES	June/20 – November/20
Hermenegildo III S.A.	Hermenegildo	BNDES	June/20 – November/20
Chuí IX S.A.	Hermenegildo	BNDES	June/20 – November/20

In all cases, suspended payments will be capitalized and incorporated into the principal balance, with no penalties or any changes in the conditions of interest rates and maturity terms of the financing agreements.

All financing agreements mentioned have already had their amortization and interest payments resumed, according to the suspension periods indicated.

14.2. Changes in balance

The activity of loans, financing and debentures for the fiscal year is shown below:

Combined
Balances as of December 31, 2017	1,882,729
Fundraising	274,615
Contractual negotiation reimbursement	11,276
Payment of principal	(104,174)
Financial charges paid	(140,327)
Financial charges paid	180,616
Amortization of transaction costs	4,275
Balances as of December 31, 2018	2,109,010

Combined
Balances as of December 31, 2018	2,109,010
56

Combined financial statements as of December 31, 2020, 2019 and 2018

Fundraising	870,569
Transaction cost	(32,376)
Incorporation of Delta 5 and Delta 6	268,562
Acquisition of Assuruá I and II	1,090,677
Payment of principal	(371,283)
Financial charges paid	(257,543)
Financial charges paid	267,589
Amortization of transaction costs	5,679
Balances as of December 31, 2019	3,950,884

Combined
Balances as of December 31, 2019	3,950,884
Fundraising	250,371
Transaction cost	(4,433)
Delta 7 and Delta 8 Acquisition	420,065
Acquisition of Assuruá III	182,872
Chuí Complex Acquisition	1,334,896
Payment of principal	(307,944)
Financial charges paid	(275,837)
Financial charges paid	336,579
Amortization of transaction costs	9,401
Balances as of December 31, 2020	5,896,854

14.2.1 Funding in the fiscal year

In April 2020, CGU Assuruá I signed an agreement with the United Nations Children's Fund (Unicef) to support vulnerable families in preventing COVID-19. The initiative was carried out through the BNDES, which made available the resources related to social sub-credits from its financing contracts for the execution of the agreements. BRL 834 of the project's social sub-credit balance was transferred to UNICEF and the fund will render accounts for the use of resources directly to BNDES. The funds will be amortized until November 2032 and will be subject to interest corresponding to the TJLP (Long-Term Interest Rate).

On July 2, 2020, Nova Indaiá 1 and Nova Indaiá 2 raised from BOCOM BBM through a bank credit note ("CCB") the amount of BRL 38,500 and BRL 31,500, respectively, with a settlement term in the period of 2022 to 2025 and CDI (Interbank Deposit Certificate) interest + 2.90% p.a. The funds were raised with a view to the early settlement of the financing of Indaiá Grande and Indaiazinho, respectively, with the BNDES and to obtain additional funds, which were intended to increase the Group's liquidity.

On September 15, 2020, Grupo Geração concluded the offering of simple, non-convertible, unsecured debentures of the second (2nd) issue of the Group, in two series, totaling BRL 160,000. The debentures were characterized as "green debentures" based on an independent opinion issued by a specialized consultancy.

The net proceeds from the issuance of debentures, in the amount of BRL 156,722, will be used to reimburse investments related to the Delta 7 and 8 and Assuruá III projects.

Series	Indexer	Interest	Main	Receipt date	Maturity
1st series	IPCA (Amplified Consumer Price Index) + 4.37% p.a.	Semi-annual	110,000	09/15/2020	September/2028
2nd Series	IPCA (Amplified Consumer Price Index) + 4.37% p.a.	Annual	50,000	09/15/2020	September/2028
			160,000

14.2.2 Settlements for the fiscal year

On July 13, 2020, Indaiá Grande and Indaiazinho paid in advance the amount of BRL 23,230 and BRL 16,300, respectively, referring to the outstanding balance of the financing agreements with BNDES, with original maturity in 2023 and cost of TJLP (Long-Term Interest Rate) + 2.71 % p.a. and TJLP (Long-Term Interest Rate) + 2.51% p.a., respectively. The liquidation was carried out with the objective of enabling a new financial transaction to extend the average term of the asset's debt, obtain

57

Combined financial statements as of December 31, 2020, 2019 and 2018 additional resources and release the company's restricted cash, resources which were used to increase the Group's liquidity.

14.3 Payment schedule

The future payment flows of the consolidated debt are as follows:

	Main	Interest	Total
2021	296,211	543,555	839,766
2022	330,059	543,164	873,223
2023 to 2025	151,281	1,524,238	1,675,519
2026 to 2028	1,726,432	1,152,537	2,878,969
2029 to 2031	1,191,295	368,663	1,559,958
2032 to 2033	522,435	79,155	601,590
After 2033	372,669	41,590	414,259
	4,590,382	4,252,902	8,843,284

The cash flow from debt repayments is a projection, considering the contractual flows of repayment of principal, interest and estimates of inflation and basic interest curve.

14.4 Guarantees

The guarantees of the Subsidiaries' financing, except for Indaiás, are those usual to a Project Finance, including (as described in Note 14.1): reserve accounts, assignment of credit rights and those arising from authorization, sale of machinery and equipment, sale of Group shares and, when applicable, bank letters of guarantee. At the Parent Company, the Debentures do not have guarantees.

14.5	Financial Covenants

The Group, its subsidiaries and joint ventures are subject to indebtedness restriction indexes (covenants), notably the Equity Ratio (ICP), Debt Service Coverage Ratio (ICSD) and the Financial Ratio (Net Debt/EBITDA). Failure to comply with these covenants limits the distribution of dividends above the mandatory minimum and, in some cases, may result in acceleration of debt maturity.

58

Combined financial statements as of December 31, 2020, 2019 and 2018

Covenants existing on December 31, 2020, of annual calculation of the group by CGU are detailed below:

	ICP	ICSD	Net Debt/EBITDA
CGU Indaiás	N.A.	N.A.	≥ 3.0
CGU Gargaú	N.A.	≥ 1.3	N.A.
CGU Delta 1 (*)	N.A.	≥ 1.3	N.A.
CGU Serra das Agulhas (*)	≥ 25%	≥ 1.2	N.A.
CGU Delta 2	≥ 25%	≥ 1.1	N.A.
CGU Delta 3	N.A.	≥ 1.1	N.A.
CGU Delta 5 (*)	N.A.	N.A.	N.A.
CGU Delta 6 (*)	N.A.	N.A.	N.A.
CGU Delta 7 (*)	N.A.	N.A.	N.A.
CGU Delta 8 (*)	N.A.	N.A.	N.A.
Assuruá I	N.A.	≥1.2	N.A.
Assuruá II	N.A.	≥1.2	N.A.
Assuruá III (*)	N.A.	N.A.	N.A.
Santa Vitória do Palmar	N.A.	≥ 1.3	N.A.
Hermenegildo	N.A.	≥ 1.3	N.A.

(*) Due to the adhesion of the temporary suspension of payments of principal and interest of its respective financing agreements, in 2020 there will be no calculation of ICSD.

For Omega Geração, within the scope of its 1st and 2nd issues of debentures, there is a requirement to comply with the financial index with quarterly calculation on an annual basis, always considering the pro forma result in cases where there is acquisition of equity interest, as follows:

Assessment period	Financial ratio
Dec/2012 to Sep/2020	5.95
Dec/2020 to Sep/2021	5.50
Dec/2021 to Sep/2022	5.00
Dec/2022 until maturity	4.50

On December 31, 2020, Omega Geração fully complied with this restrictive section.

Compliance with the ICP and ICSD is verified based on the base dates stipulated in the agreements signed between the Group and the respective agents. Management periodically monitors the calculation of these ratios in order to check for signs of non-compliance with contractual terms. On December 31, 2020, all Group companies fully complied with the ICP and ICSD.

15.	SUPPLIERS

	Combined
	2020	2019	2018
Equipment suppliers	163	12,026	12,164
O&M suppliers and general services	11,812	7,049	14,312
Electric power purchase	94,587	88,388	30,864
Accounts payable ACR	218,430	17,440	2,140
Equipment purchase agreement	393,462	-	-
	718,454	124,903	59,480
Presented in liabilities:
Current	503,772	96,313	46,616
Non-current	214,682	28,590	12,864

Equipment suppliers (short and long term): arise from the balance of post-completion payments for wind turbines and civil construction services for the wind farm related to CGU Delta 1.

59

Combined financial statements as of December 31, 2020, 2019 and 2018

O&M suppliers and general services: substantially represented by O&M suppliers. As described in Note 3.1, the Group contracts the operation and maintenance activities of its electric power generating plants with outsourced service providers, usually with the supplier of the equipment for each park.

Electric power purchase: electric power purchases are made substantially to cover the physical guarantees of the CGUs, in accordance with the seasonality strategy of each unit.

Accounts payable ACR: the balance payable arises from the CCEE accounting adjustment mechanism, as described in Note 8.

Equipment purchase agreement: The balance corresponds to agreements for the purchase of equipment in the company OD4, and the respective capitalization of the financial costs involved in the acquisition of this equipment.

The balances of assets under development and liabilities of suppliers object of the acquisition of assets, as well as the variation occurred in the year were recorded in their respective assets and liabilities, and are detailed below:

	Property, plant, and equipment in progress	Equipment suppliers
Amount of the agreement	386,999	(386,999)
Foreign exchange variation for the period	6,463	(6,463)
Total	393,462	(393,462)

The increase in ACR accounts payable is due to the deficit of electric power generated in relation to the agreements regulated in the Delta 1, Delta 2, Delta 3, Assuruá I and Assuruá II CGUs, resulting from the seasonality of wind resources. The obligation shall be subsequently reversed as the generation of electric power from subsequent periods exceeds the agreement values.

16.	LABOR AND TAX OBLIGATIONS

Accounting policy

Payments of benefits such as salary or vacation, as well as the respective labor charges levied on these benefits are recognized monthly in income, on an accrual basis.

The Group adopts the profit sharing program ("PPR") based on contributions from teams and CGUs and the Group's global performance through the achievement of performance indicators. The Group makes the provision based on the periodic measurement of the achievement of the Group's goals and results, respecting the accrual basis and the recognition of the present obligation resulting from a past event in the estimated amount of outflow of resources in the future. The provision is recorded as operating cost or expenses according to the employee's activity.

Taxes payable arise from current tax obligations, calculated monthly based on tax laws and jurisdictions in which the Group operates. Taxes calculated at the municipal, state and federal levels are included. When the Group is tax-responsible for the payment of taxes from its suppliers, these taxes are withheld and collected before the competent bodies.

60

Combined financial statements as of December 31, 2020, 2019 and 2018

Balances as of December 31, 2020, 2019, and 2018 are presented next:

	Combined
	2020	2019	2018
Labor obligations
Salaries and charges	2,279	1,657	1,999
Labor provisions	27,623	13,998	8,187
Tax obligations
IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) payable	8,732	8,871	5,292
Taxes payable	13,500	17,118	8,081
Taxes withheld on third parties	2,941	520	623
	55,075	42,164	24,182

17.	OTHER OBLIGATIONS AND PROVISIONS

	Combined
	2020	2019	2018
Accounts payable for the acquisition of Assuruá I and II	209,690	188,053	-
Dividends (Note 20)	625	1,587	886
Related parties (Note 20)	6,215	4,882	2,765
Contingent liabilities in the business combination	8,164	8,164	-
Advance from clients	25,145	2,553	1,225
Services	38,751	6,339	3,979
Miscellaneous provisions	17,570	5,672	2,550
Other	1,088	5	1,135
	307,248	217,255	12,540
Presented in liabilities:
Current	82,242	18,256	9,356
Non-current	225,006	198,999	3,184

18.	TAXES ON PROFITS

Accounting policy

The Group has companies taxed under the deemed and taxable income regime. The Group annually reviews the option on the taxation system based on its projections of results, always seeking the option that is economically most favorable for the transaction.

Companies taxed on deemed income earn their taxable income based on the presumption rate of 8% (IRPJ - Corporate Income Tax) and 12% (CSLL - Social Contribution on Net Income) on revenues. Companies taxed by taxable income earn their profit based on the accounting result, adjusted for expenses or revenues whose taxation is not permitted or required, temporarily or permanently. Taxes are calculated at the rate of 34% on taxable income. Tax losses may be offset in transactions taxed by taxable income, limited to 30% of the taxable income earned in the year.

The recognition of income taxes as deferred is based on the temporary differences between the carrying amount and the tax base value of assets and liabilities, as well as tax losses calculated. Deferred income taxes are offset when there is a legally enforceable right on the same taxable entity.

Deferred assets taxes are not recognized when the recoverability of these assets is not likely. The total shown as a result of income taxes is reconciled with the rates established by legislation, as follows:

61

Combined financial statements as of December 31, 2020, 2019 and 2018

	Combined
	2020	2019	2018
Income before income tax and social contribution	124,120	73,098	95,297
Nominal rate	34%	34%	34%
Income tax and contribution calculated at the current rate	(42,201)	(24,853)	(32,401)
Additions (exclusions) of a permanent nature	(453)	1,605	-
Equity accounting	2,630	11,427	1,324
IR/CS (Income tax/social contribution) in the acquisition of companies	52,743	-	-
Deferred IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) not recognized on tax losses, negative basis and temporary differences	(160,798)	(42,776)	(26,119)
Difference in calculation by the deemed income regime	65,824	22,093	23,413
Other	23,869	(4,193)	5,385
IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) expenses in statement of income	(58,386)	(36,697)	(28,398)
Actual rate of income tax and social contribution - %	47.0%	50.2%	29.8%

18.1 Composition of deferred income tax and social contribution

	Combined
	2020	2019	2018
Legal entities with deferred tax assets
Tax loss and negative tax basis of CSLL (Social Contribution on Net Income) - Hermenegildo	33,776	3,564	-
Tax loss and negative tax basis of CSLL (Social Contribution on Net Income) - other	771	-	-
Temporary differences - Hermenegildo	5,428	-	-
Temporary differences - Impairment - Hermenegildo	117,331	-	-
Deferred tax assets	157,306	3,564	-

Legal entities with deferred tax liabilities
Tax loss and negative tax basis of CSLL (Social Contribution on Net Income)	10,150	13,271	9,084
Difference in taxation on the cash and accrual basis	(69,019)	(15,148)	(5,830)
Tax-advantaged depreciation basis	(29,830)	(26,995)	(24,161)
Deferred IR/CS on the acquisition of Chuí and Ventos da Bahia 1 and 2	27,448	-	-
Other temporary differences	(6,173)	(7,664)	(3,189)
Deferred tax liability, net	(67,424)	(36,536)	(24,096)

Total deferred income tax and social contribution	89,882	(32,972)	(24,096)

Deferred income tax and social contribution assets are recorded for the subsidiaries Gargaú and OMGC and at CGU Hermenegildo and arise from tax losses and negative social contribution base, supported by the estimate of future taxable income based on the business plan approved by the Executive Board.

The projections consider the following main assumptions:

•	Cash flow projection until the end of government authorizations;
•	Renegotiation of PPA agreements based on the Group's long-term estimates for the price per MWh;
•	The financial cost flows linked to long-term debt until its complete settlement;

The expectation for its realization is presented in the table below:

Year	Consumer credit - BRL
2021	1,423
2022	1,623
2023	1,789
2024	1,916
2025	3,399
After 2026	157,306
Total	167,456

Deferred income tax and social contribution liabilities were constituted by the difference between the depreciation values of property, plant and equipment determined by the depreciation rates defined

62

Combined financial statements as of December 31, 2020, 2019 and 2018 by Aneel and the depreciation rates accepted by the Federal Revenue Service of Brazil - RFB, for purposes of calculating the IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) tax basis. The amount of the higher difference determined by the annual depreciation rates set by the RFB is excluded from the net income for the calculation of the current IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) tax basis.

On December 31, 2020, the Group had accumulated balances of tax losses and negative social contribution base in the amounts of BRL 921,498, corresponding to a tax credit of IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income) of BRL 313,309, for which there was no constitution of deferred tax assets due to the lack of expectation of future taxable income for its offset. These losses are not subject to the statute of limitations, and the tax credit remains available to the Group for an indefinite period. To the extent that it becomes probable that taxable income will be generated, the Group may record this asset.

19.	LEASE LIABILITIES

Accounting policy

The Group leases land in the wind farms and links the lease to a percentage of the revenues arising from the generation of electric power from the projects. These agreements have a term similar to the terms of government authorization to operate the plants, generally 35 years.

For all leases with a term exceeding 12 months, with limited exceptions, the Group recognizes a lease liability in the statement of financial position at the present value of payments plus directly allocable costs and at the same time it recognizes an asset representing the right of use corresponding to the underlying asset the lease term. During the lease term, the liability is adjusted to reflect the financial costs and payments made and the right of use is amortized.

The balances of the Group's lease liabilities, organized by CGU, are presented below:

2020
CGU	% Lease on generation	End	Lease liabilities
Parent Company	-	2025	14,594
Gargaú	1.75	2034	4,312
Delta 1	1.67	2043	9,545
Delta 2	1.80	2043	14,566
Delta 3	0.60	2045	18,418
Delta 5	0.60	2045	3,257
Delta 6	0.60	2045	3,064
Delta 7	0.60	2045	3,691
Delta 8	0.60	2045	2,047
Santa Vitória do Palmar	1.80	2050	33,640
Hermenegildo	1.80	2050	18,253
Total			125,387

Presented in liabilities:
Current			20,057
Non-current			105,330
Total			125,387

The intangible assets arising from the right of use are shown in Note 12.

The discount rate for calculating the present value of lease agreements for each CGU is as shown below:

63

Combined financial statements as of December 31, 2020, 2019 and 2018

CGU	%
Parent Company	7.70
Gargaú	9.72
Delta 1	9.45
Delta 2	9.70
Delta 3	10.08
Delta 5	9.42
Delta 6	9.42
Delta 7	9.90
Delta 8	9.90
Santa Vitória do Palmar	12.12
Hermenegildo	12.12

Changes in lease liabilities are shown below:

Combined
Balances as of December 31, 2019	53,124
Addition (i)	14,237
Chuí Complex Acquisition	53,921
Delta 7 and Delta 8 Acquisition (Note 5.1.1)	5,806
Interest on liabilities	11,876
Lease payments	13,577)
Balances as of December 31, 2020	125,387

(i) On August 28, 2020, Omega Geração signed a commercial floor lease agreement for a period of 5 years.

There are other lease agreements, such as vehicles and small real estate properties, but they were not included in the policy because they have a low value per set of leased assets in a lease agreement. For the year ended December 31, 2020, the amount of low-value lease expenses and short-term agreements was BRL 807 (BRL 738 in 2019).

The Group did not use the benefit granted in the lease agreement referring to the change in lease payments, pursuant to CVM resolution 859/20.

20.	RELATED PARTIES

The Omega Group is controlled by a group of investment funds, managed at the discretion of Tarpon Gestora de Recursos S.A. ("Tarpon"). In the fiscal year ended December 31, 2020, there were no changes in the Group's controlling block. The information presented below is summarized by counterparty CGU, when related to balances with companies within the Group under the control of Omega Geração and Omega Desenvolvimento, which include subsidiaries controlled by funds managed by Tarpon, involved in the development and implementation of projects, with no shareholding by the Group.

20.1 Assets and liabilities

The group of other credits and other obligations refer to the allocation of payroll costs and apportionment of administrative expenses (rent, condominium, third-party services, office supplies and cleaning, among others).

					2020					2019						2018
			Assets		Liabilities			Assets		Liabilities			Assets			Liabilities
	Clients	Dividends receivable	Other credits	Dividends payable	Other liabilities	Clients	Dividends receivable	Other credits	Dividends payable	Other liabilities	Clients	Dividends receivable	Other assets	Suppliers	Dividends payable	Other liabilities
Omega Desenvolvimento Group (ii)	-	-	8,861	-	6,215	-	-	18,539	-	4,781	-	-	15,272	-	-	2,025
Pipoca	-	2.790	2,616	-	-	-	1,387	2,941	-	101	-	1,190	2,175	2,099	261	740
Pirapora	-	1,557	-	-	-	-	5,774	-	-	-	-	-	-	-		-
Asteri	-	-	-	625	-	-	-	-	1,587	-	-	-	-	-	625	-
Cemig (i)	22,215	-	-	-	-	3,846	-	-	-	-	1,203	-	-	-
Ventos da Bahia 1 and 2	-	2,492	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loan to employees	-	-	73,035	-	-	-	-	-	-	-	-	-	-	-	-	-
	22,215	6,839	84,512	625	6,215	3,846	7,161	21,480	1,587	4,882	1,203	1,190	17,447	2,099	886	2,765

64

Combined financial statements as of December 31, 2020, 2019 and 2018

(i) Certain subsidiaries of Grupo Geração have electric power purchase and sale transactions with Cemig, considered a related party to the group due to its shareholding in the Joint Venture Pipoca.

(ii) Refers to balances with companies not included in the Combined Omega Desenvolvimento.

20.2 Income statement

The administrative expenses group refers to the allocation of payroll costs and apportionment of administrative expenses (rent, condominium, third-party services, office supplies and cleaning, among others). The positive values reflect the transfer of costs from the Group to related parties. Occasionally, electric power purchase and sale transactions are carried out between related parties.

			2020			2019		2018
	Net operating revenue	Operation, maintenance and purchase costs	Administrative, personnel and general	Net operating revenue	Operation, maintenance and purchase costs	Administrative, personnel and general	Net operating revenue	Operation, maintenance and purchase costs	Administrative, personnel and general
Omega Desenvolvimento Group	-	208	(5,619)	-	(3,555)	(7,763)	-	(3,062)	(4,963)
Pirapora	-	-	(1)	-	-	-	-	-	-
Pipoca	-	-	-	-	77	-	-	(890)	(651)
Cemig (i)	71,647	(2,337)	-	36,396	-	-	28,500	(427)	-
Total	71,647	(2,129)	(5,620)	36,396	(3,478)	(7,763)	28,500	(4,379)	(5,614)

(i) Certain subsidiaries of Grupo Geração have electric power purchase and sale transactions with Cemig, considered a related party to the group due to its shareholding in the Joint Venture Pipoca.

(ii) Refers to balances with companies not included in the Combined Omega Desenvolvimento.

Omega Geração guarantees financial obligations related to financial agreements and guarantees of its subsidiaries. Within the scope of the combined financial statements, these guarantees do not increase the Group's exposure to guarantees and collaterals presented in Note 14.

20.3 Joint Ventures Related Parties

The Pipoca and OMC Joint Ventures have electric power purchase and sale transactions with Cemig, considered a related party to the group due to its shareholding in Pipoca, as mentioned in Note 10.3.

20.3.1. Assets

	2020	2019
	Clients
Pipoca	2,728	1,387
Total	2,728	1,387

20.3.2 Income statement

		Parent Company		Combined
	2020	2019	2020	2019
	Net operating revenue	Operation, maintenance and purchase costs	Net operating revenue	Operation, maintenance and purchase costs
Trading Company (OMC)	-	-	7,063	(4,203)
Pipoca	25,777	2,066	18,698	(1,944)
Total	25,777	2,066	25,761	(6,147)

20.4 Compensation of key Management personnel for the fiscal year ended December 31

The table below shows the total compensation established for the members of the Executive Board and the Board of Directors of Omega Geração:

	2020	2019	2018
Salary	5,367	4,719	3,662
Direct and indirect benefits	67	89	91
Variable compensation	6,410	3,772	3,825
	11,844	8,580	7,578

There is also D&O insurance which covers defense costs, legal and extrajudicial settlements, in addition to indemnities, such coverage being extended to directors, officers and managers or any other individual with management power within the Group.

65

Combined financial statements as of December 31, 2020, 2019 and 2018
21.	NET ASSETS

Accounting policy

The combined net assets were determined through the sum of the respective accounts included in the net assets of the companies used in the combination process.

Change in net assets

Capital increase changes include: acquisition of companies, exercise of stock options, share offering net of issuance cost, premium received on the granting of stock options, options granted, advance for future capital increase.

Other changes include: fair value adjustment on the issue of shares, capital gain and goodwill on the acquisition of companies.

Non-controlling shareholder's interests

Corresponds to the participation of non-controlling shareholders in the equity of Omega Geração, in the fiscal years ended December 31, 2020, 2019 and 2018, in the proportions of 49.90%, 44.70% and 38.16%, respectively.

22.	NET OPERATING REVENUE

Accounting policy

The Group's electric power sale agreements are carried out in the free and regulated environment of Brazilian trading, and are fully registered with the Electric Power Trading Chamber – CCEE, the agent responsible for accounting and settlement of the entire national integrated system (SIN).

The accounting measurement of the volume of electric power to be billed results from the processing of the physical measurement (generation), adjusted to the apportionment of losses informed by CCEE.

The accounting recognition of revenue results from the amounts to be billed to clients in accordance with the methodology and prices established in each agreement, adjusted to the amounts of electric power actually generated, where applicable. These adjustments arise from the CCEE mechanism that checks the Group's net exposure (sales, generation and purchases), called the energy balance, which credits or debits the difference between sales and actual generation for the Group, normally at the PLD value.

The mechanisms explained above result in the recognition of gross revenue at fair value, presented net of any sales tax, to the extent that it is probable that future economic benefits will flow to the Group.

Additionally, net unrealized gains arising from the mark-to-market – difference between contractual and market prices – of outstanding net contracted transactions on the date of the financial statements are recognized as revenue.

66

Combined financial statements as of December 31, 2020, 2019 and 2018

The table below shows the net operating revenue as of December 31, 2020, 2019 and 2018:

	Combined
	2020	2019	2018
Sales in ACR
Sales in ACR	319,827	278,623	11,998
Proinfa Sales	31,749	29,470	23,551
Surplus/(deficit) CCEAR	(58,654)	5.760	9,698
LER	239,214	161,223	29,237
Sales in ACL	920,450	1,009,069	910,918
Short-term market - CCEE	84,117	72,223	30,832
MTM trading portfolio	13,832	(2,918)	-
Taxes	(105,318)	(121,416)	(78,875)
	1,445,217	1,432,034	937,359

23.	OPERATION, MAINTENANCE AND PURCHASE COSTS

	Combined
	2020	2019	2018
Electric power purchase	(682,260)	(825,310)	(500,789)
Depreciation and amortization	(260,859)	(185,198)	(119,783)
O&M	(85,103)	(48,272)	(32,350)
Regulatory charges	(50,167)	(33,118)	(17,995)
PIS and COFINS credit on costs	70,750	79,689	50,599
Other	(7,915)	(4,838)	(2,999)
	(1,015,554)	(1,017,047)	(623,317)

The electric power is acquired from third parties and is intended to complement the Group's Generation in relation to the Group's short position at CCEE. PIS and COFINS credits arise substantially from electric power purchases.

24.	GENERAL AND ADMINISTRATIVE EXPENSES

			Combined
	2020	2019	2018
Personnel expenses	(56,747)	(31,115)	(29,832)
Share-based compensation program	(2,348)	-	(7,450)
Depreciation and amortization	(2,721)	(1,925)	(533)
Consultancy and auditing services	(9,405)	(7,697)	(4,815)
Third-party services	(3,395)	(273)	-
Publications and advertising	(988)	(569)	(447)
Other	(3,512)	(2,836)	(1,148)
	(79,116)	(44,415)	(44,225)

25.	OTHER OPERATING REVENUES (EXPENSES)

	Combined
	2020	2019	2018
Gain from bargain purchase (1)	169,985	-	14,829
Insurance refund (Note 4.3)	15,121	-	-
Loss of profits (Note 4.3)	9,179	-		-
Write-off of assets	(21,481)	(1,297)	(689)
Agreement indemnity	(4,094)	-		-
Curtailment	(1,827)	1,928		-
Extemporaneous credits	6,219	-		-
Taxes on other revenues	145	(6)	(153)
Other operating revenues (expenses)	9,950	2,298	4,876
	183,197	2,923	18,863

(1)	The balance on December 31, 2020 is composed of the gain on the bargain purchase of the following acquisitions: Assuruá III in the amount of BRL 59,529 (Note 5.1.2); Chuí Complex in the amount of BRL 91,209 (Note 5.1.5); Ventos da Bahia 1 and 2 in the amount of BRL 19,247. (Note 5.1.6). As of December 31, 2018, it refers to the Pirapora acquisition price adjustment in the amount of BRL 14,829.

67

Combined financial statements as of December 31, 2020, 2019 and 2018
26.	FINANCIAL INCOME

	Combined
	2020	2019	2018
Financial revenues
Interest on financial investments	23,583	25,904	28,035
Other revenues	1,716	30	12
PIS and COFINS on financial revenues	(1,161)	(893)	(1,021)
	24,138	25,041	27,026
Financial expenses
Interest on loans, financing, and debentures	(336,579)	(267,589)	(180,616)
Commission on guarantee	(47,085)	(39,403)	(36,829)
Transaction cost	(9,401)	(5,679)	(4,275)
Interest on operating leases	(11,876)	(3,032)	-
Monetary adjustment of accounts payable acquisition of Assuruá I and II	(23,926)	(20,658)	-
Other expenses	(12,629)	(11,509)	(2,583)
	(441,496)	(347,870)	(224,303)

Net financial income	(417,358)	(322,829)	(197,277)

27.	SHARE-BASED COMPENSATION

Accounting policy

Options granted to employees are accounted for at fair value from the date of grant. The expense is recognized monthly in income for the vesting period, as a contra entry to an increase in equity if the transaction is held on shares. If held in cash, a financial liability is recognized.

The market value of options is measured at fair value based on the Black-Scholes model considering observable market information.

When the Group cancels options granted, an immediate expense is recorded for the amount that would be recognized as services over the remaining vesting period. If the right to exercise was already fully acquired, the Group does not recognize any expense.

Significant estimates and accounting judgments

When estimating the fair value of share-based compensation, it is necessary to attribute value to options granted by the Group to employees. The Group uses the Black&Scholes mathematical model for option pricing, which requires the use of assumptions related to share price, volatility, risk-free interest rate, among others. Variations in these assumptions may substantially distort the fair value to be earned when granting options to employees.

27.1 Stock Option Grant Plan

27.1.1 Second Stock Option Grant Plan

At the Extraordinary Shareholders' Meeting held on May 12, 2017, the second Stock Option Grant Plan of Omega Geração was approved. The plan includes some members of the executive board, employees who exercise management functions and other employees, who may purchase options granted by Omega Geração upon payment of a premium to be established at the time of granting. The options granted have a vesting period of nine months for their exercise and, when exercised, they entitle the employee to acquire shares to be issued by Omega Geração for a certain price to be established at the time of granting. The shares acquired by employees under the program cannot be sold (i) during the first twelve (12) months from the date on which the options become exercisable; and (ii) for a period

68

Combined financial statements as of December 31, 2020, 2019 and 2018 of three (3) months from the respective exercise date of the options. The risk-free rate is updated by the current Selic (Special System for Settlement and Custody) rate.

As mentioned in Note 4.6, in the fiscal year ended December 31, 2020, the Board of Directors of Omega Geração approved share capital increases in the amount of BRL 2,244, BRL 2,913 and BRL 2,134, resulting in the conversion of 168,000, 217,722 and 158,452, common share options issued by Omega Geração. As a result, the amount of outstanding options on December 31 was reduced to 781,228.

	Date	Option price BRL/option	Exercise price BRL/share	Total of granted options
Granted options
1st Program	01/02/2018	1.36	12.61	1,221,213
2nd Program	03/31/2018	1.37	12.73	788,157
Total granted				2,009,370
Options exercised in 2019				(683,968)
Options exercised in 2020				(544,174)
Outstanding options balance				781,228

As of December 31, 2020, all options granted were exercisable, with the deadline for exercising them being June and September 2021. The exercise price of the options, which is adjusted by the IPCA (Amplified Consumer Price Index), equivalent on the same date, is BRL 13.8872/share.

27.1.2 Third Stock Option Grant Plan

At the Board of Directors Meeting held on June 29, 2020, the Third Stock Option Grant Plan of Omega Geração was approved. The plan includes executives, statutory and non-statutory officers, managers, supervisors and other members of the team of Omega Geração and its subsidiaries and who, as they are considered key people in the development of the business of Omega Geração and its subsidiaries, are eligible by the Board of Directors as participants to receive options.

First Program of the Third Plan

Under the First Program of the Third Plan, options were granted to Third Plan Participants, without a grace period, which must be exercised within 45 days of the grant date upon payment of an exercise price of BRL 32.75.

Compensation expense related to the First Program of the Third Plan totaled BRL 2,348, resulting from the fair value of the exercise price, multiplied by the number of options granted to Omega Geração employees. The consideration of the expense was the capital reserve account in equity, since the program will be settled in shares.

Second Program of the Third Plan

In relation to the Second Program of the Third Plan, the options granted to the Participants of the Third Plan will only be exercisable, in compliance with the applicable rules provided for in such program, as of May 30, 2025 and may be exercised within 12 months from such date. The exercise price of each option to be granted under the terms of the Second Program will be BRL 50.00 per share, reduced by the value per share of any dividends paid or capital reductions promoted between the grant date and the exercise date.

The grant option price was determined based on the estimated fair value of the option. According to accounting rules, the fair value of the expense to be recognized must be estimated on the date the options are granted and was calculated considering observable market assumptions on that date. Omega Geração used the Black&Scholes mathematical model, resulting in an average fair value of the options of BRL 4.34/option.

In return for the granting of stock options under the Second Program of the Third Plan, the Participants of the Third Plan must pay Omega Geração BRL 4.34 per share granted, not resulting in an expense with the compensation of the Second Program of the Third Plan.

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Combined financial statements as of December 31, 2020, 2019 and 2018

	Date	Option price BRL/option	Exercise price BRL/share	Total of granted options
Granted options
1st Program	06/29/2020	-	32.75	1,953,000
2nd Program	06/29/2020	4.34	50.00	1,876,800
Total granted				3,829,800
Options exercised in 2020				(1,953,000)
Total granted				1,876,800

As mentioned in Note 4.6, in the fiscal year ended December 31, 2020, the Board of Directors of Omega Geração approved a share capital increase in the amount of BRL 63,961, arising from the exercise of part of the options granted under the 1st Program of Omega Geração's Third Stock Option Plan, resulting in the conversion of 1,953,000 options into common shares issued by Omega Geração.

Additionally, in this same period, Omega Geração received as a premium for the options issued referring to the 2nd Program the amount of BRL 8,145, directly recorded in shareholders' equity.

28.	LAWSUITS

Accounting policy

A provision is recognized when the obligation is considered probable by the legal department and its legal advisors and can be measured with reasonable certainty. The contra entry of the obligation is an expense for the year. This obligation is updated according to the evolution of the lawsuit or financial charges incurred and can be reversed if the estimated loss is no longer considered probable, or written off when the obligation is settled.

Lawsuits whose probability of loss is classified as possible are not recorded as a provision, but only disclosed in the notes. They are called contingent liabilities.

The assessment of the likelihood of loss includes the assessment of the available evidence, the hierarchy of laws, case law, the most recent court decisions and their relevance in the legal system, as well as the assessment of external lawyers.

Significant estimates and accounting judgments

By their nature, lawsuits will be resolved when one or more future events occur or do not occur. Typically, the occurrence or not of such events does not directly depend on the Group's performance and uncertainties in the legal environment involve the exercise of significant estimates and judgments by Management regarding the results of future events.

The Group is involved in civil, environmental, tax, labor and regulatory lawsuits in progress at the judicial level, as well as in administrative proceedings.

Contingent liabilities

Contingent liabilities in lawsuits discussed at the administrative and judicial levels, whose expectation of loss is classified as probable, based on legal opinions, were accounted for under the item other obligations and there was no significant change for the fiscal year. Updated balance on December 31, 2020 is BRL 3,556 (BRL 3,405 in 2019)

Contingent liabilities in lawsuits discussed at the administrative and judicial levels, whose expectation of loss is classified as possible, based on legal opinions. The updated balance on December 31, 2020 is BRL 16,403 (BRL 4,409 in 2019 and BRL 4,541 in 2018).

	2020		2019		2018
Nature	No. of lawsuits	Amount involved	No. of lawsuits	Amount involved	No. of lawsuits	Amount involved
Environmental	2	2,000	3	160	-	-
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Combined financial statements as of December 31, 2020, 2019 and 2018

Administrative	82	2,094	22	41	-	-
Civil – General	9	3,007	4	2,137	4	2,110
Real Estate	7	678	5	269	5	269
Labor	23	652	7	626	4	1,188
Tax Law	8	7,972	10	1,176	6	974
Total	131	16,403	51	4,409	19	4,541

29.	FINANCIAL INSTRUMENTS

Accounting policy

The Group classifies the financial assets in the following categories:

•	Financial assets measured at the amortized cost;
•	Financial assets measured at the fair value through comprehensive income: and
•	Financial assets measured at the fair value through profit or loss.

Financial liabilities are classified as other financial liabilities.

Financial assets measured at amortized cost are financial assets held by the Group (i) for the purpose of receiving their contractual cash flow and not for sale with realization of profit or loss and (ii) whose contractual terms give rise, on dates specified, to cash flows that exclusively constitute payments of principal and interest on the principal amount outstanding.

It comprises the balance of cash and cash equivalents, trade receivables other assets, and securities. Its variations are recognized in profit or loss for the period, under "Financial revenues" or "Financial expenses", depending on the result obtained.

Financial assets measured at fair value through comprehensive income upon initial recognition, the Group may irrevocably choose to classify its equity instruments at fair value through other comprehensive income when they meet the definition of equity under the terms of CPC 39 - Financial Instruments: Presentation and are not held for trading. The classification is determined considering each instrument specifically. Currently, the Group does not work with any instrument classified in this category.

Financial assets measured at fair value through profit or loss comprise, upon initial recognition, the balance of derivative financial instruments, including embedded derivatives, stock options and other securities. Currently, the Group does not work with any instrument classified in this category.

The financial assets and liabilities are recognized initially on the date of negotiation on which the Company becomes one of the parties to the contractual provisions of the instrument.

A financial asset is derecognized when the contractual rights to the cash flow of the asset expire, or when The Group transfers the rights to the reception of contractual cash flows in a transaction in which essentially all the risks and benefits of ownership of the financial asset are transferred.

Fair value hierarchy

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy described below based on the lowest-level information that is significant to the fair value measurement as a whole:

•	Level 1 - quoted prices (not adjusted) in active markets for identical assets and liabilities that the entity may have access to at the measurement date;
•	Level 2 - valuation techniques for which the lowest and most significant level of fair value information is directly or indirectly observable; and
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Combined financial statements as of December 31, 2020, 2019 and 2018
•	Level 3 - valuation techniques for which the lowest and most significant level of fair value information is not available.

For assets and liabilities that are recognized in the financial statements at fair value in a recurring form, the Group determines whether transfers have occurred between the levels of hierarchy, by re-evaluating the categorization (based on the lowest level and significant information for measurement of the fair value as a whole) at the end of each reporting period.

There were no transfers between measurement levels in the fair value hierarchy in the fiscal year ended December 31, 2020 for these assets.

29.1 Classification of financial instruments

A table with the carrying amount of the Group's financial instruments, presented in the financial accounting information, is presented below:

	Combined
	2020	2019	2018	Category
Financial investments - Restricted cash	461,771	154,063	95,964	A
Clients	329,392	246,501	145,211	A
MTM trading portfolio	23,175	9,343	12,260	B
Loans, financing, and debentures	5,896,854	3,950,884	2,109,010	A
Suppliers	324,992	124,903	59,480	A
Hedge accounting instruments	393,462	-	-	B
Other liabilities	307,248	217,255	12,540	A

A – Financial assets and liabilities measured at amortized cost

B – Financial assets and liabilities measured at fair value

Due to the short-term cycle, it is assumed that the fair value of the balances of cash and cash equivalents, trade receivables and accounts payable to suppliers are close to their carrying amounts. Regarding restricted cash, investments are made in post-fixed rate securities, linked to the CDI (Interbank Deposit Certificate), and its fair value is assumed to be close to the book balance. In relation to loans and financing, the Group has transactions substantially contracted with BNDES, compensated at the TJLP (Long-Term Interest Rate), which is a long-term project financing instrument, for which there is no active market, therefore, it is assumed that the carrying amount is close to fair value.

The Group's financial instruments presented above are classified as level 2 of the fair value hierarchy.

29.2 Analysis of the sensitivity of the financial instruments

The main interest rate risks linked to the Group's transactions are linked to the variation in interest rates, as described in Note 3.

In order to verify the sensitivity of financial investments and debts to interest rates, on December 31, 2020, three different scenarios were defined. Based on the values of the CDI (Interbank Deposit Certificate), TJLP (Long-Term Interest Rate) and IPCA (Amplified Consumer Price Index), the probable scenario for the 2020 fiscal year was defined with a rate of 1.90% for the CDI (Interbank Deposit Certificate), 4.55% for the TJLP (Long-Term Interest Rate) and 4.52% for the IPCA (Amplified Consumer Price Index) and, from this, variations of 25% and 50% were calculated.

For each scenario, the gross financial expense/revenue was calculated, not taking into account the application of taxes and the flow of maturities of each agreement. The base date used for the financing was December 31, 2020, projecting the indexes for one year and verifying their sensitivity in each scenario, as detailed below:

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Combined financial statements as of December 31, 2020, 2019 and 2018

Loans and financing							Combined
	Exposure	Risk	Likely scenario	Possible scenario + 25%	Possible scenario + 50%	Possible scenario 25%	Possible scenario 50%
Parent Company	839,667	Change in CDI (Interbank Deposit Certificate)	41,609	45,717	49,825	37,501	33,393
Parent Company	166,975	Change in IPCA (Amplified Consumer Price Index)	15,174	17,143	19,112	13,205	11,235
Indaiás	70,266	Change in CDI (Interbank Deposit Certificate)	3,411	3,755	4,098	3,068	2,725
Gargaú	28,527	TJLP (Long-Term Interest Rate) variation	1,963	2,295	2,626	1,631	1,300
Delta 1	148,793	TJLP (Long-Term Interest Rate) variation	10,161	11,891	13,620	8,432	6,703
Delta 2	286,627	TJLP (Long-Term Interest Rate) variation	21,531	24,882	28,232	18,181	14,831
Serra das Agulhas	101,299	TJLP (Long-Term Interest Rate) variation	6,748	7,924	9,100	5,573	4,397
Delta 3	1,121,316	TJLP (Long-Term Interest Rate) variation	88,146	101,287	114,433	75,001	61,856
Delta 5	163,648	Change in IPCA (Amplified Consumer Price Index)	10,373	12,254	14,136	8,492	6,610
Delta 6	165,697	Change in IPCA (Amplified Consumer Price Index)	10,503	12,408	14,313	8,598	6,693
Delta 7	204,826	Change in IPCA (Amplified Consumer Price Index)	13,947	16,312	18,677	11,581	9,216
Delta 8	109,785	Change in IPCA (Amplified Consumer Price Index)	7,475	8,743	10,011	6,208	4,940
CGU Assuruá I	36,060	TJLP (Long-Term Interest Rate) variation	992	3,164	3,586	2,319	1,897
CGU Assuruá I	135,781	TJLP (Long-Term Interest Rate) variation	10,323	11,913	13,502	8,734	7,144
CGU Assuruá II	706,192	Change in IPCA (Amplified Consumer Price Index)	89,566	98,170	106,773	80,963	72,360
CGU Assuruá II	156,895	Change in CDI (Interbank Deposit Certificate)	13,629	14,424	15,218	12,834	12,039
CGU Assuruá III	197,188	Change in IPCA (Amplified Consumer Price Index)	13,715	15,995	18,275	11,435	9,155
CGU Santa Vitória do Palmar	99,675	Change in IPCA (Amplified Consumer Price Index)	13,361	14,583	15,805	12,139	10,917
CGU Santa Vitória do Palmar	833,937	TJLP (Long-Term Interest Rate) variation	74,476	84,359	94,243	64,592	54,709
CGU Hermenegildo	417,846	TJLP (Long-Term Interest Rate) variation	37,316	42,268	47,221	32,364	27,412
As of December 31, 2020	5,991,000		484,419	549,487	612,806	422,851	359,532

As of December 31, 2019	4,018,492		325,047	375,228	425,410	274,865	224,683

As of December 31, 2018	2,130,149		200,572	235,944	271,316	103,463	68,972

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Combined financial statements as of December 31, 2020, 2019 and 2018

Financial investments							Combined
	Indexer	Position	Likely scenario	Possible scenario + 25%	Possible scenario + 50%	Possible scenario 25%	Possible scenario 50%
CDI (Interbank Deposit Certificate)			1.90%	2.38%	2.85%	1.43%	0.95%
Financial investments	CDI (Interbank Deposit Certificate)	793,301	15,073	18,841	22,609	11,305	7,536
Restricted cash	CDI (Interbank Deposit Certificate)	461,771	8,774	10,967	13,160	6,580	4,387
As of December 31, 2020		1,255,072	23,846	29,808	35,770	17,885	11,923

As of December 31, 2019		1,057,019	20,083	25,104	30,125	15,063	10,042

As of December 31, 2018		282,972	5,377	6,721	8,065	4,032	2,699

Net exposure						Combined
		Likely scenario	Possible scenario + 25%	Possible scenario + 50%	Possible scenario 25%	Possible scenario 50%
As of December 31, 2020	4,735,930	460,573	519,679	577,036	404,966	347,609
As of December 31, 2019	2,961,472	304,963	350,124	395,285	259,803	214,642
As of December 31, 2018	1,847,173	195,195	229,223	263,251	99,431	66,284

The risks linked to the Group's trading portfolio are linked to the variation in electric power prices.

In order to verify the sensitivity of the exposure of electric power purchase and sale agreements on December 31, 2020, thousands of price variation scenarios were generated to assess the impacts on the Group's results. The scenario used in accounting for mark-to-market considers current prices.

74

Combined financial statements as of December 31, 2020, 2019 and 2018

The sensitivity analysis is performed as described below:

	Likely scenario	Possible scenario + 25%	Possible scenario + 50%	Possible scenario 25%	Possible scenario 50%
As of December 31, 2020	23,175	28,969	34,763	17,381	11,588
As of December 31, 2019	9,343	11,679	14,15	7,007	4,672
As of December 31, 2018	12,260	15,325	18,390	9,195	6,130

The risks linked to the Group's equipment purchase agreement are linked to foreign exchange rate variations.

	Likely scenario	Possible scenario + 25%	Possible scenario + 50%	Possible scenario 25%	Possible scenario 50%
As of December 31, 2020	393,462	491,828	590,193	295,097	196,731

30.	TRANSACTIONS NOT AFFECTING CASH

The transactions listed below significantly affected the Combined financial statements, however they did not impact cash:

	2020	2019	2018
Provision for accounts payable for the acquisition of Assuruá I and II	-	356,672	-
Issuance of shares on the Acquisition of Assuruá III	201,016	-	-
Addition CPC06/IFRS 16 – Lease	14,473	65,586	-
Write-off of property, plant and equipment (Note 4.3)	(18,901)	-	-
Share-based compensation	-	-	7,450

31.	CHANGES IN LIABILITIES FROM FINANCING ACTIVITIES

The Group presents the reconciliation of changes in equity, including changes arising from cash flows in financing activities and changes that do not impact cash.

	Combined
(Assets) / Liabilities	Note	Loans, financing, and debentures	Lease liabilities	Shareholders' equity	Total

Balances as of December 31, 2019		3,950,884	53,124	2,868,677	6,872,685

Transactions with impact cash flow from financing activities
Funding of loan, financing and debentures	14	250,371	-	-	250,371
Funding costs	14	(4,433)	-	-	(4,433)
Payment of principal	14	(307,944)	-	-	(307,944)
Dividend payments	-	-	-	(6,027)	(6,027)
Capital increase derived from the exercise of stock options	21	-	-	71,251	71,251
Capital increase through the share offering, net	21	-	-	879,830	879,830
Premium received on the stock option granting	27	-	-	8,145	8,145
Advance for future capital increase	-	-	-	28,008	28,008
Leases	19	-	13,577)	-	13,577)
		(62,006)	13,577)	981,207	905,624
Other changes that do not affect the cash flow from financing activities
Payment of interest	14	(275,837)	-	-	(275,837)
Interest and monetary variation	14 and 19	336,579	11,876	-	348,455
Acquisition of Delta 7, Delta 8, Assuruá III, Chuí and Ventos da Bahia 1 and 2	5	1,937,833	5,806	-	1,943,639
Issuance of shares on the acquisition of Assuruá III	5.1.2	-	-	201,016	201,016
Goodwill on the acquisition of Delta 7, Delta 8 and Assuruá III	-	-	-	(205,349)	(205,349)
Goodwill on the acquisition of Asteri shares	-	-	-	(89,943)	(89,943)
Purchase of minority interest	-	-	-	111,985	111,985
Minority in the acquisition of Chuí	-	-	-	(44,607)	(44,607)
Share-based compensation program	-	-	-	2,348	2,348
Net income for the fiscal year	-	-	-	65,734	65,734
Other	-	9,401	68,158	-	77,559
		2,007,976	85,840	41,184	2,135,000
Balances as of December 31, 2020		5,896,854	125,387	3,891,068	9,913,309

75

Combined financial statements as of December 31, 2020, 2019 and 2018
32.	SUBSEQUENT EVENTS

32.1 Public offering of secondary distribution of shares

On January 22, 2021, Omega Geração announced, through a Material Fact, the holding of a secondary distribution public offering with restricted efforts of 24,479,998 common shares, issued by Omega Geração and held by BOLT FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA, equity investment fund managed by Tarpon Gestora de Recursos S.A.

On January 28, 2021, Omega Geração disclosed, through a Material Fact, the pricing of this public offering, setting the price per Share at BRL 39.00, totaling BRL 954,720. The settlement of the Offering by investors took place on February 2, 2021.

32.2 Debt settlement of Gargaú

On February 22, 2021, Gargaú paid in advance the amount of BRL 27,992, referring to the outstanding balance of the financing agreement with BNDES, with original maturity in 2027 and cost of TJLP (Long-Term Interest Rate) + 2.23% p.a. The settlement was carried out with the objective of enabling the release of the subsidiary's restricted cash to Omega Geração, increasing liquidity. Omega Geração is currently studying alternatives for lengthening the average term of the asset's debt and obtaining additional resources.

32.3 Exercise of parts of the options granted

In August and September 2021, the Board of Directors of Omega Geração approved share capital increases in the amount of BRL 4,783, arising from the exercise of part of the options granted under the First and Second Programs of the Second Stock Option Plan of Omega Geração.

32.4 Change of the corporate name

On September 16, 2021, the change in the corporate name of NK 124 Empreendimentos e Participações S.A. was approved, which was renamed Omega Energia S.A.

32.5 Corporate restructuring

At a meeting of the Board of Directors held on September 24, 2021, the strategy of reorganization, consolidation, and expansion of the operations of the Omega Group was analyzed and approved, formed by Omega Energia S.A., Omega Geração S.A., and Omega Desenvolvimento S.A., through the consolidation of their respective operations under the same holding by entering into an investment agreement establishing the terms and conditions of the Reorganization ("Reorganization").

The Reorganization is subject to the approval of the registration application of Omega Energia S.A., given that, once such approval is obtained, the Reorganization will be carried out, through the following events:

(i)	the shareholders of Omega Geração S.A. ("Omega Geração") shall contribute the shares issued by the company held by them through the share capital increase in Omega Energia;
(ii)	the shareholders of Omega Comercializadora de Energia S.A. ("Omega Comercializadora") shall contribute the totality of the shares issued by the company held by them through the share capital increase in Omega Energia;
(iii)	the shareholders of Omega Desenvolvimento de Energia 4 S.A. ("Omega Desenvolvimento 4") shall contribute the totality of the shares issued by the company held by them through the share capital increase in Omega Energia;
(iv)	the shareholders of Assuruá 5 Holding Energia S.A. ("Assuruá V") shall contribute the totality of the shares issued by the company held by them through the share capital increase in Omega Energia;
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Combined financial statements as of December 31, 2020, 2019 and 2018
(v)	the quotaholders of Omega Desenvolvimento Comercializadora de Energia Ltda. ("Omega Desenvolvimento Comercializadora") shall contribute the shares issued by the company held by them through the share capital increase in the Omega Energia; and
(vi)	The shareholders of Omega Desenvolvimento De Energia 1 S.A., ("OD1") shall make the contribution of certain selected assets ("ongoing projects") held by them through the share capital increase in Omega Energia.

* * *

77

A free translation from Portuguese into English of Independent auditor’s report on combined financial statements prepared in Brazilian currency in accordance with the accounting practices adopted in Brazil and the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB)

Independent auditor’s report on combined financial statements

To the Shareholders, Board of Directors and Officers of

Omega Group

São Paulo – SP

Opinion

We have audited the combined financial statements of Omega Group (“Group”) which comprise the combined statement of financial position as at December 31, 2020, and the combined statements of profit or loss, of comprehensive income, of changes in net asset and of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the combined financial position of the Group as at December 31, 2020, and its combined financial performance and cash flows for the year then ended in accordance with the accounting practices adopted in Brazil and the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

Basis for opinion

We conducted our audit in accordance with Brazilian and International Standards on Auditing. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the combined financial statements section of our report. We are independent of the Omega Group in accordance with the relevant ethical principles set forth in the Code of Professional Ethics for Accountants and the professional standards issued by Brazil’s National Association of State Boards of Accountancy (CFC) and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current year. These matters were addressed in the context of our audit of the combined financial statements as a whole, and in forming our opinion thereon, and we do not provide an individual opinion on these matters. For each matter below, our description of how our audit addressed the matter, including any commentary on the findings or outcome of our procedures, is provided in that context.

1

We have fulfilled the responsibilities described in the “Auditor’s responsibilities for the audit of the combined financial statements” section of our report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements. The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit opinion on the accompanying financial statements.

Realization of deferred income and social contribution taxes

The Group recognizes deferred income and social contribution tax assets on temporary differences and income and social contribution tax losses, as detailed in Note 18. At December 31, 2020, combined deferred tax assets amounted to R$157,306 thousand. The Group recognizes these deferred taxes to the extent that there is future taxable profit.

This item was considered a key audit matter, since the estimated recoverability of these taxes is complex and involves the use of a number of assumptions to estimate such amount and the related year in which such deferred taxes will be recovered in the ordinary course of the Group’s operations. These estimates rely on the studies of future profitability projection prepared by management, which includes forecasts of future market and business conditions regarding the business environment in which Group operates, which will allow recovering these deferred taxes in the coming years.

How our audit addressed this matter

Our audit procedures included, among others, planning and communicating the scope of our work to the significant components, discussing the risks of material misstatement, sending instructions to the auditors of the components, assessing and reviewing the work performed by those auditors. Additionally, we reviewed and analyzed the consistency of future profitability projections prepared by management considering historical data and, also, with the actual realization thereof, we assessed the assumptions and methodology used by the Group when preparing these future profitability estimates, we assessed whether the Group’s projections indicated, for the portion of unused tax losses and deductible temporary differences recognized as deferred tax assets, the existence of future taxable profit and checked the mathematical accuracy in the calculation and consistency between the data used and the book balances. We also analyzed the sensitivity of such assumptions, in order to assess the behavior of the projections with their fluctuations and the adequacy of the disclosures in the explanatory notes.

Based on the results of the audit procedures performed on the future taxable profit projections, which are consistent with management’s assessment, we consider that the criteria and assumptions of the recoverable amount of deferred income and social contribution tax assets adopted by management, as well as the respective disclosures in Note 18, are acceptable, in the context of the financial statements taken as a whole.

2

Acquisition of subsidiaries and joint ventures

On March 30, November 30, and December 8, 2020, the Group acquired Assuruá III (subsidiary), Complexo Chuí (subsidiary) and Complexo Ventos da Bahia (joint venture), respectively. The application of the acquisition method requires, among other procedures, that the Group determine the fair value of the consideration transferred, the fair value of the assets acquired and the liabilities assumed and the calculation of goodwill based on expected future profitability or gain on bargain purchase. Such procedures involve a high degree of subjectivity and the need to develop fair value estimates based on calculations and assumptions related to the future performance of the acquired business and which are subject to a high degree of uncertainty. The information referring to these acquisitions is disclosed in Notes 5.1.2, 5.1.5 and 5.1.6 to the financial statements, respectively.

This was considered a key audit matter, in addition to the impact that possible changes in assumptions could have on the financial statements, due to the subjectivity and judgment in identifying and measuring the fair value of assets acquired and liabilities assumed and the amount of the gain on bargain purchases.

How our audit addressed this matter

As part of our audit procedures, among others, we read the documents that formalized the transaction, such as contracts and minutes, we involved our subject-matter experts in the evaluation of projections to assist us in validating the assumptions and methodologies used to determine and measure the fair value of identified assets and liabilities assumed. We also assessed the reasonableness of the assumptions used and calculations made, comparing them with market information, when available. Additionally, we evaluated the disclosures included in the financial statements by management in Notes 5.1.2, 5.1.5 and 5.1.6.

Based on the result of the audit procedures performed, which is consistent with management’s assessment, we consider the criteria and assumptions used by management in accounting for the business combination, which involve the process of identifying and measuring the fair value of acquired assets and liabilities assumed, acceptable in the context of the financial statements taken as a whole.

Other matters

Statements of value added

The combined statements of value added (SVA) for the year ended December 31, 2020, prepared under the responsibility of Group management, the presentation of which is required as supplementary information under IFRS, have been subject to audit procedures in conjunction with the audit of the Group’s financial statements. For the purposes of forming our opinion, we evaluated whether these statements are reconciled with the financial statements and accounting records, as applicable, and whether their form and content are in accordance with the criteria provided for in Accounting Pronouncement NBC TG 09 - Statement of Value Added. In our opinion, these statements of value added were prepared fairly, in all material respects, in accordance with the

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criteria defined in abovementioned accounting pronouncement and are consistent in relation to the overall combined financial statements.

Other information accompanying the combined financial statements and the auditor’s report

Management is responsible for such other information, which comprise the Management Report.

Our opinion on the combined financial statements does not cover the Management Report and we do not express any form of assurance conclusion thereon.

In connection with our audit of the combined financial statements, our responsibility is to read the Management Report and, in doing so, consider whether this report is materially inconsistent with the combined financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of the Management Report, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of management and those charged with governance for the combined financial statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with the accounting practices adopted in Brazil and with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB), and for such internal control as management determines is necessary to enable the preparation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Group’s financial reporting process.

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Auditor’s responsibilities for the audit of the combined financial statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with Brazilian and International Standards on Auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with Brazilian and International Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identified and assessed the risks of material misstatement of the combined financial statements, whether due to fraud or error, designed and performed audit procedures responsive to those risks, and obtained audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtained an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

•	Evaluated the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Concluded on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the combined financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•	Evaluated the overall presentation, structure and content of the financial statements, including the disclosures, and whether the combined financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

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•	Obtained sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the combined financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the scope and timing of the planned audit procedures and significant audit findings, including deficiencies in internal control that we may have identified during our audit.

We also provided those charged with governance with a statement that we have complied with relevant ethical requirements, including applicable independence requirements, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determined those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

São Paulo, September 24, 2021

ERNST & YOUNG

Auditores Independentes S.S.

CRC-2SP034519/O-6

/s/ Alessandra Aur Raso

Alessandra Aur Raso

Accountant CRC-1SP248878/O-7

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